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                     FACTORY SHOPS [LIMITED] PARTNERSHIP,

                                   as Grantor

                                        to

                                As Deed Trustee,
                              for the benefit of

                       NOMURA ASSET CAPITAL CORPORATION,

                                 as Beneficiary

                              --------------------


             DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                               AND FIXTURE FILING

                              --------------------


                      Dated:    As of October 31, 1996

                  PREPARED BY AND UPON RECORDATION RETURN TO:

                               Brown & Wood LLP
                           One World Trade Center
                                  57th Floor
                          New York, New York  10048

                     Attention:  David J. Weinberger, Esq.


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


    THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND FIXTURE FILING is made as of the ____ day of October, 1996, by the party set forth on the signature page hereto as Grantor, having an address c/o Prime Retail, L.P., 100 East Pratt Street, 19th Floor, Baltimore, Maryland 21202
(hereinafter referred to as "Grantor"), to                     having an
address at                          (hereinafter referred to as "Deed
Trustee") for the benefit of NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation having an address at 2 World Financial Center, Building B, New York, New York 10281-1198 (hereinafter referred to as "Beneficiary").

                              W I T N E S S E T H:

    WHEREAS, Beneficiary has authorized a loan (hereinafter referred to as the "Loan") to the Cross-collateralized Borrowers in the maximum principal sum of THREE HUNDRED NINETY ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 ($391,500,000) or so much thereof as may be advanced by Beneficiary (hereinafter referred to as the "Loan Amount"), which Loan is evidenced by that certain note, dated the date hereof (hereinafter referred to as the "Note") given by the Cross-collateralized Borrowers, as maker, to Beneficiary, as payee;

    WHEREAS, in consideration of the Loan, the Cross-collateralized Borrowers have agreed to make payments in amounts sufficient to pay and redeem, and provide for the payment and redemption of the principal of, premium, if any, and interest on the Note when due;

    WHEREAS, Grantor desires by this Deed of Trust to provide for, among other things, the issuance of the Note and for the deposit, deed and pledge by Grantor with, and the creation of a security interest in favor of, Beneficiary, as security for the Cross-collateralized Borrowers' obligations to Beneficiary from time to time pursuant to the Note and the other Loan Documents;

    WHEREAS, Grantor and Beneficiary intend these recitals to be a material part of this Deed of Trust; and

    WHEREAS, all things necessary to make this Deed of Trust the valid and legally binding obligation of Grantor in accordance with its terms, for the uses and purposes herein set forth, have been done and performed.

    NOW THEREFORE, to secure the payment of the principal of and interest on the Note and all other obligations, liabilities or sums due or to become due under this Deed of Trust, the Note or any other Loan Document, including, without limitation (to the extent permitted by law), interest on said obligations, liabilities or sums (said principal, interest and other sums being hereinafter referred to as the "Debt"), and the performance of all other covenants, obligations and liabilities of the Cross-collateralized Borrowers pursuant to the Loan Documents, Grantor has executed and delivered this Deed of Trust; and Grantor has irrevocably granted, and by these presents and by the execution and delivery hereof does hereby irrevocably grant, bargain, sell, alien, demise, release, convey, assign, transfer, deed, hypothecate, pledge, set over, warrant and confirm to the Deed Trustee, as to the Premises and the Improvements, forever, in trust with power of sale, and to the Beneficiary, as to the remainder of the Trust Property all right, title and interest of Grantor in and to all of the following property, rights, interests and estates:

         (a) the plot(s), piece(s) or parcel(s) of real property described in Exhibit A attached hereto and made a part hereof (individually and collectively, hereinafter referred to as the "Premises");

         (b) (i) all buildings, foundations, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements of every kind or nature now or hereafter located on the Premises (hereinafter collectively referred to as the "Improvements"); and
    (ii) to the extent permitted by law, the name or names, if any, as may now or hereafter be used for each Improvement, and the goodwill associated therewith;

         (c) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, ditches, ditch rights, reservoirs and reservoir rights, air rights and development rights, lateral support, drainage, gas, oil and mineral rights, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises or the Improvements and the reversion and reversions, remainder and remainders, whether existing or hereafter acquired, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises to the center line thereof and any and all sidewalks, drives, curbs, passageways, streets, spaces and alleys adjacent to or used in connection with the Premises and/or Improvements and all the estates, rights, titles, interests, property, possession, claim and demand whatsoever, both in law and in equity, of Grantor of, in and to the Premises and Improvements every part and parcel thereof, with the appurtenances thereto;

         (d) all machinery, equipment, fittings, apparatus, appliances, furniture, furnishings, tools, fixtures (including, but not limited to, all heating, air conditioning, ventilating, waste disposal, sprinkler and fire and theft protection equipment, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon, or in, and used in connection with the Premises or the Improvements, or appurtenant thereto, and all building equipment, materials and supplies of any nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon, or in, and used in connection with the Premises or the Improvements or appurtenant thereto, (hereinafter, all of the foregoing items described in this paragraph (d) are collectively called the "Equipment"), all of which, and any replacements, modifications, alterations and additions thereto, to the extent permitted by applicable law, shall be deemed to constitute fixtures (the "Fixtures"), and are part of the real estate and security for the payment of the Debt and the performance of Grantor's obligations. To the extent any portion of the Equipment is not real property or Fixtures under applicable law, it shall be deemed to be personal property, and this Deed of Trust shall constitute a security agreement creating a security interest therein in favor of Beneficiary under the UCC;

         (e) all awards or payments, including interest thereon, which may hereafter be made with respect to the Premises, the Improvements, the Fixtures, or the Equipment, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said right), or for a change of grade, or for any other injury to or decrease in the value of the Premises, the Improvements or the Equipment or refunds with respect to the payment of property taxes and assessments, and all other proceeds of the conversion, voluntary or involuntary, of the Premises, Improvements, Equipment, Fixtures or any other Trust Property or part thereof into cash or liquidated claims;

         (f) all leases, tenancies, licenses and other agreements affecting the use, enjoyment or occupancy of the Premises, the Improvements, the Fixtures, or the Equipment or any portion thereof now or hereafter entered into, and all reciprocal easement agreements, license agreements and other agreements with Pad Owners (hereinafter collectively referred to as the "Leases"), together with all cash or security deposits, advance rentals and payments of similar nature and guarantees or other security held by Grantor in connection therewith to the extent of Grantor's right or interest therein and all remainders, reversions and other rights and estates appurtenant thereto, and all base, fixed, percentage or additional rents, and other rents, oil and gas or other mineral royalties, and bonuses, issues, profits, and rebates, and refunds or other payments made by any Governmental Authority from or relating to the Premises, the

    Improvements, the Fixtures or the Equipment plus all rents, common area charges and other payments, (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

         (g) all proceeds (other than those payable to Grantor under any liability insurance policy of Grantor) of and any unearned premiums on any insurance policies covering the Premises, the Improvements, the Fixtures, the Rent or the Equipment, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Premises, the Improvements, the Fixtures or the Equipment and all refunds or rebates of Impositions, and interest paid or payable with respect thereto;

         (h) all monies deposited or to be deposited in any funds or accounts maintained or deposited with Beneficiary, or its assigns, in connection herewith, including, without limitation, the Property Collection Account, the Security Deposit Account (to the extent permitted by law), the Cash Collateral Account, the Engineering Escrow Sub-Account, the Basic Carrying Costs Sub-Account, the Debt Service Payment Sub-Account, the Capital Expenditure Reserve Sub-Account, the Operations and Maintenance Expense Sub-Account, the Curtailment Reserve Fund Sub-Account, the Expansion Account, and the Loss Proceeds Account;

         (i) all accounts receivable, contract rights, franchises, interests, estate or other claims, both at law and in equity, relating to the Premises, the Improvements, the Fixtures or the Equipment, not included in Rents;

         (j) all claims against any Person with respect to any damage to the Premises, the Improvements, the Fixtures or Equipment, including, without limitation, damage arising from any defect in or with respect to the design or construction of the Improvements, the Fixtures or the Equipment and any damage resulting therefrom;

         (k) all deposits or other security or advance payments, including rental payments made by or on behalf of Grantor to others, with respect to
    (i) insurance policies, (ii) utility services, (iii) cleaning, maintenance, repair or similar services, (iv) refuse removal or sewer service, (v) parking or similar services or rights and (vi) rental of Equipment, if any, relating to or otherwise used in the operation of the Premises, Improvements, the Fixtures or Equipment;

         (l) all intangible property relating to the Premises, the Improvements, the Fixtures or the Equipment or its operation, including, without limitation, trade names, trademarks, logos, building names and goodwill, but excluding the Prime Retail name and logo;

         (m) all advertising material, guaranties, warranties, building permits, other permits, licenses, plans and specifications, shop and working drawings, soil tests, appraisals and other documents, materials and/or personal property of any kind now or hereafter existing in or relating to the Premises, the Improvements, the Fixtures, and the Equipment;

         (n) all drawings, designs, plans and specifications prepared by the architects, engineers, interior designers, landscape designers and any other consultants or professionals for the design, development, construction, repair and/or improvement of the Trust Property, as amended from time to time;

         (o) the right, in the name of and on behalf of Grantor, to appear in and defend any action or proceeding brought with respect to the Premises, the Improvements, the Fixtures or the Equipment and to commence any action or proceeding to protect the interest of Beneficiary in the Premises, the Improvements, the Fixtures or the Equipment; and

         (p)  all proceeds of each of the foregoing.

    All of the foregoing items (a) through (p), together with all of the right, title and interest of Grantor therein, are collectively referred to as the "Trust Property".

    TO HAVE AND TO HOLD the above granted and described Trust Property unto and to the proper use and benefit of Beneficiary, and Deed Trustee and the successors and assigns of Beneficiary and Deed Trustee in fee simple, forever.

    IN TRUST, WITH POWER OF SALE, to secure the payment to Beneficiary of the Debt at the time and in the manner provided for its payment in the Note, this Deed of Trust and the other Loan Documents.

    PROVIDED, ALWAYS, and these presents are upon this express condition, if Grantor shall well and truly pay and discharge the Debt or defease the Debt in full and perform and observe the terms, covenants and conditions set forth in the Loan Documents, then these presents and the estate hereby granted shall cease and be void.

    AND Grantor covenants with and warrants to Beneficiary that:


                               ARTICLE I:  DEFINITIONS

    Section 1.01.  Certain Definitions.

    For all purposes of this Deed of Trust, except as otherwise expressly provided or unless the context clearly indicates a contrary intent:

         (1) the capitalized terms defined in this Section have the meanings assigned to them in this Section, and include the plural as well as the singular;

         (2) all capitalized terms not otherwise defined in this Deed of Trust shall have the meanings set forth in the Note;

         (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

         (4) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Deed of Trust as a whole and not to any particular Section, or other subdivision.

    "Affected Leases" shall have the meaning set forth in Section 8.01(c) hereof.

    "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

    "Aggregate Debt Service Coverage" shall mean the quotient obtained by dividing the aggregate Net Operating Income for all of the Cross-collateralized Properties for the specified period by the aggregate payments of principal and interest (after subtracting any sums received by the Cross-collateralized Borrowers pursuant to the Rate-cap Agreement which are deposited into the Cash Collateral Account pursuant to Section 5.01 hereof, and not including interest or principal allocable to sums held in the Expansion Account or, from and after the Optional Prepayment Date, principal or interest which is due and payable pursuant to Section 2.01(a)(ii) of the
Note) due for such specified period
under the Note (determined as of the date the calculation of Aggregate Debt Service Coverage is required or requested hereunder).

    "Allocated Expansion Amount" shall mean the amount of each disbursement from the Expansion Account for any Expansion Space.

    "Allocated Loan Amount" shall mean the Initial Allocated Loan Amount of each Cross-collateralized Property as such amount may be adjusted from time to time as hereinafter set forth. Upon each adjustment in the principal portion of the Debt (each a "Total Adjustment"), whether as a result of amortization, defeasance or prepayment or as otherwise expressly provided herein or in any other Loan Document, each Allocated Loan Amount shall be increased or decreased, as the case may be, by an amount equal to the product of (i) the Total Adjustment, and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the Debt prior to the adjustment to the principal portion of the Debt which results in the recalculation of the Allocated Loan Amount. However, when the principal portion of the Debt is reduced or defeased as a result of Beneficiary's receipt of (i) a Release Price or, in connection with a Release, funds sufficient to defease or prepay, as applicable, a portion of the Debt in the amount of the Release Price, the Allocated Loan Amount for the Cross-collateralized Property being released and discharged from the encumbrance of the applicable Cross-collateralized Mortgage and related Loan Documents shall be reduced to zero (the amount by which such Allocated Loan Amount is reduced being referred to as the "Released Allocated Amount"), and each other Allocated Loan Amount shall be decreased by an amount equal to the product of (1) the excess of (a) the Release Price over (b) the Released Allocated Amount and
(2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts (prior to the adjustment in question) other than the Allocated Loan Amount applicable to the Cross-collateralized Property for which the Release Price was paid , or (ii) Net Proceeds, the Allocated Loan Amounts for the Cross-collateralized Property with respect to which the Net Proceeds were received shall be reduced to zero (the amount by which such Allocated Loan Amount is reduced being referred to as the "Foreclosed Allocated Amount") and each other Allocated Loan Amount shall (x) if the Net Proceeds exceed the Foreclosed Allocated Amount (such excess being referred to as the "Surplus Net Proceeds"), be decreased by an amount equal to the product of (1) the Surplus Net Proceeds and (2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts (prior to the adjustment in question) other than the Allocated Loan Amount applicable to the Cross-collateralized

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Property with respect to which the Net Proceeds were received (such fraction being referred to as the "Net Proceeds Adjustment Fraction"), (y) if the Foreclosed Allocated Amount exceeds the Net Proceeds (such excess being referred to as the "Net Proceeds Deficiency"), be increased by an amount equal to the product of (1) the Net Proceeds Deficiency and (2) the Net Proceeds Adjustment Fraction, or (z) if the Net Proceeds equal the Foreclosed Allocated Amount, remain unadjusted, or (iii) Loss Proceeds or partial prepayments or defeasances, as applicable, made in accordance with Section
15.01 hereof, the Allocated Loan Amount for the Cross-collateralized Property with respect to which the Loss Proceeds or voluntary prepayments or defeasances, as applicable, were received shall be decreased by an amount equal to the sum of (A) with respect to Loss Proceeds, Loss Proceeds which are applied towards the reduction of the Debt as set forth in Article III hereof, if any, and (B) with respect to voluntary prepayments or defeasances, as applicable, the amount of any such voluntary prepayment or defeasance which is applied towards the reduction of the Debt in accordance with the provisions of the Note, if any, but in no event shall the Allocated Loan Amount for the Cross-collateralized Property with respect to which the Loss Proceeds or voluntary prepayments or defeasances, as applicable, were received be reduced to an amount less than zero (the amount by which such Allocated Loan Amount is reduced being referred to as the "Loss Proceeds or Prepayment Allocated Amount") and each other Allocated Loan Amount shall be decreased by an amount equal to the product of (1) the excess of (a) the Loss Proceeds or such partial prepayments or defeasances, as applicable, over (b) the Loss Proceeds or Prepayment Allocated Amount, and (2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts (prior to the adjustment in question) other than the Allocated Loan Amount applicable to the Cross-collateralized Property to which such Loss Proceeds or partial prepayments or defeasances, as applicable, were applied. Upon the occurrence of an Expansion Funding, the Allocated Loan Amount for the Cross-collateralized Property with respect to which the Expansion Funding relates shall be increased by the Allocated Expansion Amount. Upon the occurrence of an NP Funding, the Initial Allocated Loan Amount for each NP Property shall be determined by Beneficiary in its sole and absolute discretion in an aggregate amount not to exceed the amount so funded.

    "Annual Budget" shall have the meaning set forth in Section 2.09(j) hereof.

    "Appraisal" shall mean the appraisal of the Trust Property and all supplemental reports or updates thereto previously delivered to Beneficiary in connection with the Loan.

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    "Appraiser" shall mean the Person who prepared the Appraisal.

    "Approved Manager Standard" shall mean the standard of business operations, practices and procedures customarily employed by entities having a senior executive with at least seven (7) years' experience in the management of retail shopping centers which manages not less than 2,000,000 square feet of gross leasable area, including, without limitation, certain factory outlet centers which contain more than 200,000 square feet of gross leasable area.

    "Architect" shall have the meaning set forth in Section 3.04(b)(i) hereof.

    "Assignment" shall mean the Assignment of Leases and Rents and Security Deposits of even date herewith relating to the Trust Property given by Grantor to Beneficiary.

    "Bank" shall mean LaSalle National Bank, or any successor bank hereafter selected by Beneficiary.

    "Basic Carrying Costs" shall mean the sum of the following costs associated with the Trust Property: (a) Impositions, (b) insurance premiums relating to the insurance required under the terms of Article III hereof and
(c) any and all ground rents, if any, due in connection with the Trust
Property.

    "Basic Carrying Costs Monthly Installment" shall mean Beneficiary's estimate of one-twelfth (1/12th) of the annual amount for Basic Carrying Costs. "Basic Carrying Costs Monthly Installment" shall also include a sum of money which, together with such monthly installments, will be sufficient to make the payment of each such Basic Carrying Cost at least thirty (30) days prior to the date initially due. Should such Basic Carrying Costs not be ascertainable at the time any monthly deposit is required to be made, the Basic Carrying Costs Monthly Installment shall be determined by Beneficiary in its reasonable discretion on the basis of the aggregate Basic Carrying Costs for the prior Fiscal Year or month or the prior payment period for such cost. As soon as the Basic Carrying Costs are fixed for the then current Fiscal Year, month or period, the next ensuing Basic Carrying Costs Monthly Installment shall be adjusted to reflect any deficiency or surplus in prior monthly payments. If at any time during the term of the Loan Beneficiary determines that there will be insufficient funds in the Basic Carrying Costs Sub-Account to make payments when they become due and payable, Beneficiary shall have the right to adjust the Basic Carrying Costs Monthly Installment such that there will be sufficient funds to make such payments.

    "Basic Carrying Costs Sub-Account" shall mean the Sub-Account of the Cash Collateral Account established pursuant to Section 5.02 hereof and maintained pursuant to Section 5.06 hereof.

    "Beneficiary" shall mean Beneficiary named herein and its successors or assigns.

    "Business Day" shall mean any day other than (a) a Saturday or Sunday, or
(b) a day on which banking and savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed, or at any time during which the Loan is an asset of a Securitization, such other days which are excluded from the definition of "Business Day" in the securitization documents provided that Grantor is given at least ten (10) days prior written notice of any changes to this definition resulting from a Securitization.

    "Capital Budget" shall have the meaning set forth in Section 2.09(j) hereof.

    "Capital Expenditure Reserve Sub-Account" means the Sub-Account of the Cash Collateral Account established pursuant to Section 5.05 hereof and maintained pursuant to Section 5.08 hereof relating to the payment of Recurring Capital Expenditures.

    "Cash Collateral Account" shall mean an Eligible Account, maintained at the Bank, entitled "Nomura Asset Capital Corporation, as secured party pursuant to that certain Deed of Trust dated [the Closing Date] given to the beneficiary referred to therein", as such account may change from time to time pursuant to Section 5.01 thereof.

    "Closing DSC" shall have the meaning set forth on Exhibit B annexed hereto and made a part hereof.

    "Closing Date" shall mean the date of the Note.

    "Code" shall mean the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto.

    "Collection Account" shall mean an account designated by Beneficiary, which shall be an Eligible Account, to which payments of Debt are transferred.

    "Completion Date" shall mean the date upon which both (a) a permanent certificate of occupancy for the building shell and core is issued with respect to the applicable Expansion Space and (b) tenants of not less than
75% of the gross leasable area of the applicable Expansion Space are legally permitted to be and
                                       10
are open for business to the public during normal business hours has occurred.

    "Condemnation Proceeds" shall mean all of the proceeds in respect to any Taking or purchase in lieu thereof.

    "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

    "CPI" shall mean "The Consumer Price Index (New Series) (Base Period 1982-84=100) (all items for all urban consumers)" issued by the Bureau of Labor Statistics of the United States Department of Labor (the "Bureau"). If the CPI ceases to use the 1982-84 average equaling 100 as the basis of calculation, or if a change is made in the term, components or number of items contained in said index, or if the index is altered, modified, converted or revised in any other way, then the index shall be adjusted to the figure that would have been arrived at had the change in the manner of computing the index in effect at the date of this Deed of Trust not been altered. If at any time during the term of this Deed of Trust the CPI shall no longer be published by the Bureau, then any comparable index issued by the Bureau or similar agency of the United States issuing similar indices shall be used in lieu of the CPI.

    "Cross-collateralized Borrowers" shall mean each Person which has executed the Note secured by this Deed of Trust.

    "Cross-collateralized Mortgage" shall mean each mortgage, deed of trust, deed to secure debt, security agreement, assignment of rents and fixture filings as originally executed or as same may hereafter from time to time be supplemented, amended, modified or extended by one or more indentures supplemental thereto granted by a Cross-collateralized Borrower to Beneficiary as security for the Note.

    "Cross-collateralized Property" shall mean each parcel or parcels of real property encumbered by a Cross-collateralized Mortgage as set forth on Exhibit H attached hereto and made a part hereof.

    "Current Month" shall mean the then current Interest Accrual Period.

    "Curtailment Reserve Fund Sub-Account" shall mean the Sub-Account of the Cash Collateral Account established pursuant to Section 5.02 hereof and maintained pursuant to Section 5.13 hereof.

    "Debt" shall have the meaning set forth in the recitals hereto specifically excluding, however, debt which is evidenced by a Defeased Note.

    "Debt Service Constant" shall have the meaning set forth on Exhibit B attached hereto and made a part hereof.

    "Debt Service Coverage" shall mean the quotient obtained by dividing Net Operating Income for the specified period by the aggregate payments of principal and interest (after subtracting any sums received by a Cross-collateralized Borrower pursuant to the Rate-cap Agreement which are deposited in the Cash Collateral Account pursuant to Section 5.01 hereof, and not including, from and after the Optional Prepayment Date, principal or interest which is due pursuant to the first sentence of Section 2.01(a)(ii) of the Note) due for such specified period under the Note with respect to the Allocated Loan Amount for the applicable Cross-collateralized Borrower(determined as of the date the calculation of Debt Service Coverage is required or requested hereunder).

    "Debt Service Payment Sub-Account" shall mean the Sub-Account of the Cash Collateral Account established pursuant to Section 5.02 hereof and maintained pursuant to Section 5.07 hereof for the purposes of making payments of the Required Debt Service Payment.

    "Deed of Trust" shall mean this Deed of Trust as originally executed or as it may hereafter from time to time be supplemented, amended, modified or extended by one or more indentures supplemental hereto.

    "Deed Trustee" shall mean the Person or Persons identified in this Deed of Trust and its or their successors and assigns.

    "Default" shall mean any Event of Default or event which would constitute an Event of Default if all requirements in connection therewith for the giving of notice, the lapse of time, and the happening of any further condition, event or act, had been satisfied.

    "Default Rate" shall mean the lesser of (a) the highest rate allowable at law and (b) three percent (3%) above the Interest Rate.

    "Default Rate Interest" shall mean, to the extent the Default Rate becomes applicable, interest in excess of the interest which would have accrued on (a) the principal amount of the Loan which is outstanding from time to time and (b) any accrued but unpaid interest, if the Default Rate was not applicable.

    "Defeasance Deposit" shall mean an amount equal to the total cost incurred or to be incurred in the purchase on behalf of Grantor of Federal Obligations necessary to meet the Scheduled Defeasance Payments.

    "Defeased Note" shall have the meaning set forth in Section 15.01 hereof.

    "Development Laws" shall mean all applicable subdivision, zoning, environmental protection, wetlands protection, or land use laws or ordinances, and any and all applicable rules and regulations of any Governmental Authority promulgated thereunder or related thereto.

    "Eligible Account" shall mean a segregated account which is either (i) an account or accounts maintained with a depository institution or trust company the long term unsecured debt obligations of which are rated by each of the Rating Agencies (or, if not rated by Duff & Phelps Credit Rating Co. ("DCR") or Fitch Investors Services L.P. ("Fitch") or Moody's, otherwise acceptable to DCR, Moody's or Fitch, as applicable, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest rating category at all times (or, in the case of the Collection Account and Basic Carrying Costs Sub-Account, the long term unsecured debt obligations of which are rated at least "AA" or the equivalent by each of the Rating Agencies (or, if not rated by DCR, Moody's or Fitch, otherwise acceptable to DCR, Moody's or Fitch, as applicable, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) or, if the funds in such account are to be held in such account for less than 30 days, the short term obligations of which are rated by each of the Rating Agencies (or, if not rated by DCR, Moody's or Fitch, otherwise acceptable to DCR, Moody's or Fitch, as applicable, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest rating category at all times) or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal and state authority, or otherwise acceptable (as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) to each Rating Agency, which may be an account maintained by Beneficiary or its agents. Eligible Accounts may bear interest. The title of each Eligible Account shall indicate that the funds held therein are held in trust for the uses and purposes set forth herein.

    "Engineer" shall have the meaning set forth in Section 3.04(b)(i) hereof.

    "Engineering Escrow Sub-Account" shall mean the Sub-Account of the Cash Collateral Account established pursuant to Section 5.02 hereof, maintained pursuant to Section 5.14 hereof and funded on the Closing Date relating to payments for any Required Engineering Work.

    "Environmental Problem" shall mean any of the following:

         (a) the presence of any Hazardous Material on, in, under, or above all or any portion of the Trust Property; or

         (b) the release or threatened release of any Hazardous Material from or onto the Trust Property;

         (c) the violation or threatened violation of any Environmental Statute with respect to the Trust Property; or

         (d) the failure to obtain or to abide by the terms or conditions of any permit or approval required under any Environmental Statute with respect to the Trust Property.

A condition described above shall be an Environmental Problem regardless of whether or not any Governmental Authority has taken any action in connection with the condition and regardless of whether that condition was in existence on or before the date hereof.

    "Environmental Report" shall mean the environmental audit report for the Trust Property and any supplements or updates thereto, previously delivered to Beneficiary in connection with the Loan.

    "Environmental Statute" shall mean any effective, applicable or relevant federal, state or local statute, ordinance, rule or regulation, any judicial or administrative order (whether or not on consent) or judgment applicable to Grantor or the Trust Property including, without limitation, any judgment or settlement based on common law theories, and any provisions or condition of any permit, license or other authorization binding on Grantor relating to (a) the protection of the environment, the safety and health of persons (including employees) or the public welfare from actual or potential exposure (or effects of
                                       14
exposure) to any actual or potential release, discharge, disposal or emission (whether past or present) of any Hazardous Materials or (b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. Sections 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Sections 1251 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 1101 et seq., the Clean Air Act of 1966, as amended, 42 U.S.C. Sections 7401 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. Sections 4321, the Rivers and Harbours Act of 1899, 33 U.S.C. Sections 401 et seq., the Endangered Species Act of 1973, as amended, 16 U.S.C. Sections 1531 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sections 651 et seq., and the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Sections 300(f) et seq., and all rules, regulations and guidance documents promulgated or published thereunder.

    "Equipment" shall have the meaning set forth in granting clause (d) of this Deed of Trust.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Deed of Trust and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

    "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which Grantor is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Grantor is a member.

    "Event of Default" shall have the meaning set forth in Section 13.01 hereof.

    "Excess Cash Flow" for any month shall mean Operating Income for all Cross-collateralized Properties for the applicable period less (without duplication), and with respect to all Cross-collateralized Properties, the Basic Carrying Costs Monthly Installment, the Required Debt Service Payment, the Recurring
                                       15

Capital Expenditure Monthly Installment, and if then required pursuant to
Section 5.05 hereof, the Operations and Maintenance Expense Monthly
Installment.

    "Excess Rent Notice" shall have the meaning set forth in Section 5.01 hereof.

    "Expansion Account" shall mean the Eligible Account established and maintained pursuant to Section 5.10 hereof.

    "Expansion Expenses" shall mean, on an annualized pro-forma basis, Operating Expenses for the twelve (12) month period prior to the opening of the applicable Expansion Space divided by the average number of gross leasable square feet in the Trust Property during such twelve (12) month period (excluding the gross leasable square footage attributable to the applicable Expansion Space) multiplied by the square footage of the Expansion Space. Expansion Expenses shall not include interest, principal and premium, if any, due under the Note or otherwise in connection with the Debt, income taxes, extraordinary capital improvements costs, or any non-cash charge or expense such as depreciation.

    "Expansion Funding" shall mean a disbursement of sums by Beneficiary to Grantor out of the Expansion Account.

    "Expansion Funding Amount" shall mean at any time after Beneficiary has given notice to Grantor that the Expansion Account has been funded, an amount equal to the quotient obtained by dividing (i) a fraction the numerator of which is the Expansion Net Cash Flow for the applicable Expansion Space and the denominator of which is 1.60 by (ii) the Debt Service Constant; provided, however, that if the quotient obtained by dividing (a) the aggregate Expansion Net Cash Flow from all Expansion Spaces for which an Expansion Funding occurred within the prior eighteen (18) months by (b) the product of the aggregate Expansion Funding Amounts for such Expansion Spaces multiplied by the Debt Service Constant is less than 1.60, then the Expansion Funding Amount for the Expansion Space in question shall be reduced by the amount which would cause such quotient to be 1.60 if the Expansion Space in question were included in the foregoing calculation.

    "Expansion Income" shall mean, on an annualized pro-forma basis, base rent plus reimbursements due from third-party tenants who have entered into Space Leases having terms not less than one year which were negotiated at arms-length, and who have occupied space in the Expansion Space and paid rent, in each case, for a minimum of three (3) full calendar months, which are either (i) tenants in ten (10) or more factory outlet centers located in the United States of America, (ii) manufacturers of retail goods having sales in excess of $50,000,000 per fiscal year, (iii) retailers which have sales in excess of $50,000,000 per fiscal year, (iv) tenants having twenty-five (25) or more outlet or retail stores in the United States of America, (v) tenants under leases which in the aggregate make up less than ten percent (10%) of the gross leasable area in the Expansion Space and which do not contribute minimum base rent for the Expansion Space in excess of ten percent (10%) in the aggregate which do not fall within any of the categories of tenants set forth in clauses (i) through (iv) or (vi) of this definition or (vi) tenants of similar quality to other tenants occupying a portion of the Cross-collateralized Properties which are approved in writing by Beneficiary and the Rating Agencies in their sole and absolute discretion (tenants which meet the foregoing criteria are referred to herein as "Qualifying Expansion Tenants"); provided, however, in the event that the occupancy rate for the Expansion Space is at the time of the determination of Expansion Income greater than 95% (provided, however, that in determining the occupancy rate for such Expansion Space, only Qualifying Expansion Tenants shall be deemed to be in occupancy of their respective premises), the Expansion Income shall be reduced by an amount equal to the product of (a) the percentage by which the occupancy rate for the Expansion Space exceeds 95% (provided, however, that in determining the occupancy rate for such Expansion Space, only Qualifying Expansion Tenants shall be deemed to be in occupancy of their respective premises), and (b) the Expansion Income otherwise determined in accordance with the provisions of this sentence. To the extent that a tenant's lease obligations are guaranteed by an Affiliate of such tenant, the aggregate of such tenant's and its Affiliates' sales or number of stores, as applicable, shall be included for the purposes of determining whether the tests set forth in clauses (i) through (iv) of this definition are met. Expansion Income shall not include (a) Insurance Proceeds (other than proceeds of rent, business interruption or other similar insurance allocable to the applicable period) and Condemnation Proceeds (other than awards and Condemnation Proceeds arising from a temporary taking or the use and occupancy of all or part of the applicable Expansion Space allocable to the applicable period), or interest accrued on such Insurance Proceeds or Condemnation Proceeds, (b) proceeds of any financing, (c) proceeds of any sale, exchange or transfer of the applicable Expansion Space or any part thereof or interest therein (other than Space Leases entered into in the normal course of Grantor's business), (d) capital contributions or loans to Grantor or an affiliate of Grantor, (e) any item of income otherwise includable in Expansion Income but paid directly by any tenant to a Person other than Grantor except for real estate taxes paid directly to any taxing authority by any tenant, (f) any other extraordinary, non-recurring revenues,
(g) Rent paid by or on behalf of any lessee under a Space Lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to federal bankruptcy law or any similar federal or state law or which has been adjudicated a bankrupt or insolvent unless such Space Lease has been affirmed by the trustee in such proceeding or action, (h) Rent paid by or on behalf of any lessee under a Space Lease the demised premises of which are not occupied either by such lessee or by a sublessee thereof or (i) any sum paid to Grantor to reimburse Grantor for marketing and promotion expenses.

    "Expansion Net Cash Flow" shall mean Expansion Income less Expansion
Expenses.

    "Expansion Space" shall mean real property which (a) is part of a Cross-collateralized Property, (b) is used as a factory outlet center, (c) is of similar or better construction quality to the balance of the Cross-collateralized Property of which such Expansion Space is a part and (d) has been designated in writing by Grantor as an Expansion Space from the list of potential Expansion Spaces set forth as Exhibit G.

    "Federal Obligations" shall mean non-callable direct obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States of America or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of America as chosen by Grantor, subject to the approval of Beneficiary, which approval shall not be unreasonably withheld, delayed or conditioned and shall be deemed granted if not denied in writing within five
(5) Business Days of the date upon which approval is first requested in writing by Grantor.

    "First Interest Accrual Period" shall mean the period commencing on the Closing Date and ending on November 10, 1996.

    "First Payment Date" shall mean the eleventh (11th) day of November, 1996.

    "Fiscal Year" shall mean the twelve month period commencing on January 1 and ending on December 31 during each year of the term of this Deed of Trust, or such other fiscal year of Grantor as Grantor may select from time to time with the prior written consent of Beneficiary.

    "Fixtures" shall have the meaning set forth in granting clause (d) of this Deed of Trust.

    "GAAP" shall mean generally accepted accounting principles in the United States of America, as of the date of the applicable financial report, consistently applied.

    "General Partner" shall mean PRLP and SPC.

    "Governmental Authority" shall mean, with respect to any Person, any federal or State government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal in each case, having jurisdiction over such applicable Person or such Person's property and any stock exchange on which shares of capital stock of such Person are listed or admitted for trading.

    "Grantor" shall mean Grantor named herein and any successor to the obligations of Grantor.

    "Hazardous Material" shall mean any explosive or radioactive materials, hazardous materials or wastes, hazardous or toxic substances, pollutants or related materials, asbestos or any material containing asbestos, or any other substance or material as defined in or regulated by any Environmental Statutes.

    "Impositions" shall mean all taxes (including, without limitation, all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible, transaction, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Deed of Trust), water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Trust Property and/or any Rent (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon
(a) Grantor (including, without limitation, all franchise, single business or other taxes imposed on Grantor for the privilege of doing business in the jurisdiction in which the Trust Property is located) or Beneficiary (excluding Beneficiary's income or franchise taxes), (b) the Trust Property or any part thereof or any Rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Trust Property, or any part thereof, or the leasing or use of the Trust Property, or any part thereof, or the acquisition or financing of the acquisition of the Trust Property, or any part thereof, by Grantor.

    "Improvements" shall have the meaning set forth in the granting clause
(b) of this Deed of Trust.

    "Independent" shall mean, when used with respect to any Person, a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in Grantor, or in any Affiliate of Grantor or any constituent partner, shareholder, member or beneficiary of

Grantor and (c) is not connected with Grantor or any Affiliate of Grantor or any constituent partner, shareholder, member or beneficiary of Grantor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be provided, such opinion or certificate shall state that the Person executing the same has read this definition and is Independent within the meaning hereof.

    "Initial Allocated Loan Amount" shall mean the portion of the Loan Amount allocated to each Cross-collateralized Property as set forth on Exhibit H annexed hereto and made a part hereof.

    "Initial Basic Carrying Costs Deposit" shall equal the amount set forth on Exhibit B attached hereto and made a part hereof.

    "Initial Capital Expenditure Deposit" shall equal the amount set forth on Exhibit B attached hereto and made a part hereof (which amount represents one-twelfth (1/12) of the product of (a) $.20 and (b) the number of square feet in the Total GLA).

    "Initial Cash Collateral Account Deposit" shall equal the amount set forth on Exhibit B attached hereto and made a part hereof.

    "Initial Engineering Deposit" shall equal the amount set forth on Exhibit B attached hereto and made a part hereof.

    "Institutional Lender" shall mean any of the following Persons: (a) any bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any charitable foundation, (c) any insurance company or pension and/or annuity company, (d) any fraternal benefit society, (e) any pension, retirement or profit sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) any investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g) any small business investment company licensed under the Small Business Investment Act of 1958, as amended, (h) any broker or dealer registered under the Securities and Exchange Act of 1934, or any investment adviser registered under the Investment Adviser Act of 1940, as amended, (i) any government, any public employees' pension or retirement system, or any other government agency supervising the investment of public funds, or (j) any other entity all of the equity owners of which are Institutional Lenders; provided that each of said Persons shall have net assets equal to or greater
                                       20
than $500,000,000, be in the business of making commercial mortgage loans, secured by properties of like type, size and value as the Trust Property and have a long term credit rating which is not less than investment grade.

    "Insurance Proceeds" shall mean all of the proceeds received under the insurance policies required to be maintained by Grantor pursuant to clauses
(i), (iii)-(iv) and (viii) of Section 3.01(a) hereof.

    "Insurance Requirements" shall mean all terms of any insurance policy required by this Deed of Trust, all requirements of the issuer of any such policy, and all regulations and then current standards applicable to or affecting the Trust Property or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Trust Property, or such other Person exercising similar functions.

    "Interest Accrual Period" shall mean the First Interest Accrual Period and, thereafter, each one (1) month period, which shall begin on the eleventh
(11th) day of each calendar month and run through and including the tenth
(10th) day of the following calendar month; provided, however, no Interest Accrual Period shall extend beyond the Maturity Date.

    "Interest Rate" shall have the meaning set forth in the Note.

    "Late Charge" shall have the meaning set forth in Section 13.09 hereof.

    "Leases" shall have the meaning set forth in granting clause (f) of this Deed of Trust.

    "Legal Requirement" shall mean as to any Person, the articles of incorporation, the certificate of incorporation, by-laws, certificate of limited partnership, agreement of limited partnership, agreement of partnership or other organization or governing documents of such Person, and any law, statute, order, ordinance, judgement, decree, injunction, treaty, rule or regulation (including, without limitation, Environmental Statutes, Development Laws and Use Requirements) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

    "Litigation Threshold" shall have the meaning set forth in Section 12.01(b) hereof.

    "Loan" shall have the meaning set forth in the Recitals hereto.

    "Loan Amount" shall have the meaning set forth in the Recitals hereto.

    "Loan Documents" shall mean this Deed of Trust, the Note, the Assignment, and any and all other agreements, instruments, certificates or documents executed and delivered by Grantor or any of the Cross-collateralized Borrowers or any Affiliate of any of the Cross-collateralized Borrowers which evidence or secure the Loan.

    "Loan Year" shall mean each 365 day period (or 366 day period if the month of February in a leap year is included) commencing on the first day of the month following the Closing Date (provided, however, that the first Loan Year shall also include the period from the Closing Date to the end of the month in which the Closing Date occurs).

    "Loss Proceeds" shall mean, collectively, all Insurance Proceeds and all Condemnation Proceeds.

    "Loss Proceeds Account" shall mean the Eligible Account established and maintained pursuant to Section 5.11 hereof.

    "Major Space Lease" shall mean, with regard to one or more Cross-collateralized Properties, any Space Lease of a tenant or Affiliate of such tenant where the base rent during the previous calendar year attributable to such tenant or such Affiliate was $100,000 or greater; provided, however, if such tenant or Affiliate of such tenant, as applicable, has not occupied the Premises for all of the previous calendar year, such rent shall be annualized based upon the portion of the calendar year which such tenant, or Affiliate of such tenant, as applicable, occupied the Premises and, if such tenant or Affiliate of such tenant, as applicable, has not yet occupied the Premises, such rent shall be determined on a pro-forma basis for the first twelve (12) months of occupancy.

    "Manager" shall mean PRLP and any other Person, other than Grantor, which manages the Trust Property on behalf of Grantor in accordance with the terms hereof.

    "Manager Certification" shall have the meaning set forth in Section 2.09 hereof.

    "Material Adverse Effect" shall mean any event or condition that has a material adverse effect on (a) the Trust Property, (b) the business, prospects, profits, operations or condition (financial or otherwise) of the Trust Property, (c) the enforceability, validity, perfection or priority of the lien of
                                       22
any Loan Document or (d) the ability of Grantor to perform any obligations under any Loan Document.

    "Maturity", when used with respect to the Note, shall mean the Maturity Date or such other date pursuant to the Note on which the final payment of principal, and premium, if any, on which the Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, voluntary or mandatory repayment, or otherwise.

    "Maturity Date" shall mean the Maturity Date set forth in the Note.

    "Measuring Period" shall mean the twelve (12) calendar months prior to the date of determination.

    "Multiemployer Plan" shall mean a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been, or were required to have been, during the five year period ended prior to the Closing Date made by Grantor or any ERISA Affiliate and which is covered by Title IV of ERISA.

    "NACC" shall have the meaning set forth in Section 15.03 hereof.

    "Net Operating Income" shall mean, for the twelve (12) calendar months prior to the date of determination, Operating Income less Operating Expenses.

    "Net Proceeds" shall mean the excess of (a)(i) the purchase price (at foreclosure or otherwise) actually received by Beneficiary with respect to the Trust Property as a result of the exercise by Beneficiary of its rights, powers, privileges and other remedies after the occurrence of an Event of Default, or (ii) in the event that Beneficiary (or Beneficiary's nominee) is the purchaser at foreclosure by credit bid, then the amount of such credit bid, in either case, over (b) all reasonable costs and expenses, including, without limitation, all reasonable attorneys' fees and disbursements incurred by Beneficiary in connection with the exercise of such remedies, including the sale of such Trust Property after a foreclosure against the Trust Property.

    "Note" shall have the meaning set forth in the recitals hereof and shall specifically exclude each Defeased Note.

    "Notice Date" shall have the meaning set forth in Section 5.05 hereof.

    "Notice of Borrowing" shall be an irrevocable notice signed by an authorized representative of each Cross-collateralized Borrower, which notice
(a) shall request an Expansion Funding in an amount not more than the Expansion Funding Amount for each applicable Expansion Space and not less than $3,000,000 in the aggregate (except that any Notice of Borrowing may be in an amount equal to the balance of the Funds in the Expansion Account if such balance is less than the Expansion Funding Amount), (b) shall indicate the Cross-collateralized Property or Cross-collateralized Properties with respect to which such Expansion Funding is requested, (c) shall set forth in reasonable detail the calculations of the Expansion Net Cash Flow, the Aggregate Debt Service Coverage, and the Expansion Funding Amount for each Expansion Space for which an Expansion Borrowing is requested, (d) shall certify that no Event of Default has occurred and is then continuing or, if an Event of Default has occurred and is then continuing, indicate the nature of such Event of Default, and (e) shall otherwise be in form and substance satisfactory to Beneficiary.

    "NP Funding" shall mean a funding of the Loan pursuant to Section 18.34 hereof.

    "NP Funding Amount" shall mean $32,500,000.

    "O&M Operative Period" shall mean the period of time commencing upon the occurrence of an Event of Default and ending upon the earlier to occur of (a) the acceleration of the Loan by Beneficiary or (b) the cure of such Event of Default by Grantor.

    "Officer's Certificate" shall mean a certificate delivered to Beneficiary by Grantor which is signed by an authorized representative of Grantor which states that the items set forth in such certificate are true, accurate and complete in all respects.

    "Operating Budget" shall have the meaning set forth in Section 2.09(j) hereof.

    "Operating Expenses" shall mean, for the twelve (12) calendar months prior to the date of determination, all expenses directly attributable to the operation, repair and/or maintenance of the Trust Property including, without limitation, Impositions, ground rents, insurance premiums, management fees, marketing and promotion expenses (to the extent not reimbursed or reimbursable by tenants under Space Leases), reserves for bad debts, general administration costs and costs attributable to the operation, repair and maintenance of the systems for heating, ventilating and air conditioning the Improvements and actually incurred by Grantor. Operating Expenses shall not include interest, principal and premium, if any, due under the Note or otherwise in connection with the Debt, income taxes, extraordinary capital improvements costs, or any non-cash charge or expense such as depreciation or amortization.

    "Operating Income" shall mean, for the twelve (12) calendar months prior to the date of determination, all revenue derived by Grantor arising from the Trust Property including, without limitation, rental revenues (whether denominated as basic rent, additional rent, percentage rent, escalation payments, electrical payments or otherwise and including only that which is actually due and payable in such Fiscal Year or portion thereof) and other fees and charges payable pursuant to Leases or otherwise in connection with the Trust Property, and business interruption, rent or other similar insurance proceeds. Operating Income shall not include (a) Insurance Proceeds (other than proceeds of rent, business interruption or other similar insurance allocable to the applicable period) and Condemnation Proceeds (other than Condemnation Proceeds arising from a temporary taking or the use and occupancy of all or part of the applicable Trust Property allocable to the applicable period), or interest accrued on such Insurance Proceeds or Condemnation Proceeds , (b) proceeds of any financing, (c) proceeds of any sale, exchange or transfer of the Trust Property or any part thereof or interest therein, (d) capital contributions or loans to Grantor or an Affiliate of Grantor, (e) any item of income otherwise includable in Operating Income but paid directly by any tenant to a Person other than Grantor except for real estate taxes paid directly to any taxing authority by any tenant, (f) any other extraordinary, non-recurring revenues, (g) Rent paid by or on behalf of any lessee under a Space Lease in whole or in partial consideration for the termination of any Space Lease which, when added to all Rents received during the twelve calendar months prior to the date of determination pursuant to the terminated Space Lease, plus any Rents received pursuant to any Space Lease which replaced the Space Lease which was terminated, exceeds the annualized Rent which otherwise would be paid pursuant to the Space lease which was terminated or (h) any sums received by Grantor pursuant to the Rate-cap Agreement.

    "Operations and Maintenance Expense Monthly Installment" shall mean, with respect to each Current Month in which funds in the Cash Collateral Account are required to be allocated or distributed to the Operations and Maintenance Expense Sub-Account pursuant to the terms of Section 5.05 hereof, the lesser of (a) all amounts remaining in the Cash Collateral Account after the distributions made pursuant to clauses (a) through (d) of Section 5.05 hereof or (b) (i) prior to the Optional Prepayment Date, an amount equal to 1/12 of the product of (x) 1.05 and (y) the aggregate actual Operating Expenses (exclusive of Impositions, ground rents and insurance premiums) for the immediately preceding calendar year or (ii) from and after the Optional Prepayment Date such amount as Beneficiary shall in consultation with Grantor reasonably determine. In the event that funds in the Cash Collateral Account are not required to be allocated or distributed pursuant to the terms of
Section 5.05 hereof to the
                                       25

Operations and Maintenance Expense Sub-Account, the Operations and Maintenance Expense Monthly Installment shall be zero.

    "Operations and Maintenance Expense Sub-Account" shall mean the Sub-Account of the Cash Collateral Account established pursuant to Section
5.02 hereof and maintained pursuant to Section 5.12 hereof relating to the payment of Operating Expenses (exclusive of Impositions, ground rents and insurance premiums).

    "Optional Prepayment Date" shall mean the Payment Date occurring in November, 2003.

    "Pad Owners" shall mean any owner of any fee interest in property contiguous to or surrounded by the Trust Property who has entered into a reciprocal easement agreement or other agreement or agreements with Grantor either (a) in connection with an existing or potential improvement on such property or (b) relating to or affecting the Trust Property.

    "Payment Date" shall mean, with respect to each month, the eleventh
(11th) calendar day in such month, or if such day is not a Business Day, the next following Business Day.

    "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

    "Permitted Encumbrances" shall have the meaning set forth in Section 2.05(a) hereof.

    "Permitted Investments" shall mean any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which funds in the Cash Collateral Account are required to be drawn, and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to Beneficiary that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization:

         (i)  obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States of America or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool
                                       26
    certificates), the U.S. Department of Housing and Urban Development
    (local authority bonds) and the Washington Metropolitan Area
    Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by Standard & Poor's, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

         (ii)  Federal Housing Administration debentures;

         (iii) obligations of the following United States of America government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by Standard & Poor's, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

         (iv)  federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by any Rating Agency other than Standard & Poor's, otherwise acceptable to such Rating Agency or Agencies, as applicable, as confirmed in writing that such investment would not in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by Standard & Poor's, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest,
                                       27
    such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

         (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by any Rating Agency other than Standard & Poor's, otherwise acceptable to such Rating Agency or Agencies, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by Standard & Poor's, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

         (vi) debt obligations with maturities of not more than 365 days and rated by each Rating Agency (or, if not rated by any Rating Agency other than Standard & Poor's, otherwise acceptable to such Rating Agency or Agencies, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by Standard & Poor's, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

         (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that is rated by each Rating Agency (or, if not rated by any Rating Agency other than Standard & Poor's, otherwise acceptable to such Rating Agency or Agencies, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by Standard & Poor's, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

         (viii) the Federated Prime Obligation Money Market Fund (the "Fund") so long as the Fund is rated "AAA" by each Rating Agency (or, if not rated by any Rating Agency other than Standard & Poor's, otherwise acceptable to such Rating Agency or Agencies, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization);

         (ix) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that each Rating Agency has confirmed in writing to Beneficiary, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization); and

         (x) such other obligations as are acceptable as Permitted Investments to each Rating Agency, as confirmed in writing to Beneficiary, that such obligations would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization);

provided, however, that, in the judgment of Beneficiary, such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

    "Person" shall mean any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

    "Plan" shall mean an employee benefit or other plan established or maintained by Grantor or any ERISA Affiliate during the five-year period ended prior to the date of this Deed of Trust or to which Grantor or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Deed of Trust, been required to make contributions (and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code), other than a Multiemployer Plan.

    "Premises" shall have the meaning set forth in granting clause (a) of this Deed of Trust.

    "Principal Amount" shall mean the Loan Amount as such amount may be reduced or increased from time to time pursuant to the terms of this Deed of Trust, the Note or the other Loan Documents.

    "Principal Payments" shall mean all payments of principal made pursuant to the terms of the Note.

    "PRLP" shall mean Prime Retail, L.P., a Delaware limited partnership.

    "Property Agreements" shall mean all agreements, grants of easements and/or rights-of-way, reciprocal easement agreements, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, management or parking agreements, party wall agreements or other instruments to which Grantor is a party, bound or subject or the Trust Property is subject, including, without limitation, all agreements with any Pad Owners, but not including any brokerage agreements, management agreements, service contracts, Space Leases or the Loan Documents.

    "Property Collection Account" shall mean an Eligible Account maintained in the joint names of Grantor and Beneficiary or such other name as Beneficiary may designate in writing; provided, however, if sums on deposit in the Property Collection Account are being transferred to the Cash Collateral Account on a daily basis, the provisions of clauses (i) and (ii) of the definition of Eligible Account shall not be applicable to the Property Collection Account.

    "Property Collection Account Bank" shall have the meaning set forth in
Section 5.01 hereof.

    "Rate-cap Agreement" shall mean those certain interest rate protection agreements entered into by the Cross-collateralized Borrowers in accordance with the terms hereof or of the other Loan Documents and any similar interest rate cap or collar agreements and any similar interest rate cap or collar agreements subsequently entered into in replacement or substitution therefor by the Cross-collateralized Borrowers with respect to the Loan.

    "Rating Agency" shall mean Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. ("Standard & Poor's"), Fitch Investors Services, Inc., Moody's Investors Service, Inc. ("Moody's") and Duff & Phelps Credit Rating Co., collectively, and any successor to any of them; provided, however, that at any time after a Securitization, "Rating Agency" shall mean those of the foregoing rating agencies that from time to time rate the securities issued in connection with such Securitization.

    "Realty" shall have the meaning set forth in Section 2.05(b) hereof.

    "Recurring Capital Expenditures" shall mean expenditures relating to capital repairs, replacements and improvements performed at the Trust Property from time to time.

    "Recurring Capital Expenditure Monthly Installment" shall mean an amount per month equal to the Initial Capital Expenditure Deposit until the first (1st) anniversary of the date hereof, and an amount per month in each subsequent Loan Year or portion thereof occurring prior to the Maturity Date equal to the product of (a) the Initial Capital Expenditure Deposit and (b) a fraction, the numerator of which is the CPI for the month of November of the calendar year immediately preceding the year with respect to which the determination is being made and the denominator of which is the CPI for the month of November, 1996, but in no event shall the Recurring Capital Expenditure Monthly Amount as calculated above be decreased in any year.

    "REIT" shall mean Prime Retail, Inc., a Maryland corporation.

    "Release" shall have the meaning set forth in Section 15.02 hereof.

    "Release Price" shall mean an amount calculated in accordance with the provisions of Section 15.02 hereof.

    "Renovation Funds" shall have the meaning set forth in Section 8.01(c) hereof.

    "Rent" shall have the meaning set forth in granting clause (f) of this Deed of Trust.

    "Rent Roll" shall have the meaning set forth in Section 2.05 (o) hereof.

    "Required Debt Service Coverage" shall mean a Debt Service Coverage of not less than 1.15.

    "Required Debt Service Payment" shall mean, as of any Payment Date, the amount of interest and principal then due and payable pursuant to the Note, together with any other sums due thereunder, including, without limitation, any prepayments or defeasances, as applicable, required to be made or for which notice has been given under this Deed of Trust, Default Rate Interest and premium, if any, paid in accordance therewith; provided, however, at any time after the Optional Prepayment Date and prior to Maturity, the Required Debt Service Payment shall not be deemed to include principal or interest in the amount which is due and payable pursuant to Section 2.01(a)(ii) of the Note.

    "Required Engineering Work" shall have the meaning set forth in Section
5.14 hereof.

    "Retention Amount" the meaning set forth in Section 3.04(b)(vii) hereof.

    "Scheduled Defeasance Payments" shall mean:

         (a) with respect to a defeasance of the Loan in whole, payments on or prior to, but as close as possible to (i) each scheduled Payment Date, after the date of defeasance and through and including the Optional Prepayment Date, upon which interest payments or interest and Principal Payments are required under the Loan Documents and in amounts equal to the scheduled payments due on such dates under the Loan Documents and (ii) the Optional Prepayment Date, of the Principal Amount and any accrued and unpaid interest thereon; or

         (b) with respect to any defeasance of the Loan in part, payments on or prior to, but as close as possible to, (i) each scheduled Payment Date after the date of defeasance through and including the Optional Prepayment Date, of a proportionate share (based on the percentage of outstanding principal prior to the defeasance represented by the amount of principal defeased) of the monthly installments of principal and interest and (ii) the Optional Prepayment

    Date, of the unpaid portion of the amount of the Principal Amount so defeased and any accrued and unpaid interest thereon.

    "Securities Act" shall mean the Securities Act of 1933, as the same shall be amended from time to time.

    "Securitization" shall mean a public or private offering of securities by Beneficiary or any of its Affiliates or their respective successors and assigns which are collateralized, in whole or in part, by the Cross-collateralized Mortgages.

    "Security Agreement" shall have the meaning set forth in Section 15.01 hereof.

    "Security Deposit Account" shall have the meaning set forth in Section 5.01 hereof.

    "Single Purpose Entity" shall mean a corporation, partnership, joint venture, trust or unincorporated association, which is formed or organized solely for the purpose of holding, directly, an ownership interest in the Trust Property, does not engage in any business unrelated to the Trust Property, does not have any assets other than those related to its interest in the Trust Property or any indebtedness other than as permitted by this Deed of Trust or the other Loan Documents, has its own separate books and records and has its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, and holds itself out as being a Person, separate and apart from any other Person and which otherwise satisfies the criteria of the Rating Agency, as in effect on the Closing Date, for a single purpose entity.

    "Solvent" shall mean, as to any Person, that (a) the sum of the assets of such Person, at a fair valuation, exceeds its liabilities, including contingent liabilities, (b) such Person has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed in accordance with GAAP at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

    "Space Leases" shall mean any Lease or sublease thereunder (including, without limitation, any Major Space Lease) or any other agreement providing for the use and occupancy of a portion of the Trust Property for commercial or retail purposes, as the same may be amended, renewed or supplemented.

    "SPC" shall mean Prime Retail Finance, Inc., a Maryland corporation or Prime Retail Finance II, Inc., a Maryland corporation, whichever is a general partner of Grantor as of the Closing Date.

    "State" shall mean any of the states which are members of the United States of America.

    "Stated Maturity", when used with respect to the Note or any installment of interest and/or principal payment thereunder, shall mean the date specified in the Note as the fixed date on which a payment of all or any portion of principal and/or interest is due and payable.

    "Sub-Accounts" shall have the meaning set forth in Section 5.02 hereof.

    "Substantial Casualty" shall have the meaning set forth in Section 3.04 hereof.

    "Substantial Taking" shall have the meaning set forth in Section 6.01(b) hereof.

    "Taking" shall mean a condemnation or taking pursuant to the lawful exercise of the power of eminent domain.

    "Total Aggregate GLA" shall mean the total gross leasable area of all Cross-collateralized Properties, including all Space Leases thereof as certified by each Cross-collateralized Borrower pursuant to Section 2.09 hereof.

    "Total GLA" shall mean the total gross leasable area of the Trust Property, including all Space Leases as certified by Grantor pursuant to Section 2.09 hereof.

    "Transfer" shall mean the conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation, granting of a security interest in, granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest (a) in all or any portion of the Trust Property (exclusive of any transfer of an Out-Parcel made in accordance with Section 15.04 hereof), (b) in Grantor, (c) in the stock of SPC, or (d) in the general partnership interests in PRLP and shall also include, without limitation to the foregoing, the following: an installment sales agreement wherein Grantor agrees to sell the Trust Property or any part thereof or any interest therein for a price to be paid in installments; an agreement by Grantor leasing all or a substantial part of the Trust Property to one or more Persons pursuant to a single or related transactions (but shall not include agreements to enter into Space Leases in the ordinary course of Grantor's business), or a sale, assignment or other transfer of, or the grant of a security interest in, Grantor's right, title and interest in and to any Leases or any Rent; any instrument subjecting the Trust Property to a condominium regime or transferring ownership to a cooperative corporation; the dissolution or termination of Grantor or the merger or consolidation of Grantor with any other Person; provided, however, that "Transfer" shall not include any sale or transfer of any securities of the REIT or the limited partnership interests in PRLP or, if Grantor is a limited partnership, one or more transfers of the limited partnership interests in Grantor which, individually or in the aggregate, do not exceed 49.9% of the total limited partnership interests in Grantor.

    "Trust Property" shall have the meaning set forth in the granting clauses of this Deed of Trust.

    "UCC" shall mean the Uniform Commercial Code as in effect in the State in which the Trust Property is located.

    "Unscheduled Payments" shall mean (a) all Loss Proceeds that Grantor has elected or is required to apply to the repayment of the Debt pursuant to this Deed of Trust, the Note or any other Loan Documents, (b) any funds representing a voluntary or involuntary principal prepayment or defeasance other than scheduled Principal Payments, (c) any Net Proceeds and (d) any amounts applied to the repayment or defeasance of the Debt from the Curtailment Reserve Fund Sub-Account pursuant to Section 5.13 hereof.

    "Use Requirements" shall mean any and all building codes, permits, certificates of occupancy or compliance, laws, regulations, or ordinances (including, without limitation, health, pollution, fire protection, medical and day-care facilities, waste product and sewage disposal regulations), restrictions of record, easements, reciprocal easements, declarations or other agreements affecting the use of the Trust Property or any part thereof.

    "Welfare Plan" shall mean an employee welfare benefit plan as defined in
Section 3(1) of ERISA that is maintained by Grantor or that covers any current or former employee of Grantor.

    "Work" shall have the meaning set forth in Section 3.04(a)(i) hereof.

                          ARTICLE II:  COVENANTS, WARRANTIES
                           AND REPRESENTATIONS OF GRANTOR

    Section 2.01. Payment of Debt. Grantor will pay the Debt at the time and in the manner provided in the Note and the other Loan Documents, all in lawful money of the United States of America in immediately available funds.

    Section 2.02. Representations and Warranties of Grantor. Grantor represents and warrants to Beneficiary as of the date hereof:

    (a) Organization and Authority. Grantor and each General Partner which is not a corporation (i) is a general partnership or limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has all requisite power and authority and all necessary licenses and permits to own and operate the Trust Property and to carry on its business as now conducted and as presently proposed to be conducted and (iii) is duly qualified, authorized to do business and in good standing in the jurisdiction where the Trust Property is located and in each other jurisdiction where the conduct of its business or the nature of its activities makes such qualification necessary. Each General Partner which is a corporation is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

    (b) Power. Grantor and each General Partner has full power and authority to execute, deliver and perform, as applicable, the Loan Documents to which it is a party, to make the borrowings thereunder, to execute and deliver the Note and to grant to Beneficiary a first, prior, perfected and continuing lien on and security interest in the Trust Property, subject only to the Permitted Encumbrances.

    (c) Authorization of Borrowing. The execution, delivery and performance of the Loan Documents to which Grantor is a party, the making of the borrowings thereunder, the execution and delivery of the Note, the grant of the liens on the Trust Property pursuant to the Loan Documents to which Grantor is a party and the consummation of the Loan are within the powers of Grantor and have been duly authorized by Grantor and the General Partners by all requisite action (and Grantor hereby represents that no approval or action of any limited partner of Grantor is required to authorize any of the Loan Documents to which Grantor is a party) and will constitute the legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with their respective terms, except as enforcement may be stayed or limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in proceedings at law or in equity) and will not
(i) violate any provision of its partnership agreement or partnership certificate or articles of incorporation or by-laws, as applicable, or, to its knowledge, any law, judgment, order, rule or regulation of any court, arbitration panel or other Governmental Authority, domestic or foreign, or other Person affecting or binding upon Grantor or the Trust Property, or (ii) violate any provision of any indenture, agreement, mortgage, contract or other instrument to which Grantor or any General Partner is a party or by which any of their respective property, assets or revenues are bound, or be in conflict with, result in an acceleration of any obligation or a breach of or constitute (with notice or lapse of time or both) a default or require any payment or prepayment under, any such indenture, agreement, mortgage, contract or other instrument, or (iii) result in the creation or imposition of any lien, except those in favor of Beneficiary as provided in the Loan Documents to which it is a party.

    (d) Consent. Neither Grantor nor any General Partner is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Deed of Trust, the Note or the other Loan Documents which has not been so obtained or filed.

    (e) Interest Rate. The rate of interest paid under the Note and the method and manner of the calculation thereof do not violate any usury or other law or applicable Legal Requirement.

    (f) Other Agreements. Grantor is not a party to nor is otherwise bound by any agreements or instruments which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. Neither Grantor nor any General Partner is in violation of its partnership agreement or articles of incorporation or bylaws, as applicable or, to the best of its knowledge, any other restriction or any agreement or instrument by which it is bound, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or Governmental Authority, or any Legal Requirement, in each case, applicable to Grantor or the Trust Property, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

    (g) Lien on Collateral. Upon the recording of this Deed of Trust, the filing of financing statements pursuant to the UCC, and the taking of possession as to certain portions of the Trust Property as herein provided, Beneficiary shall have a valid first, prior and, to the extent that perfection can be accomplished by such recording, filing or possession, perfected lien and security interest on the Trust Property, free and clear of all liens, except the Permitted Encumbrances.

    (h)  Maintenance of Existence.  (i)   Grantor and SPC at all times since
their formation have been duly formed and existing and shall preserve and keep in full force and effect their existence as a Single Purpose Entity.

          (ii) Each of Grantor and each General Partner at all times since its organization have complied, and will continue to comply, with the provisions of its articles and agreement of partnership or certificate of incorporation and by-laws, as applicable, and the laws of its jurisdiction of organization relating to partnerships or corporations, as applicable.

         (iii) All customary formalities regarding the partnership or corporate existence, as applicable, of Grantor and each General Partner have been observed at all times since its formation and will continue to be observed.

          (iv) Grantor and each General Partner have at all times accurately maintained, and will continue to accurately maintain, their respective financial statements, accounting records and other partnership or corporate documents separate from those of any other Person. Grantor and each General Partner have not at any time since their formation commingled, and will not commingle, their respective assets with those of any other Person. Grantor has at all times since its formation accurately maintained, and will continue to accurately maintain, its own bank accounts, payroll and separate books of account.

           (v) Grantor and each General Partner have at all times paid, and will continue to pay, their own liabilities from their own separate assets.

          (vi) Grantor and each General Partner have at all times identified themselves, and will continue to identify themselves, in all dealings with the public, under their own names and as separate and distinct entities. PRLP, in its capacity as general partner of Grantor, conducts certain business activities on behalf of Grantor, and Grantor reimburses PRLP for such services. In such activities, PRLP specifies that it is acting in such capacity. Grantor and each General Partner have not at any time identified themselves, and will not identify themselves, as being a division of any other Person.

         (vii) Grantor and SPC has been at all times, and will continue to be, adequately capitalized in light of the nature of their respective businesses.

         (viii) Any borrowings made by Grantor do not and will not render Grantor insolvent; Grantor is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its property, and Grantor has no knowledge of any Person contemplating the filing of any such petition against it.

          (ix) Grantor (A) does not own and will not own any encumbered asset other than the Trust Property, (B) is not engaged and will not engage in any business other than the ownership, development, management and operation of the Trust Property, (C) will not enter into any contract or agreement with any Affiliate of Grantor or any Affiliate of a General Partner except upon terms and conditions that are no less favorable to Grantor than those that would be available on an arm's-length basis with third parties other than an Affiliate, (D) has no outstanding debt (other than debts which will be satisfied on the Closing Date out of proceeds of the Loan) and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Loan, and (E) has not made and will not make any loans or advances to any Person (including any Affiliate).

           (x) Grantor will not change its name or principal place of business without giving Beneficiary thirty (30) days prior written notice thereof.

          (xi)  Grantor does not have, and will not have, any subsidiaries.

         (xii) Grantor will preserve and maintain its existence as a limited or general partnership, as applicable, and all material rights, privileges and franchises.

        (xiii) Neither Grantor, nor SPC will merge or consolidate with, or sell all or substantially all of its respective assets to any Person, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution). Grantor will not acquire any business or assets (except assets which constitute the Trust Property) from, or capital stock or other ownership interest of, or be a party to any acquisition of, any Person.

    (i) No Defaults. No Default or Event of Default has occurred and is continuing or would occur as a result of the consummation of the transactions contemplated by the Loan

Documents. Grantor is not in default in the payment or performance of any of its Contractual Obligations in any respect which could or would have a Material Adverse Effect.

    (j) Governmental Consents and Approvals. Grantor and each General Partner have obtained or made all necessary (i) consents, approvals and authorizations, and registrations and filings of or with all Governmental Authorities and
(ii) consents, approvals, waivers and notifications of partners, stockholders, creditors, lessors and other nongovernmental Persons, in each case, which are required to be obtained or made by Grantor or the General Partners in connection with the execution and delivery of, and the performance by Grantor of its obligations under, the Loan Documents.

    (k) Investment Company Act Status. Grantor is not an "investment company," or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

    (l) Compliance with Law. Grantor is in compliance in all material respects with all Legal Requirements to which it or the Trust Property is subject, including, without limitation, all Environmental Statutes, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act and ERISA.

    (m) Financial Information. All financial data that has been delivered by Grantor to Beneficiary (i) is complete and correct in all material respects,
(ii) accurately represents in all material respects the financial condition and results of operations of the Persons covered thereby as of the date on which the same shall have been furnished, and (iii) has been prepared in accordance with GAAP (or such other accounting basis as is reasonably acceptable to Beneficiary) throughout the periods covered. As of the date hereof, neither Grantor nor any General Partner has any contingent liability, liability for taxes or other unusual or forward commitment not reflected in such financial statements delivered to Beneficiary but which should have been reflected in such financial statements. Since the date of the last financial statements delivered by Grantor to Beneficiary except as otherwise disclosed in such financial statements or notes thereto, there has been no change in the assets, liabilities or financial position of Grantor nor any General Partner, or in the results of operations of Grantor which would have a Material Adverse Effect. Neither Grantor nor any General Partner has incurred any obligation or liability, contingent or otherwise not reflected in such financial statements which would have a Material Adverse Effect.

    (n)  Transaction Brokerage Fees.   There are no brokerage fees, commissions
or other similar expenses payable in connection with the transactions contemplated by the Loan Documents.

Grantor hereby agrees to indemnify and hold Beneficiary harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from (i) a claim by any Person that such Person acted on behalf of Grantor in connection with the transactions contemplated herein or (ii) any breach of the foregoing representation. The provisions of this subsection (n) shall survive the repayment of the Debt.

    (o) Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations G, T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.

    (p) Pending Litigation. Except as set forth in the certificate delivered to Beneficiary on the date hereof, there are no actions, suits or proceedings pending or, to the best knowledge of Grantor, threatened against or affecting Grantor or the Trust Property in any court or before any Governmental Authority which if adversely determined, either individually or collectively, has or is reasonably likely to have a Material Adverse Effect. Grantor is not in default with respect to any order of any court or Governmental Authority and the execution and delivery of, and the performance by Grantor of its obligations under, each of the Loan Documents will not cause or result in any such default.

    (q) Solvency; No Bankruptcy. Each of Grantor and the General Partners (i) is and has at all times been Solvent and will remain Solvent immediately upon the consummation of the transactions contemplated by the Loan Documents (ii) is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors and (iii) is not contemplating the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Person's assets or property and Grantor has no knowledge of any Person contemplating the filing of any such petition against it or any of the General Partners.

    (r) Use of Proceeds. The proceeds of the Loan shall be applied by Grantor to, inter alia, (i) satisfy certain mortgage loans presently encumbering all or a part of the Trust Property, (ii) fund the Sub-Accounts in accordance with
Article V hereof and (iii) pay certain transaction costs incurred by Grantor in connection with the Loan. No portion of the proceeds of the Loan will be used for family, personal or household use.

    (s) Tax Filings. Grantor and each General Partner have filed all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Grantor and the General Partners. Grantor and the General Partners believe that their respective tax returns properly reflect the income and taxes of Grantor and the General Partner for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

    (t) Not Foreign Person. Grantor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

    (u) ERISA. (a) The assets of Grantor are not treated as "plan assets", whether by operation of law or under regulations promulgated under ERISA. Each Plan and Welfare Plan, and, to the knowledge of Grantor, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA and the Code, and no event or condition has occurred and is continuing as to which Grantor would be under an obligation to furnish a report to Beneficiary under clause (b)(i) of this Section. Other than an application for a favorable determination letter with respect to a Plan, there are no pending issues or claims before the Internal Revenue Service, the United States Department of Labor or any court of competent jurisdiction related to any Plan or Welfare Plan under which Grantor or any ERISA Affiliate, directly or indirectly (through an indemnification agreement or otherwise), could be subject to any material risk of liability under Section 409 or 502(i) of ERISA or
Section 4975 of the Code. No Welfare Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of Grantor or any ERISA Affiliate beyond his or her retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death or disability benefits that have been fully provided for by fully paid up insurance or (iii) severance benefits.

         (b) Grantor will furnish to Beneficiary as soon as possible, and in any event within twenty (20) days after Grantor knows or has reason to believe that any of the events or conditions specified below with respect to any Plan, Welfare Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of Grantor setting forth details respecting such event or condition and the action, if any, that Grantor or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC (or any other relevant Governmental Authority) by Grantor or an ERISA Affiliate with respect to such event or condition, if such report or notice is required to be filed with the PBGC or any other relevant Governmental Authority:

              (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code of Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code of
         Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the
         Code), and any request for a waiver under Section 412(d) of the Code for any Plan;

             (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Grantor or an ERISA Affiliate to terminate any Plan;

            (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Grantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

             (iv) the complete or partial withdrawal from a Multiemployer Plan by Grantor or any ERISA Affiliate that results in liability under
         Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Grantor or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
         Section 4041A of ERISA;

              (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Grantor or any ERISA Affiliate to enforce
         Section 515 of ERISA, which proceeding is not dismissed within thirty
         (30) days;

             (vi)  the adoption of an amendment to any Plan that, pursuant to
         Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Grantor or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; or

            (vii) the imposition under ERISA or the Code of a lien or a security interest in connection with a Plan.

         (c) Grantor shall not knowingly engage in or permit any transaction with a Plan or Welfare Plan in connection with which Grantor could be subject to either a material civil penalty or tax assessed pursuant to Section 502(i) or 502(l) of ERISA or Section 4975 of the Code, permit any Welfare Plan to provide benefits, including without limitation, medical benefits (whether or not insured), with respect to any current or former employee of Grantor beyond his or her retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death or disability benefits that have been fully provided for by paid up insurance or otherwise or (iii) severance benefits, permit the assets of Grantor to become "plan assets", whether by operation of law or under regulations promulgated under ERISA or adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, or permit any ERISA Affiliate to adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, any employee benefit plan (including, without limitation, any employee welfare benefit plan) or other plan, policy or arrangement, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits expense to Grantor.

    (v) Labor Matters. Grantor is not a party to any collective bargaining agreements.

    Section 2.03. Further Acts, etc. Grantor will, at the cost of Grantor, and without expense to Beneficiary, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, assignments, notices of assignments, transfers and assurances as Beneficiary or Deed Trustee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Beneficiary the property and rights hereby given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated, or which Grantor may be or may hereafter become bound to convey or assign to Beneficiary and Deed Trustee, or for carrying out or facilitating the performance of the terms of this Deed of Trust or for filing, registering or recording this Deed of Trust and, on demand, will execute and deliver and hereby authorizes Beneficiary to execute in the name of Grantor or without the signature of Grantor to the extent Beneficiary may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively, perfect or continue the perfection of the lien hereof upon the Trust Property. Grantor grants to Beneficiary an irrevocable power of attorney coupled with an interest for the purpose of protecting, perfecting and preserving the interests granted pursuant to this Deed of Trust, all as fully and effectually as Grantor might or could do; and Grantor hereby ratifies all that Beneficiary shall lawfully do or cause to be done by virtue hereof.

    Section 2.04. Recording of Deed of Trust, etc. Grantor forthwith upon the execution and delivery of this Deed of Trust and thereafter, from time to time, will cause this Deed of Trust, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Trust Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully protect the lien or security interest hereof upon, and the interest of Beneficiary in, the Trust Property. Grantor will pay all filing, registration or recording fees, and all reasonable expenses incident to the preparation, execution and acknowledgment of this Deed of Trust, any mortgage supplemental hereto, any security instrument with respect to the Trust Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Deed of Trust, any mortgage supplemental hereto, any security instrument with respect to the Trust Property or any instrument of further assurance, except where prohibited by law to do so, in which event, if such instrument shall be material to perfect, protect or preserve the lien of the security interest granted herein, Beneficiary may declare the Debt to be immediately due and payable. Grantor shall hold harmless and indemnify Beneficiary and Deed Trustee, and their successors and assigns, against any liability incurred as a result of the imposition of any tax on the making and recording of this Deed of Trust or the Assignment.

    Section 2.05. Representations and Warranties as to the Trust Property. Grantor represents and warrants with respect to the Trust Property, as of the date hereof, as follows:

    (a) Lien Priority. This Deed of Trust is a valid and enforceable first lien on the Trust Property, free and clear of all encumbrances and liens having priority over the lien of this Deed of Trust, except for the items set forth as exceptions to or subordinate matters in the title insurance policy insuring the lien of this Deed of Trust, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by this Deed of Trust , materially affect the value or marketability of the Trust Property, materially impair the use or operation of the Trust Property or materially impair Grantor's ability to pay its obligations in a timely manner (such items being the "Permitted Encumbrances").

    (b) Title. Grantor has, subject only to the Permitted Encumbrances, good, insurable and marketable fee simple title to the Premises, Improvements and Fixtures (collectively the "Realty") and to all easements and rights benefitting the Realty and has the right, power and authority to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign and hypothecate the Trust Property. Grantor will preserve its interest in and title to the Trust Property and will forever warrant and defend the same to Beneficiary against any and all claims made by, through or under Grantor and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all Persons whomsoever claiming by, through or under Grantor. The foregoing warranty of title shall survive the foreclosure of this Deed of Trust and shall inure to the benefit of and be enforceable by Beneficiary in the event Beneficiary acquires title to the Trust Property pursuant to any foreclosure. In addition, there are no outstanding options or rights of first refusal to purchase the Trust Property or Grantor's ownership thereof.

    (c) Taxes and Impositions. All taxes and other Impositions and governmental assessments due and owing in respect of, and affecting, the Trust Property have been paid. Grantor has paid all Impositions which constitute special governmental assessments in full, except for those assessments which are permitted by applicable Legal Requirements to be paid in installments, in which case all installments which are due and payable have been paid in full. There are no pending, or to Grantor's best knowledge, proposed special or other assessments for public improvements or otherwise affecting the Trust Property, nor are there any contemplated improvements to the Trust Property that may result in such special or other assessments.

    (d) Casualty; Flood Zone. The Realty is in good repair and free and clear of any damage, destruction or casualty (whether or not covered by insurance) that would materially affect the value of the Realty or the use for which the Realty was intended. No portion of the Premises is located in an "area of special flood hazard," as that term is defined in the regulations of the Federal Insurance Administration, Department of Housing and Urban Development, under the National Flood Insurance Act of 1968, as amended (24 CFR Section 1909.1), or, if it is, Grantor has obtained the flood insurance, if any, required by Section 3.01(a)(vi) hereof.

    (e) Completion; Encroachment. All Improvements necessary for the efficient use and operation of the Premises which were included for purposes of determining the appraised value of the Trust Property in the Appraisal, have been completed and none of said Improvements lie outside the boundaries and building restriction lines of the Premises. Except as set forth in the title insurance policy insuring the lien of this Deed of Trust, no improvements on adjoining properties encroach upon the Premises.

    (f) Separate Lot. Except as previously disclosed to Beneficiary in writing, the Premises are taxed separately without regard to any other real estate and constitute a legally subdivided lot under all applicable Legal Requirements (or, if not subdivided, no subdivision or platting of the Premises is required under applicable Legal Requirements), and for all purposes may be mortgaged, conveyed or otherwise dealt with as an independent parcel.

    (g) Use. The existence of all Improvements, the present use and operation thereof and the access of the Premises and the Improvements to all of the utilities and other items referred to in paragraph (k) below are in compliance in all material respects with all Leases affecting the Trust Property and all applicable Legal Requirements, including, without limitation, Environmental Statutes, Development Laws and Use Requirements. Grantor has not received any notice from any Governmental Authority alleging any uncured violation relating to the Trust Property of any applicable Legal Requirements which is reasonably likely to have a Material Adverse Effect.

    (h) Licenses and Permits. Grantor currently holds and will continue to hold all certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals of any Governmental Authority or any other Person which are necessary for the lawful occupancy and operation of the Realty or which are necessary to the ownership or operation of the Trust Property or the conduct of Grantor's business. All such certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals are current and in full force and effect.

    (i) Environmental Matters. Grantor has received and reviewed the Environmental Report and has no reason to believe that the Environmental Report contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which such statements were made, not misleading in any material respect.

    (j) Property Proceedings. There are no actions, suits or proceedings pending or, to the best of Grantor's knowledge, threatened in any court or before any Governmental Authority or arbitration board or tribunal (i) relating to (A) the zoning of the Premises or any part thereof (other than administrative actions or proceedings relating to applications therefor or renewals thereof in the ordinary course of business which are not reasonably likely to have a Material Adverse Effect), (B) any certificates of occupancy, licenses, registrations, permits, consents or approvals issued with respect to the Trust Property or any part thereof (other than administrative actions or proceedings relating to applications therefore or renewals thereof in the ordinary course of business which are not reasonably likely to have a Material Adverse Effect on the value of the Trust Property),
(C) the condemnation of the Trust Property or any part thereof, or (D) the condemnation or relocation of any roadways abutting the Premises required for access or the denial or limitation of access to the Premises or any part thereof from any point of access to the Premises, (ii) asserting that (A) any such zoning, certificates of occupancy, licenses, registrations, permits, consents and/or approvals do not permit the operation of any material portion of the Realty as presently being conducted, (B) any material improvements located on the Trust Property or any part thereof cannot be located thereon or operated with their intended use or (C) the operation of the Trust
Property or any part thereof is in violation in any material respect of any Environmental Statutes, Development Laws or other Legal Requirements or Space Leases or Property Agreements or (iii) which (A) might affect the validity or priority of any Loan Document or (B) have a Material Adverse Effect. Grantor is not aware of any facts or circumstances which are reasonably likely to give rise to any actions, suits or proceedings described in the preceding sentence.

    (k) Utilities. The Premises has all necessary legal access to water, gas and electrical supply, storm and sanitary sewerage facilities, other required public utilities (with respect to each of the aforementioned items, by means of either a direct connection to the source of such utilities or through connections available on publicly dedicated roadways directly abutting the Premises or through permanent insurable easements benefiting the Premises), fire and police protection, parking, and means of direct access between the Premises and public highways over recognized curb cuts (or such access to public highways is through private roadways which may be used for ingress and egress pursuant to permanent insurable easements).

    (l) Mechanics' Liens. The Trust Property is free and clear of any mechanics' liens or liens in the nature thereof, and no rights are outstanding that under law could give rise to any such liens, any of which liens are or may be prior to, or equal with, the lien of this Deed of Trust, except those which are insured against by the title insurance policy insuring the lien of this Deed of Trust.

    (m) Title Insurance and Survey. Beneficiary has received a lenders' title insurance policy insuring this Deed of Trust as a first lien on the Trust Property subject only to Permitted Encumbrances.

    (n) Insurance. The Trust Property is insured in accordance with the requirements set forth in Article III hereof.

    (o)  Space Leases.

                (i) Grantor has delivered a true, correct and complete schedule of all Space Leases as of the date hereof, which, together with the lease abstracts required pursuant to clause (vii) of this
         Section 2.05(o) accurately and completely sets forth in all material respects, for each such Space Lease, the following (collectively, the "Rent Roll"): the name and address of the tenant with the name, title and telephone number of the contact person of such tenant; the lease expiration date, extension and renewal provisions; the base rent and percentage rent payable; all additional rent and pass-through obligations; and the security deposit held thereunder and the location of such deposit.

               (ii) Each Space Lease constitutes the legal, valid and binding obligation of Grantor and, to the best knowledge of Grantor, is enforceable against the tenant thereof. No default on the part of Grantor, or, to the best knowledge of Grantor, on the part of any other Person exists, or with the passing of time or the giving of notice would exist, (A) under any Major Space Lease or (B) under any other Space Leases which would, in the aggregate, have a Material Adverse Effect.

              (iii) No tenant under any Space Lease has, as of the date hereof, paid Rent more than thirty (30) days in advance, and the Rents under such Space Leases have not been waived, released, or otherwise discharged or compromised for any period prior to the date hereof, if such waiver, release, discharge or compromise could have a Material Adverse Effect, or for any future period after the date hereof (other than, with respect to any future period after the date hereof, Rents aggregating not more than $10,000).

               (iv) Except as disclosed on the Rent Roll or as previously disclosed to Beneficiary in writing, all work to be performed by Grantor under the Space Leases has been substantially performed, all contributions to be made by Grantor to the tenants thereunder have been made except for any held-back amounts, and all other conditions precedent to each such tenant's obligations thereunder have been satisfied.

                (v) Except as previously disclosed to Beneficiary in writing, no tenant under a Lease has any options to terminate any Space Lease or right of first refusal to purchase any portion of the Trust Property set forth in any Space Lease.

               (vi) Except as disclosed on the Rent Roll or as previously disclosed to Beneficiary in writing, each tenant under a Major Space Lease has entered into occupancy of the demised premises to the extent required under the terms of its Major Space Lease, and each such tenant is open and conducting business with the public in the demised premises. Except as disclosed on the Rent Roll or as previously disclosed to Beneficiary in writing, each tenant under a Lease other than a Major Space Lease has entered into occupancy of its demised premises under its Lease to the extent required under the terms of its Lease and each such tenant is open and conducting business with the public in the demised premises.

              (vii) Grantor has delivered to Beneficiary true, correct and complete copies of lease abstracts for each Lease described in the Rent Roll, and true, correct and complete copies of all Space Leases described in the Rent Roll.

              (viii) Each Space Lease is in full force and effect and (except as disclosed on the Rent Roll) has not been assigned, modified, supplemented or amended in any way.

               (ix) Except as disclosed on the Rent Roll or as previously disclosed to Beneficiary in writing, to the best of Grantor's knowledge, each tenant under each Space Lease is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors.

                (x) No Space Lease provides any party with the right to obtain a lien or encumbrance upon the Trust Property superior to the lien of this Deed of Trust other than rights to possession as tenant as disclosed in the title insurance policy insuring the lien of this Deed of Trust.

    (p)  Property Agreements.

                (i) Grantor has delivered to Beneficiary true, correct and complete copies of all material Property Agreements.

               (ii) No Property Agreement provides any party with the right to obtain a lien or encumbrance upon the

         Trust Property superior to the lien of this Deed of Trust.

              (iii) Neither Grantor nor any other party to any Property Agreement affecting the Trust Property is in default of its monetary or other material obligations thereunder beyond any notice and applicable grace period and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute such a monetary default or, to the best knowledge of Grantor after due inquiry, any such other default, in each case which would have a Material Adverse Effect.

               (iv) Grantor has not received or given any written communication which alleges that a material default exists or, with the giving of notice or the lapse of time, or both, would exist under the provisions of any Property Agreement except for such defaults which have been cured.

                (v) No condition exists whereby Grantor or any future owner of the Trust Property may be required to purchase any other parcel of land which is subject to any Property Agreement or which gives any Person a right to purchase, or right of first refusal with respect to, the Trust Property.

               (vi) To the best knowledge of Grantor, no offset or any right of offset exists respecting continued contributions to be made by any party to any Property Agreement except as expressly set forth therein. Except as previously disclosed to Beneficiary in writing, no material exclusions or restrictions on the utilization, leasing or improvement of the Trust Property (including non-compete agreements) exists in any Property Agreement.

              (vii) Except as previously disclosed to Beneficiary in writing, all "pre-opening" requirements contained in all Property Agreements (including, but not limited to, all off-site and on-site construction requirements), if any, have been fulfilled, and, to the best of Grantor's knowledge, no condition now exists whereby any party to any such Property Agreement could refuse to honor its obligations thereunder if such refusal is reasonably likely to have a Material Adverse Effect.

              (viii) Except as previously disclosed to Beneficiary in writing, all work, if any, to be performed by Grantor under each of the Property

         Agreements has been substantially performed, all contributions to be made by Grantor to any party to such Property
         Agreements have been made, and all other conditions to such party's obligations thereunder have been satisfied if the failure to so perform, contribute or satisfy is reasonably likely to have a Material Adverse Effect.

    (q) Personal Property. Grantor has delivered to Beneficiary a true, correct and complete schedule of all material personal property, if any, owned by Grantor and located upon the Trust Property or used in connection with the use or operation of the Trust Property and Grantor represents that it has good and marketable title to all such personal property, free and clear of any liens, except for liens created under the Loan Documents, and liens expressly permitted by this Deed of Trust.

    (r) Leasing Brokerage and Management Fees. Except for brokerage fees payable to employees of PRLP or as otherwise disclosed to Beneficiary in writing, there are no brokerage fees or commissions payable by Grantor with respect to the leasing of space at the Trust Property and there are no management fees payable by Grantor with respect to the management of the Trust Property.

    (s) Security Deposits. All security deposits with respect to the Trust Property on the date hereof have been transferred to the Security Deposit Account on the date hereof, and Grantor is in compliance with all Legal Requirements relating to such security deposits as to which failure to comply might, individually or in the aggregate, have a Material Adverse Effect.

    (t) Loan to Value Ratio. To the best knowledge of Grantor, based on the substantial real estate expertise of Grantor, Grantor's familiarity with the Trust Property, and the Appraisal (which Grantor believes to contain a reasonable assessment of the fair market value of the Trust Property), the Allocated Loan Amount does not exceed one hundred twenty-five percent (125%) of the fair market value of the Trust Property. For the purposes of this clause
(t), the term "fair market value" shall be reduced by (i) the amount of any indebtedness secured by a lien affecting the Trust Property that is prior to, or on a parity with, the lien of this Deed of Trust, and (ii) the value of any property that is not "real property" within the meaning of Treas. Reg. Sections
 1.860G-2 and 1.856-3(d).

    (u) Representations Generally. The representations and warranties contained in this Deed of Trust, and the review and inquiry made on behalf of Grantor therefor, have all been made by Persons having the requisite expertise and knowledge to provide such representations and warranties. No representation, warranty or statement of fact made by or on behalf of Grantor in this Deed of Trust or in any certificate, document or schedule furnished to Beneficiary pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading (which may be to Grantor's best knowledge where so provided herein).

    Section 2.06. Removal of Lien. (a) Grantor shall, at its expense, maintain this Deed of Trust as a first lien on the Trust Property and shall keep the Trust Property free and clear of all liens of any kind and nature other than the Permitted Encumbrances. Grantor shall, unless contesting the validity thereof pursuant to Section 2.06(c) hereof, within thirty (30) days following the filing thereof, promptly discharge of record, by bond or otherwise, any such liens and, promptly upon request by Beneficiary, shall deliver to Beneficiary evidence reasonably satisfactory to Beneficiary of the discharge thereof.

    (b) Without limitation to the provisions of Section 2.06(a) hereof, Grantor shall, unless contesting the validity thereof pursuant to Section 2.06(c) hereof, (i) pay, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Trust Property or any part thereof, or on the revenues, rents, issues, income or profits arising therefrom, (ii) cause to be removed of record (by payment or posting of bond or settlement or otherwise) any mechanics', materialmens', laborers' or other lien on the Trust Property, or any part thereof, or on the revenues, rents, issues, income or profit arising therefrom, and (iii) in general, do or cause to be done, without expense to Beneficiary, everything reasonably necessary to preserve in full the lien of this Deed of Trust. If Grantor fails to comply with the requirements of paragraph (b) of this Section 2.06, then, upon ten (10) Business Days' prior notice to Grantor, Beneficiary may, but shall not be obligated to, pay any such lien, and Grantor shall, within ten (10) Business Days after Beneficiary's demand therefor, reimburse Beneficiary for all sums so expended, together with interest thereon at the Default Rate from the date advanced, all of which shall be deemed part of the Debt. Nothing contained herein shall be deemed a consent or request of Beneficiary, express or implied, by inference or otherwise, to the performance of any alteration, repair or other work by any contractor, subcontractor or laborer or the furnishing of any materials by any materialmen in connection therewith.

    (c) Notwithstanding the foregoing, Grantor may contest any lien (other than a lien relating to non-payment of Impositions, the contest of which shall be governed by Section 4.04 hereof) of the type set forth in subparagraph
(b)(ii) of this Section 2.06 provided that, (i) Grantor is contesting the validity of such lien with due diligence and in good faith and by appropriate proceedings, without cost or expense to Beneficiary or any of its agents, employees, officers or directors, (ii) Grantor shall preclude the collection of, or other realization upon, any contested amount from the Trust Property or any revenues from or interest in the Trust Property, (iii) neither the Trust Property nor any part thereof nor interest therein, shall be in any danger of being sold, forfeited or lost by reason of such contest by Grantor, (iv) such contest by Grantor shall not affect the ownership, use or occupancy of the Trust Property, (v) such contest by Grantor shall not subject Beneficiary or Grantor to the risk of civil or criminal liability (other than the civil liability of Grantor for the amount of the lien in question), (vi) such lien is subordinate to the lien of this Deed of Trust or the title insurance policy insuring the lien of this Deed of Trust affirmatively insures, to Beneficiary's reasonable satisfaction, against any loss, cost or damage which Beneficiary may suffer as a result of the existence or enforcement of such lien, (vii) Grantor has not consented to such lien, (viii) in the event that the amount of the lien being disputed is in excess of $50,000, (A) Grantor has given Beneficiary prompt notice of the filing of such lien and, upon request by Beneficiary from time to time, notice of the status of such contest by Grantor and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) through
(vii) of this Section 2.06(c) and (B) in the event that such lien has not been discharged of record within sixty (60) days from the date such lien attached to the Trust Property, Grantor shall deliver to Beneficiary (1) an endorsement to the title insurance policy insuring the lien of this Deed of Trust which insures Beneficiary against loss, cost or damage which may occur as a result of such lien, which endorsement shall be in form and substance reasonably acceptable to Beneficiary, or (2) cash, a bond or other security acceptable to Beneficiary in its reasonable discretion equal to 125% of the contested amount pursuant to collateral arrangements reasonably satisfactory to Beneficiary. Grantor shall promptly pay the obligation secured by such lien upon a final determination of Grantor's liability therefor.

    Section 2.07. Cost of Defending and Upholding this Deed of Trust Lien. If any action or proceeding is commenced to which Beneficiary or Deed Trustee is made a party relating to the Loan Documents and/or the Trust Property or Beneficiary's or Deed Trustee's interest therein or in which it becomes necessary to defend or uphold the lien of this Deed of Trust or any other Loan Document, Grantor shall, on demand, reimburse Beneficiary and/or Deed Trustee for all reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Beneficiary and/or Deed Trustee, in connection therewith, and such sum, together with interest thereon at the Default Rate from and after such demand, until fully paid, shall constitute a part of the Debt.

    Section 2.08. Use of the Trust Property. Grantor will use, or cause to be used, the Trust Property for such use as is permitted pursuant to applicable Legal Requirements including, without limitation, under the certificate of occupancy applicable to the Trust Property, and which is required by the Loan Documents. Grantor shall not suffer or permit the Trust Property or any portion thereof to be used by the public, any tenant, or any Person not subject to a Lease, in a manner as is reasonably likely to impair Grantor's title to the Trust Property, or in such manner as may give rise to a claim or claims of adverse usage or adverse possession by the public, or of implied dedication of the Trust Property or any part thereof.

    Section 2.09. Financial Reports. (a) Grantor will keep and maintain or will cause to be kept and maintained on a fiscal year basis, in accordance with GAAP (or such other accounting basis reasonably acceptable to Beneficiary) consistently applied, proper and accurate books, records and accounts reflecting
(i) all of the financial affairs of Grantor and (ii) all items of income and expense in connection with the operation of the Trust Property or in connection with any services, equipment or furnishings provided in connection with the operation thereof, whether such income or expense may be realized by Grantor or by any other Person whatsoever, excepting lessees unrelated to and unaffiliated with Grantor who have leased from Grantor portions of the Premises for the purpose of occupying the same. Beneficiary shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Grantor or other person maintaining such books, records and accounts and to make such copies or extracts thereof as Beneficiary shall desire. After the occurrence of an Event of Default, Grantor shall pay any costs and expenses incurred by Beneficiary to examine Grantor's accounting records with respect to the Trust Property, as Beneficiary shall determine to be necessary or appropriate in the protection of Beneficiary's interest.

    (b) Grantor shall furnish Beneficiary annually, within ninety (90) days following the end of each Fiscal Year of Grantor, with a complete copy of Grantor's financial statement audited by an Independent certified public accountant that is acceptable to Beneficiary (in accordance with GAAP consistently applied) for such Fiscal Year and containing a statement of revenues and expenses, a statement of assets and liabilities and a statement of Grantor's equity. Together with Grantor's annual financial statements, Grantor shall furnish to Beneficiary an Officer's Certificate certifying as of the date thereof (i) that the annual financial statements accurately represent the results of operation and financial condition of Grantor and the Trust Property all in accordance with GAAP consistently applied, and (ii) whether there exists an event or circumstance which constitutes, or which upon notice or lapse of time or both would constitute, a Default under the Note or any other Loan Document executed and delivered by Grantor, and if such event or circumstance exists, the nature thereof, the period of time it has existed and the action then being taken to remedy such event or circumstance.

    (c) Grantor shall furnish Beneficiary monthly, within thirty (30) days following the end of each month, with a true, complete and correct cash flow statement with respect to the Trust Property in the form attached hereto as Exhibit C and made a part hereof, showing (i) all cash receipts of any kind whatsoever and all cash payments and disbursements, and (ii) year-to-date summaries of such cash receipts, payments and disbursements together with Rent Rolls, occupancy reports and a statement of the sales of tenants under Space Leases, each dated as of the last day of such month, and a certification of the Manager stating that such items are true, complete and correct.

    (d) Grantor shall furnish Beneficiary monthly, within thirty (30) days following the end of each month, with a certification of the Manager stating that all Operating Expenses with respect to the Trust Property which had accrued as of the last day of the month preceding the delivery of the cash flow statement referred to in clause (c) above have been fully paid or otherwise reserved or provided for by the Manager (any such certification or any certification furnished by a Manager pursuant to clause (c) above, a "Manager Certification").

    (e) Grantor shall furnish Beneficiary quarterly, within thirty (30) days following the end of each fiscal quarter of Grantor, with a true, complete and correct rent roll for the Trust Property, including a list of which tenants are in default under their respective leases, dated as of the last day of the fiscal quarter of Grantor, identifying each tenant, the monthly rent and additional rent, if any, payable by such tenant, the expiration date of such tenant's Lease, the security deposit, if any, held by Grantor under the Lease, the space covered by the Lease, and the arrearages for such tenant, if any, and such rent roll shall be accompanied by an Officer's Certificate, dated as of the date of the delivery of such rent roll, certifying that such rent roll is true, correct and complete in all material respects as of its date.

    (f)  Grantor shall furnish to Beneficiary, within fifteen (15) Business
Days after Beneficiary's request therefor, such further detailed information with respect to the operation of the Trust Property and the financial affairs of Grantor as may be reasonably requested by Beneficiary.

    (g) Grantor shall cause the Manager to furnish to Beneficiary, within thirty (30) days after the end of each month, a schedule of tenant security deposits showing any activity in the Security Deposit Account for such month, together with a certification of the Manager as to the balance in such Security Deposit Account and that such tenant security deposits are being held in accordance with all Legal Requirements.

    (h) Grantor shall furnish Beneficiary annually, within ninety (90) days after the end of each Fiscal Year, with a report setting forth (i) the Net Operating Income for such Fiscal Year, (ii) the average occupancy rate of the Trust Property during such Fiscal Year, (iii) the capital repairs, replacements and improvements performed at the Trust Property during such Fiscal Year and the aggregate Recurring Capital Expenditures made in connection therewith, (iv) the balance contained in each of the Sub-Accounts as of the end of such Fiscal Year (which balance Beneficiary shall provide upon Grantor's written request therefor), together with (v) an Officer's Certificate containing a review of the operations of the Trust Property for such Fiscal Year.

    (i) Grantor shall furnish Beneficiary promptly upon transmission thereof, with copies of all financial statements, proxy statements, notices and reports of the REIT as the REIT shall send to its public shareholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission).

    (j) From and after the Optional Prepayment Date, Grantor will furnish Beneficiary, at least forty-five (45) days prior to the end of each Fiscal Year, with an annual operating budget (the "Operating Budget") and capital budget (the "Capital Budget") for the forthcoming Fiscal Year (together, the "Annual Budget") showing a budget by month and quarter and for the forthcoming Fiscal Year as a whole which shall be in form and substance reasonably acceptable to Beneficiary.

    Section 2.10. Litigation. Grantor shall give prompt written notice to Beneficiary of any litigation or governmental proceedings pending or threatened (in writing) against Grantor which might have a Material Adverse Effect.

    Section 2.11. Updates of Representations. Grantor shall deliver to Beneficiary within ten (10) days of the request of Beneficiary, which request may be given not less than ten (10) days nor more than fifteen (15) days prior to the anticipated date of Securitization, an Officer's Certificate updating all of the representations and warranties contained in this Deed of Trust and the other Loan Documents and certifying that all of the representations and warranties contained in this Deed of Trust and the other Loan Documents, as updated pursuant to such

Officer's Certificate, are true, accurate and complete as of the date of such Officer's Certificate.

                     ARTICLE III:  INSURANCE AND CASUALTY RESTORATION

    Section 3.01. Insurance Coverage. Grantor shall, at its expense, maintain the following insurance coverages with respect to the Trust Property during the term of this Deed of Trust:

         (a) (i) Insurance against loss or damage by fire, casualty and other hazards included in an "all-risk" extended coverage endorsement or its equivalent, with such endorsements as Beneficiary may from time to time reasonably require and which are customarily required by Institutional Lenders of similar properties similarly situated, covering the Trust Property in an amount not less than the greater of (A) 100% of the insurable replacement value of the Trust Property (exclusive of the Premises and footings and foundations) and (B) such other amount as is necessary to prevent any reduction in such policy by reason of and to prevent Grantor, Beneficiary or any other insured thereunder from being deemed to be a co-insurer. Not less frequently than once every three years, Grantor, at its option, shall either (A) have the Appraisal updated or obtain a new appraisal of the Trust Property, (B) have a valuation of the Trust Property made by or for its insurance carrier conducted by an appraiser experienced in valuing properties of similar type to that of the Trust Property which are in the geographical area in which the Trust Property is located or (C) provide such other evidence as will, in Beneficiary's sole judgment, enable Beneficiary to determine whether there shall have been an increase in the insurable value of the Trust Property and Grantor shall deliver such updated Appraisal, new appraisal, insurance valuation or other evidence acceptable to Beneficiary, as the case may be, and, if such updated Appraisal, new appraisal, insurance valuation, or other evidence acceptable to Beneficiary reflects an increase in the insurable value of the Trust Property, the amount of insurance required hereunder shall be increased accordingly and Grantor shall deliver evidence satisfactory to Beneficiary that such policy has been so increased.

              (ii) Commercial comprehensive general liability insurance against claims for personal and bodily injury and/or death to one or more persons or property damage, occurring on, in or about the Trust Property (including the adjoining streets, sidewalks and passageways therein) in such amounts as Beneficiary may from time to time reasonably require (but in no event shall Beneficiary's requirements be increased more frequently than once during each twelve (12) month period) and which are customarily required by Institutional Lenders for similar properties similarly situated, but not less than $10,000,000.00.

              (iii)  Business interruption rent loss or other similar insurance
    (A) with loss payable to Beneficiary, (B) covering all risks required to be covered by the insurance provided for in Section 3.01(a)(i), (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Trust Property has been repaired, the continued loss of rental income shall be insured until six (6) months after completion of such repairs notwithstanding, that the policy may expire prior to the end of such period, and (D) in an amount not less than 100% of the actual fixed or base rent plus percentage rent based on the preceding twelve (12) month period. The amount of such insurance shall be determined upon the execution of this Deed of Trust, and not more frequently than once each calendar year thereafter based on Grantor's reasonable estimate of projected fixed or base rent plus percentage rent, from the Trust Property for the next succeeding twelve (12) months. In the event the Trust Property shall be damaged or destroyed, Grantor shall and hereby does assign to Beneficiary all payment of claims under the policies of such insurance, and all amounts payable thereunder, and all net amounts, shall be collected by Beneficiary under such policies and shall be applied in accordance with this Deed of Trust; provided, however, that nothing herein contained shall be deemed to relieve Grantor of its obligations to timely pay all amounts due under the Loan Documents, except to the extent such amounts are actually paid out of the proceeds of such insurance.

              (iv) War risk insurance when such insurance is obtainable from the United States of America or any agency or instrumentality thereof at reasonable rates (for the maximum amount of insurance obtainable) and if requested by Beneficiary, and such insurance is then customarily required by Institutional Lenders of similar properties similarly situated.

              (v) Insurance against loss or damages from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or hereafter installed at the Trust Property, in such amounts as Beneficiary may from time to time reasonably require and which are then customarily required by Institutional Lenders of similar properties similarly situated.

              (vi) Flood insurance in an amount equal to the full insurable value of the Trust Property or the maximum amount available, whichever is less, if the Improvements are located in an area designated by the Secretary of Housing and Urban Development as being "an area of special flood hazard" under the National Flood Insurance Program (i.e., having a one percent or greater chance of flooding), and if flood insurance is available under the National Flood Insurance Act and is required by Beneficiary.

              (vii) Worker's compensation insurance or other similar insurance which may be required by Governmental Authorities or Legal Requirements.

              (viii) Insurance against loss or damage from earthquakes, together with such other insurance as may from time to time be required by Beneficiary and which is then customarily required by Institutional Lenders for similar properties similarly situated, against other insurable hazards, including, but not limited to, malicious mischief, vandalism or windstorm, which at the time are commonly insured against and generally available in the case of properties similarly situated, due regard to be given to the size and type of the Premises, Improvements, Fixtures and Equipment and their location, construction and use.

         (b) If Grantor is a partnership, Grantor shall cause SPC to maintain fidelity insurance in an amount equal to or greater than the annual Operating Income of the Trust Property for the six (6) month period immediately preceding the date on which the premium for such insurance is due and payable.

         (c) Grantor shall cause any Manager of the Trust Property to maintain fidelity insurance in an amount equal to or greater than the annual Operating Income of the Trust Property for the six (6) month period immediately preceding the date on which the premium for such insurance is due and payable or such lesser amount as Beneficiary shall approve.

    Section 3.02. Policy Terms. (a) All insurance required by this Article III shall be in the form (other than with respect to Sections 3.01(a)(vi) and (vii) above when insurance in those two sub-sections is placed with a governmental agency or instrumentality on such agency's forms) and amount and with deductibles as, from time to time, shall be reasonably acceptable to Beneficiary, under valid and enforceable policies issued by financially responsible insurers authorized to do business in the State where the Trust Property is located, with a claims paying ability rating of not less than "AA" from the Rating Agency or, if not rated by the Rating Agency, then a claims paying ability rating of "AA" from at least two nationally recognized statistical rating agencies (one of which must be Standard & Poor's); provided, however, with respect to insurance against damage or loss resulting from earthquake damage, a claims paying ability rating of not less than "BBB" from the Rating Agency shall be acceptable. Originals or certified copies of all insurance policies shall be delivered to and held by Beneficiary. All such policies (except policies for worker's compensation) shall name Beneficiary as an additional named insured, shall provide for loss payable to Beneficiary and shall contain (or have attached):
 (i) standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Beneficiary notwithstanding the negligent or willful acts or omissions of Grantor; (ii) a waiver of subrogation endorsement as to Beneficiary; (iii) an endorsement indicating that neither Beneficiary nor Grantor shall be or be deemed to be a co-insurer with respect to any casualty risk insured by such policies and shall provide for a deductible per loss of an amount not more than that which is customarily maintained by owners of similar properties similarly situated, and (iv) a provision that such policies shall not be canceled, terminated, denied renewal or amended, including, without limitation, any amendment reducing the scope or limits of coverage, without at least thirty (30) days' prior written notice to Beneficiary in each instance. Not less than thirty
(30) days prior to the expiration dates of the insurance policies obtained pursuant to this Deed of Trust, originals or certified copies of renewals of such policies (or certificates evidencing such renewals) bearing notations evidencing the payment of premiums or accompanied by other reasonable evidence of such payment (which premiums shall not be paid by Grantor through or by any financing arrangement which would entitle an insurer to terminate a policy) shall be delivered by Grantor to Beneficiary. Grantor shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Article III.

    (b) If Grantor fails to maintain and deliver to Beneficiary the original policies or certificates of insurance required by this Deed of Trust, or if there are insufficient funds in the Basic Carrying Costs Sub-Account to pay the premiums for same, Beneficiary may, at its option, procure such insurance, and Grantor shall pay, or as the case may be, reimburse Beneficiary for, all premiums thereon promptly, upon demand by Beneficiary, with interest thereon at the Default Rate from the date paid by Beneficiary to the date of repayment and such sum shall constitute a part of the Debt.

    (c) Grantor shall notify Beneficiary of the renewal premium of each insurance policy and, upon Grantor's failure to pay such premium in accordance with the terms of this Deed of Trust, Beneficiary shall be entitled to pay, or upon Grantor's written request, shall pay such amount on behalf of Grantor from the Basic Carrying Costs Sub-Account to the extent of funds deposited in such Sub-Account. With respect to insurance policies which

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require periodic payments (i.e., monthly or quarterly) of premiums,
Beneficiary shall be entitled to pay such amounts fifteen (15) days (or such lesser number of days as Beneficiary shall determine) prior to the respective due dates of such installments.

    Section 3.03. Assignment of Policies. (a) Grantor hereby assigns to Beneficiary the proceeds of all insurance (other than liability insurance) obtained pursuant to this Deed of Trust, all of which proceeds shall be payable to Beneficiary as collateral and further security for the payment of the Debt and the performance of the Cross-collateralized Borrowers' obligations, and Grantor hereby authorizes and directs the issuer of any such insurance to make payment of such proceeds directly to Beneficiary. Except as otherwise expressly provided in Section 3.04 or elsewhere in this Article III, Beneficiary shall have the option, in its discretion, and without regard to the adequacy of its security, to apply all or any part of the proceeds it may receive pursuant to this Article in such manner as Beneficiary may elect to any one or more of the following: (i) the payment of the Debt, whether or not then due, in any proportion or priority as Beneficiary, in its discretion, may elect, but only up to an amount equal to the Release Price, and if such election is made by Beneficiary, and provided that no Event of Default has occurred and is continuing, such proceeds in excess of the Release Price shall be distributed to Grantor,(ii) the repair or restoration of the Trust Property, (iii) the cure of any Default or (iv) the reimbursement of the costs and expenses of Beneficiary incurred pursuant to the terms hereof in connection with the recovery of the Insurance Proceeds. Nothing herein contained shall be deemed to excuse Grantor from repairing or maintaining the Trust Property as required pursuant to the terms of Article VIII hereof (as contrasted to restoring the Trust Property following a casualty thereof which may be required pursuant to Section 3.04 hereof) as provided in this Deed of Trust, and the application or release by Beneficiary of any Insurance Proceeds shall not cure or waive any Default or notice of Default.

    (b) In the event of the foreclosure of this Deed of Trust or any other transfer of title or assignment of all or any part of the Trust Property in extinguishment, in whole or in part, of the Debt, all right, title and interest of Grantor in and to all policies of insurance (other than liability insurance) required by this Deed of Trust shall inure to the benefit of the successor in interest to Grantor or the purchaser of the Trust Property. If, prior to the receipt by Beneficiary of any proceeds, the Trust Property or any portion thereof shall have been sold on foreclosure of this Deed of Trust or by deed in lieu thereof or otherwise, or any claim under such insurance policy arising during the term of this Deed of Trust is not paid until after the extinguishment of the Debt, and Beneficiary shall not have

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received the entire amount of the Debt outstanding at the time of such extinguishment, whether or not a deficiency judgment on this Deed of Trust shall have been sought or recovered or denied, then, the proceeds of any such insurance to the extent of the amount of the Debt not so received, shall be paid to and be the property of Beneficiary, together with interest thereon at the Default Rate, and the reasonable attorney's fees, costs and disbursements incurred by Beneficiary in connection with the collection of the proceeds which shall be paid to Beneficiary and Grantor hereby assigns, transfers and sets over to Beneficiary all of Grantor's right, title and interest in and to such proceeds. Notwithstanding any provisions of this Deed of Trust to the contrary, Beneficiary shall not be deemed to be a trustee or other fiduciary with respect to its receipt of any such proceeds, which may be commingled with any other monies of Beneficiary; provided, however, that Beneficiary shall use such proceeds for the purposes and in the manner permitted by this Deed of Trust. Any proceeds deposited with Beneficiary shall be held by Beneficiary in an interest-bearing account, but Beneficiary makes no representation or warranty as to the rate or amount of interest, if any, which may accrue on such deposit and shall have no liability in connection therewith. Interest accrued, if any, on the proceeds shall be deemed to constitute a part of the proceeds for purposes of this Deed of Trust. The provisions of this Section 3.03(b) shall survive the termination of this Deed of Trust by foreclosure, deed in lieu thereof or otherwise as a consequence of the exercise of the rights and remedies of Beneficiary hereunder after a Default.

    Section 3.04. Casualty Restoration. (a) (i) In the event of any damage to or destruction of the Trust Property, Grantor shall give prompt written notice to Beneficiary (which notice shall set forth Grantor's good faith estimate of the cost of repairing or restoring such damage or destruction, or if Grantor cannot reasonably estimate the anticipated cost of restoration, Grantor shall nonetheless give Beneficiary prompt notice of the occurrence of such damage or destruction, and will diligently proceed to obtain estimates to enable Grantor to quantify the anticipated cost and time required for such restoration, whereupon Grantor shall promptly notify Beneficiary of such good faith estimate) and, provided that restoration does not violate any Legal Requirements, and that Beneficiary does not apply any of the Insurance Proceeds resulting therefrom to the Debt, Grantor shall promptly commence and diligently prosecute to completion the repair, restoration or rebuilding of the Trust Property so damaged or destroyed to a condition such that the Trust Property shall be at least equal in value to that immediately prior to the damage to the extent practicable, in full compliance with all Legal Requirements and the provisions of all Leases, and in accordance with Section 3.04(b) below. Such repair, restoration or rebuilding of the Trust Property are sometimes hereinafter collectively referred to as the "Work".

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    (ii)  Grantor shall not adjust, compromise or settle any claim for
Insurance Proceeds without the prior written consent of Beneficiary, which shall not be unreasonably withheld or delayed; provided, however, that, except during the continuance of an Event of Default, Beneficiary's consent shall not be required with respect to the adjustment, compromising or settlement of any claim for Insurance Proceeds in an amount less than $100,000.

    (iii) Subject to Section 3.04(a)(iv), Beneficiary shall apply any Insurance Proceeds which it may receive towards the Work in accordance with
Section 3.04(b) and the other applicable sections of this Article III.

    (iv) If (A) a Default shall have occurred and shall be continuing, (B) Beneficiary is not reasonably satisfied that the Debt Service Coverage after substantial completion of the Work, will be at least equal to the Required Debt Service Coverage, (C) any Lease or Leases covering thirty percent (30%) or more of the Total GLA shall not continue in full force and effect (provided, however, if Grantor shall have entered into one or more leases or letters of intent with prospective tenants with respect to the leasing of all or a portion of the space physically affected by such destruction which are, or in the case of letters of intent, which contemplate leases which will be, in form and substance substantially similar to the Leases which are terminating and which provide for rental and other payments thereunder, net of any rebates, credits and other concessions granted or to be granted by Grantor thereunder, equal to not less than 85% of the rental and other payments due immediately prior to such destruction under the Leases which are terminating and Grantor shall have delivered a copy of each such lease or letter of intent to Beneficiary, the provisions of this clause (C) shall not be applicable), (D) more than 75% of the reasonably estimated aggregate insurable value of the Trust Property is damaged or destroyed or (E) Beneficiary is not reasonably satisfied the Work can be completed six (6) months prior to Maturity (collectively, a "Substantial Casualty"), Beneficiary shall have the option, in its sole discretion to apply any Insurance Proceeds it may receive pursuant to this Deed of Trust (less any cost to Beneficiary of recovering and paying out such proceeds incurred pursuant to the terms hereof and not otherwise reimbursed to Beneficiary, including, without limitation, reasonable attorneys' fees and expenses) to the payment of the Debt, without any prepayment fee or charge of any kind, or to allow such proceeds to be used for the Work pursuant to the terms and subject to the conditions of Section 3.04(b) hereof and the other applicable sections of this Article III.

    (v) In the event that Beneficiary elects or is obligated hereunder to allow Insurance Proceeds to be used for the Work, any excess proceeds remaining after completion of such Work, up to an amount equal to the Release Price, shall be applied to the


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payment of the Debt without any prepayment fee or charge of any kind, and, provided that no Event of Default has occurred and is continuing, the balance of any excess Insurance Proceeds remaining after such application shall be distributed to Grantor.

    (b) If any Condemnation Proceeds, in accordance with Section 6.01 or any Insurance Proceeds in accordance with Section 3.04(a), are to be applied to the repair, restoration or rebuilding of the Trust Property, then such proceeds shall be deposited into the Loss Proceeds Account, held by Beneficiary and shall be paid out from time to time to Grantor as the Work progresses (less any cost to Beneficiary of recovering and paying out such proceeds, including, without limitation, reasonable attorneys' fees, disbursements and costs allocable to inspecting the Work and the plans and specifications therefor but without duplication of expenditures between Grantor or Beneficiary) subject to Section 5.11 hereof and to all of the following conditions:

         (i) An architect or engineer selected by Grantor and reasonably acceptable to Beneficiary (an "Architect" or "Engineer") or a Person otherwise reasonably acceptable to Beneficiary, shall have delivered to Beneficiary a certificate estimating the cost of completing the Work, and, if the amount set forth therein is more than the sum of the amount of Insurance Proceeds then being held by Beneficiary in connection with a casualty and amounts agreed to be paid as part of a final settlement under the insurance policy upon or before completion of the Work, Grantor shall have delivered to Beneficiary (A) cash collateral in an amount equal to such excess, (B) an unconditional, irrevocable, clean sight draft letter of credit, in form, substance and issued by a bank reasonably acceptable to Beneficiary, in the amount of such excess and draws on such letter of credit shall be made by Beneficiary to make payments pursuant to this
    Article III following exhaustion of the Insurance Proceeds therefore or
    (C) a completion bond in form, substance and issued by a surety company reasonably acceptable to Beneficiary.

         (ii) If the cost of the Work is reasonably estimated by an Architect or Engineer in a certification reasonably acceptable to Beneficiary to be equal to or exceed ten percent (10%) of the Allocated Loan Amount, such Work shall be performed under the supervision of an Architect or Engineer, it being understood that the plans and specifications with respect thereto shall provide for Work so that, upon completion thereof, the Trust Property shall be at least equal in replacement value and general utility to the Trust Property prior to the damage or destruction.

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         (iii)  Each request for payment shall be made on not less than ten
    (10) days' prior notice to Beneficiary and shall be accompanied by a certificate of an Architect or Engineer, or, if the Work is not required to be supervised by an Architect or Engineer, by an Officer's Certificate stating (A) that payment is for Work completed in substantial compliance with the plans and specifications, if required under clause (ii) above, (B) that the sum requested is required to reimburse Grantor for payments by Grantor to date, or is due to the contractor, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by Beneficiary does not exceed the value of the Work done to the date of such certificate, (C) if the sum requested is to cover payment relating to repair and restoration of personal property required or relating to the Trust Property, that title to the personal property items covered by the request for payment is vested in Grantor (unless Grantor is lessee of such personal property), and (D) that the Insurance Proceeds and other amounts deposited by Grantor held by Beneficiary after such payment is more than the estimated remaining cost to complete such Work; provided, however, that if such certificate is given by an Architect or Engineer, such Architect or Engineer shall certify as to clause (A) above, and such Officer's Certificate shall certify as to the remaining clauses above. Additionally, each request for payment shall contain a statement signed by Grantor stating that the requested payment is for Work satisfactorily done to date.

         (iv) Each request for payment shall be accompanied by waivers of lien, in customary form and substance, covering that part of the Work for which payment or reimbursement is being requested and, if required by Beneficiary, a search prepared by a title company or licensed abstractor, or by other evidence satisfactory to Beneficiary that there has not been filed with respect to the Trust Property any mechanic's or other lien or instrument for retention of title relating to any part of the Work not discharged of record. Additionally, as to any personal property covered by the request for payment, Beneficiary shall be furnished with evidence of having incurred a payment obligation therefor and such further evidence reasonably satisfactory to assure Beneficiary that UCC filings therefor provide a valid first lien on the personal property.

         (v) Beneficiary shall have the right to inspect the Work at all reasonable times upon reasonable prior notice and may condition any disbursement of Insurance Proceeds upon satisfactory compliance by Grantor with the provisions

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    hereof.  Neither the approval by Beneficiary of any required plans and specifications for the Work nor the inspection by Beneficiary of the Work shall make Beneficiary responsible for the preparation of such plans and specifications, or the compliance of such plans and specifications of the Work, with any applicable law, regulation, ordinance, covenant or agreement.

         (vi) Insurance Proceeds shall not be disbursed more frequently than once every thirty (30) days.

         (vii) Until such time as the Work has been substantially completed, Beneficiary shall not be obligated to disburse up to ten percent (10%) of the cost of the Work (the "Retention Amount") to Grantor. Upon substantial completion of the Work, Grantor shall send notice thereof to Beneficiary and, subject to the conditions of Section 3.04(b)(i)-(iv), Beneficiary shall disburse one-half of the Retention Amount to Grantor; provided, however, that the remaining one-half of the Retention Amount shall be disbursed to Grantor when Beneficiary shall have received copies of any and all final certificates of occupancy or other certificates, licenses and permits required for the ownership, occupancy and operation of the Trust Property in accordance with all Legal Requirements. Grantor hereby covenants to diligently seek to obtain any such certificates, licenses and permits.

    (c) If Grantor (i) within one hundred twenty (120) days after the occurrence of any damage to the Trust Property or any portion thereof (or such shorter period as may be required under any Major Space Lease) shall fail to submit to Beneficiary for approval plans and specifications (if required pursuant to Section 3.04(b)(ii) hereof and if Beneficiary is obligated or has elected to make such Loss Proceeds available to Grantor for the Work) for the Work (approved by the Architect and by all Governmental Authorities whose approval is required), (ii) after any such plans and specifications are approved by all Governmental Authorities, the Architect and Beneficiary, shall fail to promptly commence such Work or (iii) shall fail to diligently prosecute such Work to completion, then, in addition to all other rights available hereunder, at law or in equity, Beneficiary, or any receiver of the Trust Property or any portion thereof, upon five (5) days' prior notice to Grantor (except in the event of emergency in which case no notice shall be required), may (but shall have no obligation to) perform or cause to be performed such Work, and may take such other steps as it reasonably deems advisable. Grantor hereby waives, for Grantor, any claim, other than for gross negligence or willful misconduct, against Beneficiary and any receiver arising out of any act or omission of Beneficiary or such receiver pursuant hereto, and Beneficiary may apply all or any portion of the proceeds of

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insurance (without the need to fulfill any other requirements of this Section
3.04) to reimburse Beneficiary and such receiver, for all costs not reimbursed to Beneficiary or such receiver upon demand together with interest thereon at the Default Rate from the date such amounts are advanced until the same are paid to Beneficiary or the receiver.

    (d) Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact, coupled with an interest, to collect and receive any insurance proceeds paid with respect to any portion of the Trust Property or the insurance policies required to be maintained hereunder, and to endorse any checks, drafts or other instruments representing any insurance proceeds whether payable by reason of loss thereunder or otherwise.

    Section 3.05. Compliance with Insurance Requirements. Grantor promptly shall comply with, and shall cause the Trust Property to comply with, all Insurance Requirements, even if such compliance requires structural changes or improvements or would result in interference with the use or enjoyment of the Trust Property or any portion thereof provided Grantor shall have a right to contest in good faith and with diligence such Insurance Requirements provided (a) no Default shall exist during such contest and such contest shall not subject the Trust Property or any portion thereof to any lien or affect the priority of the lien of this Deed of Trust, (b) failure to comply with such Insurance Requirements will not subject Beneficiary, Deed Trustee or any of their agents, employees, officers or directors to any civil or criminal liability, (c) such contest will not cause any reduction in insurance coverage, (d) such contest shall not affect the ownership, use or occupancy of the Trust Property, (e) the Trust Property or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Grantor, (f) Grantor has given Beneficiary prompt notice of such contest and, upon request by Beneficiary from time to time, notice of the status of such contest by Grantor and/or information of the continuing satisfaction of the conditions set forth in clauses (a) through (e) of this Section 3.05, (g) upon a final determination of such contest Grantor shall promptly comply with the requirements thereof, and (h) prior to and during such contest Grantor shall furnish to Beneficiary security satisfactory to Beneficiary, in its reasonable discretion, against loss or injury by reason of such contest or the non-compliance with such Insurance Requirement (and if such security is cash, Beneficiary shall deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Deed of Trust, but Beneficiary (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and (ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such

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security and any such security may be commingled with other monies of
Beneficiary). If Grantor shall use the Trust Property or any portion thereof in any manner which could permit the insurer to cancel any insurance required to be provided hereunder, Grantor immediately shall obtain a substitute policy which shall satisfy the requirements of this Deed of Trust and which shall be effective on or prior to the date on which any such other insurance policy shall be canceled. Grantor shall not by any action or omission invalidate any insurance policy required to be carried hereunder unless such policy is replaced as aforesaid, or materially increase the premiums on any such policy above the normal premium charged for such policy. Grantor shall cooperate with Beneficiary in obtaining for Beneficiary the benefits of any insurance proceeds lawfully or equitably payable to Beneficiary in connection with the transaction contemplated hereby.

    Section 3.06.  Event of Default During Restoration.   Notwithstanding
anything to the contrary contained in this Deed of Trust including, without limitation, the provisions of this Article 3, if, at the time of any casualty affecting the Trust Property or any part thereof, or at any time during any Work, or at any time that Beneficiary is holding or is entitled to receive any proceeds of any insurance pursuant to this Deed of Trust, an Event of Default exists and is continuing, Beneficiary shall then have no obligation to make such proceeds available for Work and Beneficiary shall have the right and option, to be exercised in its sole and absolute discretion and election, with respect to the proceeds of any such insurance, either to retain and apply such proceeds in reimbursement for the actual costs, fees and expenses incurred by Beneficiary in accordance with the terms hereof in connection with the adjustment of the loss and any balance toward payment of the Debt in such priority and proportions as Beneficiary in its sole discretion shall deem proper, or towards the Work, upon such terms and conditions as Beneficiary shall determine, or to cure such Event of Default, or to any one or more of the foregoing as Beneficiary, in its sole and absolute discretion, may determine.

    Section 3.07. Application of Proceeds to Debt Reduction. (a) Notwithstanding anything herein contained to the contrary, upon failure on the part of Grantor promptly to commence the Work or to proceed diligently and continuously to completion of the Work, which failure shall continue after notice for thirty (30) days, Beneficiary may apply any Loss Proceeds it then or thereafter holds, up to an amount equal to the Release Price to the payment of the Debt in accordance with the provisions of the Note; provided, however, that Beneficiary shall be entitled to apply at any time all or any portion of the Loss Proceeds it then holds to the extent necessary to cure any Event of Default.

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    (b)  No damage to the Trust Property, or any part thereof, by fire or other casualty whatsoever, whether such damage be partial or total, shall relieve Grantor from its liability (i) to pay in full the Debt and (ii) to perform its obligations under this Deed of Trust and the other Loan Documents (other than restoring the Trust Property following damage thereto if such damage is the basis for any Loss Proceeds delivered to Beneficiary and such Loss Proceeds are not made available to Grantor for restoration) except to the extent any rent (business interruption) insurance is paid to Beneficiary and applied to the Debt.

    (c) If any Loss Proceeds are applied to reduce the Debt, Beneficiary shall apply the same in accordance with the provisions of the Note.

    (d) Notwithstanding anything herein contained to the contrary, whenever this Deed of Trust provides that upon the occurrence of a casualty or Condemnation Beneficiary may elect to apply Loss Proceeds to reduce the Debt or that Loss Proceeds may be applied to the payment of the Debt or words of similar import, if Beneficiary elects to apply Loss Proceeds to reduce the Debt, Grantor may, provided no Event of Default has occurred and is continuing, by giving prompt written notice to Beneficiary following Grantor's notice to Grantor that Loss Proceeds are to be applied to reduce the Debt, elect to defease a portion of the Debt in accordance with Section
15.01 hereof equal to the net Loss Proceeds, after deducting Beneficiary's costs of collection and Grantor's reasonable costs of collection, if any.

                            ARTICLE IV:  IMPOSITIONS

    Section 4.01. Payment of Impositions, Utilities and Taxes, etc. (a) Grantor shall pay, or cause to be paid by giving the notice to Beneficiary pursuant to Section 5.06 hereof to pay Impositions and ground rents, all Impositions and ground rents at least five (5) days prior to the date upon which any fine, penalty, interest or cost for nonpayment is imposed, and furnish to Beneficiary, upon request, receipted bills of the appropriate taxing authority or other documentation reasonably satisfactory to Beneficiary evidencing the payment thereof. If Grantor shall fail to pay any Imposition in accordance with this Section and is not contesting or causing a contesting of such Imposition in accordance with Section 4.04 hereof, Beneficiary shall have the right, but shall not be obligated, to pay that Imposition, and Grantor shall repay to Beneficiary, on demand, any amount paid by Beneficiary, with interest on the portion so paid by Beneficiary in excess of the funds then on deposit in the Basic Carrying Costs Sub-Account at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall

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constitute a portion of the Debt secured by this Deed of Trust and the other
Cross-collateralized Mortgages.

    (b) Grantor shall, prior to the date upon which any fine, penalty, interest or cost for the nonpayment is imposed, pay or cause to be paid all charges for electricity, power, gas, water and other services and utilities in connection with the Trust Property which do not constitute Impositions or ground rents paid pursuant to Section 4.01(a) hereof and shall, upon request, deliver to Beneficiary receipts or other documentation reasonably satisfactory to Beneficiary evidencing payment thereof. If Grantor shall fail to pay any amount required to be paid by Grantor pursuant to this
Section 4.01 and is not contesting such charges in accordance with Section
4.04 hereof, Beneficiary shall have the right, but shall not be obligated, to pay that amount, and Grantor will repay to Beneficiary, on demand, any amount paid by Beneficiary with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by this Deed of Trust and the other Cross-collateralized Mortgages.

    (c) Grantor shall pay all taxes, charges, filing, registration and recording fees, excises and levies which do not constitute Impositions or ground rents paid pursuant to Section 4.01(a) hereof imposed upon Beneficiary by reason of or in connection with its ownership of any Loan Document or any other instrument related thereto, or resulting from the execution, delivery and recording of, or the lien created by, or the obligation evidenced by, any of them (other than income, franchise and other similar taxes, withholding taxes imposed on Beneficiary, if Beneficiary is organized under the laws of a jurisdiction outside of the United States of America) and shall pay all corporate stamp taxes, if any, and other taxes, required to be paid on the Loan Documents. If Grantor shall fail to make any such payment within ten
(10) days after written notice thereof from Beneficiary, Beneficiary shall have the right, but shall not be obligated, to pay the amount due, and Grantor shall reimburse Beneficiary therefor, on demand, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by this Deed of Trust and the other Cross-collateralized Mortgages.

    Section 4.02. Deduction from Value. In the event of the passage after the date of this Deed of Trust of any Legal Requirement deducting from the value of the Trust Property for the purpose of taxation, any lien thereon or changing in any way the Legal Requirements now in force for the taxation of this Deed of Trust, the other Cross-collateralized Mortgages and/or the Debt for federal, state or local purposes, or the manner of the operation of any such taxes so as to adversely affect the interest of Beneficiary, or impose any tax or other charge on any Loan

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Document, then Grantor will pay such tax, with interest and penalties thereon, if any, within the statutory period. In the event the payment of such tax or interest and penalties by Grantor would be unlawful, or taxable to Beneficiary or unenforceable or provide the basis for a defense of usury, then in any such event, Beneficiary shall have the option, by written notice of not less than thirty (30) days, to declare the Debt immediately due and payable, with no prepayment penalty.

    Section 4.03. No Joint Assessment. Grantor shall not consent to or initiate the joint assessment of the Premises or the Improvements (a) with any other real property constituting a separate tax lot and Grantor represents and covenants that the Premises and the Improvements are and shall remain a separate tax lot or (b) with any portion of the Trust Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Trust Property as a single lien.

    Section 4.04. Right to Contest. Grantor shall have the right, at its sole expense, to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Beneficiary or any of its agents, employees, officers or directors, the validity, amount or application of any Imposition or any charge described in Section 4.01(b), provided that
(a) no Default or Event of Default shall exist during such proceedings and such contest shall not (unless Grantor shall comply with clause (d) of this Section 4.04) subject the Trust Property or any portion thereof to any lien or affect the priority of the lien of this Deed of Trust, (b) failure to pay such Imposition or charge will not subject Beneficiary, Deed Trustee or any of their agents, employees, officers or directors to any civil or criminal liability, (c) the contest suspends enforcement of the Imposition or charge (unless Grantor first pays the Imposition or charge), (d) such contest shall not affect the ownership, use or occupancy of the Trust Property, (e) the Trust Property or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Grantor, (f) upon a final determination of such contest, Grantor shall promptly comply with the requirements thereof and (g) in the event that the amount of the Imposition or charge being contested is in excess of $50,000,
(i) Grantor has given Beneficiary prompt notice of the commencement of such contest and upon request by Beneficiary, from time to time, notice of the status of such contest by Grantor and/or confirmation of the continuing satisfaction of clauses (a) through (e) of this Section 4.04, and (ii) prior to and during such contest, Grantor shall furnish to Beneficiary security satisfactory to Beneficiary, in its reasonable discretion, against loss or injury by reason of such contest or the non-payment of such Imposition or charge (and if such security is

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cash, Beneficiary may deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Deed of Trust, but Beneficiary (A) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and (B) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Beneficiary). Upon completion of any contest, Grantor shall immediately pay the amount due, if any, and deliver to Beneficiary proof of the completion of the contest and payment of the amount due, if any, following which, Beneficiary shall return the security, if any, deposited with Beneficiary pursuant to clause (g)(ii) of this Section 4.04. Grantor shall not pay any Imposition in installments unless permitted by applicable Legal Requirements, and shall, upon the request of Beneficiary, deliver copies of all notices relating to any Imposition or other charge covered by this Article IV to Beneficiary.

    Section 4.05. No Credits on Account of the Debt. Grantor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Impositions assessed against the Trust Property or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Trust Property, or any part thereof, by reason of this Deed of Trust or the Debt. In the event such claim, credit or deduction shall be required by Legal Requirements, Beneficiary shall have the option, by written notice of not less than thirty (30) days, to declare the Debt immediately due and payable.

    Section 4.06. Documentary Stamps. If, at any time, the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Deed of Trust, or impose any other tax or charges on the same, Grantor will pay the same, with interest and penalties thereon, if any.

                      ARTICLE V:  CENTRAL CASH MANAGEMENT

    Section 5.01. Cash Flow. Grantor hereby acknowledges and agrees that from and after the Closing Date through the date that the Debt is paid in full (i) the Rent (which for the purposes of this Section 5.01 shall not include security deposits from tenants under valid Leases held by Grantor and not applied towards Rent) derived from the Trust Property, (ii) Loss Proceeds which are not required to be made available to Grantor for restoration pursuant to Article III or Article VI hereof and (iii) the proceeds of the Rate-cap Agreement shall be utilized in accordance with this Article V (a) to fund the Basic Carrying Costs Sub-Account, (b) to fund the Debt Service Payment Sub-

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-Account, (c) to fund the Capital Expenditure Reserve Sub-Account, (d) to the extent applicable, to fund the Operations and Maintenance Expense Sub-Account and (e) to the extent applicable, to fund the Curtailment Reserve Fund Sub-Account. Grantor shall cause the Manager to collect security deposits from tenants under valid Space Leases, which shall be held by the Manager, as agent for Grantor, in accordance with applicable law and in a segregated bank account in an Eligible Account (the "Security Deposit Account"). Grantor shall cause all rental payments made by tenants and other payments constituting Rent to be paid by check, cashier's check or money order, made payable to Grantor, or its successors or assigns. Grantor shall give each tenant under a Lease an irrevocable direction in the form of Exhibit F hereof or in such other form as Beneficiary shall, in its reasonable discretion, approve to deliver all rental payments made by tenants and other payments constituting Rent directly to the Property Collection Account Bank to be deposited in the Property Collection Account. Any rental payments made by tenants or other payments constituting Rent which are collected by Manager shall be deposited by Manager within one (1) Business Day after receipt thereof in the Property Collection Account, the name and address of the bank in which such account is located (the "Property Collection Account Bank") and the account number of which to be identified in writing by Manager to Beneficiary. Grantor shall cause the Manager to give to the Property Collection Account Bank an irrevocable written instruction that all funds deposited in such account shall be automatically transferred through automated clearing house funds ("ACH") or by Federal wire to the Cash Collateral Account prior to 2:00 p.m. eastern standard time on each Business Day until such time as the Property Collection Account Bank receives a written notice (the "Excess Rent Notice") from Beneficiary, which Beneficiary agrees to give promptly following the satisfaction of all of the conditions set forth in clauses (i) through (iii) of this sentence, stating that (i) sufficient funds have been deposited in the Property Collection Account to fund the Sub-Accounts from the Cash Collateral Account to the extent set forth in clauses (a) through (e) of Section 5.05 hereof (which funds shall be deemed to include, for the purposes of this clause only, any funds to be deposited into the Cash Collateral Account in the then Current Month pursuant to the terms of the Rate-cap Agreement), (ii) to Beneficiary's knowledge, no Event of Default has occurred and is continuing, and (iii) Beneficiary has received the Manager's Certification referred to in Section 2.09(d) for the most recent period for which the same is due. Thereafter, all Rent received in such month shall, provided that Grantor has given notice to Beneficiary of the name and account number of such account, be transferred by the Property Collection Account Bank into an account to be established by Grantor in the Property Collection Account Bank until the next succeeding Payment Date, following which time all sums deposited into the Property Collection Account shall be automatically transferred to the Cash Collateral

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Account as set forth hereinabove until such time, if any, as the Property
Collection Account Bank receives the Excess Rent Notice for the then Current Month. Grantor hereby grants Beneficiary a security interest in all of Grantor's right, title and interest, if any, in all amounts to be deposited into the Property Collection Account, the Cash Collateral Account, and the Security Deposit Account, in the last case, to the extent permitted by applicable law. Beneficiary may elect to change, at no additional cost to Grantor, the financial institution in which the Cash Collateral Account shall be maintained; however, Beneficiary shall give Grantor and the Property Collection Account Bank not fewer than five (5) Business Days' prior notice of such change. Neither Grantor nor Manager shall change the Property Collection Account Bank or the Property Collection Account without prior written notice to Beneficiary. All fees and charges of the bank(s) in which the Property Collection Account is located shall be paid by Grantor. Additionally, all proceeds obtained pursuant to the Rate-cap Agreement shall be deposited in the Cash Collateral Account and shall be applied in accordance with Section 5.05 hereof.

    Section 5.02. Establishment of Sub-Accounts. Beneficiary has established the Cash Collateral Account in the name of Beneficiary and the Property Collection Account in the joint name of Grantor and Beneficiary.
The Cash Collateral Account shall be under the sole dominion and control of Beneficiary. Except as otherwise provided in this Section 5.02 or Section
5.01 hereof, the Property Collection Account shall be under the sole dominion and control of Beneficiary and Grantor. Grantor hereby irrevocably directs and authorizes Beneficiary to withdraw funds from the Property Collection Account, and to deposit into and withdraw funds from the Cash Collateral Account, all in accordance with the terms and conditions of this Deed of Trust. Grantor shall have no right of withdrawal in respect of the Property Collection Account or the Cash Collateral Account. Each transfer of funds to be made hereunder shall be made only to the extent that funds are on deposit in the Property Collection Account, the Cash Collateral Account or the affected Sub-Account, and Beneficiary shall have no responsibility to make additional funds available in the event that funds on deposit are insufficient. The Cash Collateral Account shall contain the Engineering Escrow Sub-Account, the Basic Carrying Costs Sub-Account, the Debt Service Payment Sub-Account, the Capital Expenditure Reserve Sub-Account, the Operations and Maintenance Expense Sub-Account and, the Curtailment Reserve Fund Sub-Account, each of which accounts shall be Eligible Accounts (each a "Sub-Account" and collectively, the "Sub-Accounts") to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Deed of Trust. On the date hereof, Grantor has deposited from the Loan Proceeds the Initial Cash Collateral Account Deposit in the Cash Collateral Account, which amount

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shall be allocated among the Sub-Accounts as required by Beneficiary.

    Section 5.03. Permitted Investments. Upon the written request of Grantor, Beneficiary shall direct the Bank to invest and reinvest any balance in the Cash Collateral Account from time to time in Permitted Investments as instructed by Grantor (which instruction may be made no more than one time per month), provided that (a) if Grantor fails to so instruct Beneficiary, or upon the occurrence of a Default, Beneficiary may direct the Bank to invest and reinvest such balance in Permitted Investments as Beneficiary shall determine in its sole discretion, (b) the maturities of the Permitted Investments on deposit in the Cash Collateral Account shall, to the extent such dates are ascertainable, be selected and coordinated to become due not later than the day before any disbursements from the applicable Sub-Accounts must be made, (c) all such Permitted Investments shall be held in the name and be under the sole dominion and control of Beneficiary, and (d) no Permitted Investment shall be made unless Beneficiary shall retain a perfected first priority lien on such Permitted Investment securing the Debt and all filings and other actions necessary to ensure the validity, perfection, and priority of such lien have been taken. It is the intention of the parties hereto that the entire amounts deposited in the Cash Collateral Account (or as much thereof as Beneficiary may reasonably arrange to invest) shall at all times be invested in Permitted Investments, and that the Cash Collateral Account shall be a so-called "zero balance" account. All funds in the Cash Collateral Account that are invested in a Permitted Investment are deemed to be held in the Cash Collateral Account for all purposes of this Deed of Trust and the other Loan Documents. Beneficiary shall not have any liability for any loss in investments of funds in the Cash Collateral Account that are invested in Permitted Investments whether Grantor or Beneficiary selected such Permitted Investment in accordance herewith and no such loss shall affect Grantor's obligation to fund, or liability for funding, the Cash Collateral Account and each Sub-Account, as the case may be. Grantor agrees that Grantor shall include all such earnings on the Cash Collateral Account as income of Grantor (and, if Grantor is a partnership or other pass-through entity, the partners, members or beneficiaries of Grantor, as the case may be) for federal and applicable state and local tax purposes. Grantor shall have no right whatsoever to direct the investment of the proceeds in the Collection Account.

    Section 5.04. Interest on Accounts. All interest paid or other earnings on the Permitted Investments of funds deposited into the Cash Collateral Account made hereunder shall be deposited into the Cash Collateral Account and shall be allocated to the Sub-Account which contained the funds with respect to which such interest was paid or other earnings earned. All such interest and earnings, once so allocated, shall be treated as Rent

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allocated to such Sub-Account.  All interest paid or other earnings on funds deposited into the Property Collection Account (i.e., those funds not transferred to the Cash Collateral Account) made hereunder shall be deposited into the Property Collection Account and shall be treated as Rent deposited into such account as of the day such interest and earnings are deposited therein.

    Section 5.05. Monthly Funding of Sub-Accounts. On each Notice Date during the term of the Loan, commencing on the first (1st) Notice Date after the month in which the Loan is initially funded, Beneficiary shall allocate all funds transferred or deposited into the Cash Collateral Account among the Sub-Accounts as follows and in the following priority:

         (a) first, to the Basic Carrying Costs Sub-Account, until an amount equal to the Basic Carrying Costs Monthly Installment for such Current Month has been allocated to the Basic Carrying Costs Sub-Account;

         (b) second, to the Debt Service Payment Sub-Account, until an amount equal to the Required Debt Service Payment for the Payment Date occurring in such Current Month has been allocated to the Debt Service Payment Sub-Account;

         (c) third, to the Capital Expenditure Reserve Sub-Account, until an amount equal to the sum of (i) the amount, if any, deducted therefrom during any preceding month to pay any amounts due pursuant to clause (a) or
    (b) above, to the extent not previously reimbursed to such Sub-Account, plus (ii) an amount equal to the Recurring Capital Expenditure Monthly Installment for such month has been allocated to the Capital Expenditure Reserve Sub-Account;

         (d)  fourth, but only (i) during an O&M Operative Period and/or
    (ii) after the Optional Prepayment Date, to the Operations and Maintenance Expense Sub-Account, until an amount equal to the sum of (x) the amount, if any, deducted therefrom during any preceding month to pay any amounts due pursuant to clause (a) or (b) above, to the extent not previously reimbursed to such Sub-Account, plus (y) an amount equal to the Operations and Maintenance Expense Monthly Installment for such month has been allocated to such Sub-Account; and

         (e)  fifth, but only (i) during an O&M Operative Period and/or
    (ii) after the Optional Prepayment Date, to the Curtailment Reserve Fund Sub-Account, until an amount equal to the Excess Cash Flow has been deposited in the Curtailment Reserve Fund Sub-Account.

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    Beneficiary shall notify Grantor as soon as reasonably practicable after the amounts set forth in clauses (a) through (e) above, all as applicable, have been transferred or deposited into the Cash Collateral Account and allocated as aforesaid to the extent such deposits are made prior to the fifth (5th) Business Day immediately preceding the Payment Date (the "Notice Date") in the then Current Month. Provided that no Event of Default has occurred and is continuing and that Beneficiary has given the Excess Rent Notice, from and after the date of the Excess Rent Notice, all sums remaining in or deposited into the Cash Collateral Account in such month shall be transferred by the Bank into an account to be established by Grantor in the Property Collection Account Bank. After the occurrence, and during the continuance, of an Event of Default, no funds held in the Property Collection Account, and no funds held in the Cash Collateral Account, shall be distributed to Grantor, and, at any time following the acceleration of the Debt in accordance with Article XIII hereof, Beneficiary shall have the right to apply all or any portion of the funds held in either or both of such accounts to the Debt in Beneficiary's sole discretion.

    In the event that sufficient funds to fund all of the Sub-Accounts pursuant to this Section 5.05 for the Payment Date in any Current Month are not on deposit in the Cash Collateral Account on the Notice Date for the then Current Month, Beneficiary shall deliver to Manager, via telecopy, on or before 4:00 P.M. New York City time on the Notice Date a certificate in the form set forth as Exhibit E attached hereto and made a part hereof stating that sufficient funds have not theretofore been deposited into the Cash Collateral Account for allocation to the various Sub-Accounts and stating whether the funds theretofore deposited into the Cash Collateral Account are sufficient to fund the Debt Service Payment Sub-Account and the Basic Carrying Costs Sub-Account pursuant to this Section 5.05. If any such certificate is delivered, Grantor shall be obligated to deposit immediately available United States funds (in addition to Rent) into the Cash Collateral Account (i) prior to such Payment Date, in the amount necessary to fund the Debt Service Payment Sub-Account and the Basic Carrying Costs Sub-Account and
(ii) within five (5) days of the delivery of said certificate to Manager, in the amount of the balance of the deficiency in the Cash Collateral Account for allocation to the various other Sub-Accounts, and failure to make one or both of such deposits shall be an Event of Default hereunder. If, on any Payment Date, the aggregate balance in the Cash Collateral Account (excluding funds allocated to any Sub-Account other than funds allocated to the Debt Service Payment Sub-Account or the Basic Carrying Costs Sub-Account) is insufficient to make the payment of the Basic Carrying Costs Monthly Installment and the Required Debt Service Payment required to be made pursuant to clauses (a) and (b) of this Section 5.05, then a Default shall exist hereunder and Beneficiary may (but shall not be obligated to) withdraw funds and pay such deficiency from any Sub-Account in such order of priority

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as Beneficiary determines in Beneficiary's sole discretion (in each case to the extent funds are available in each such Sub-Account).

    In the event that Beneficiary elects to apply the proceeds of any Sub-Account to pay any Required Debt Service Payment or to fund any Basic Carrying Costs, Grantor shall, upon demand, repay to Beneficiary the amount of the funds so applied to replenish such Sub-Account up to the amount contained therein immediately prior to such application (i.e., including interest earned on the balance prior to withdrawal), and if Grantor shall fail to repay such amounts within five (5) days after notice by Beneficiary to Grantor of such application, an Event of Default shall exist hereunder, which Event of Default shall not be cured unless and until Grantor repays such amount or all Sub-Accounts have been fully funded from Rent for the then applicable Current Month and all prior months. Beneficiary may, at its sole option, replenish such Sub-Account(s) out of available Rent in subsequent months which Grantor would have otherwise been entitled to receive.

    Section 5.06. Payment of Basic Carrying Costs. Grantor hereby agrees to pay all Basic Carrying Costs with respect to Grantor, the Trust Property and any Rent derived therefrom or with respect thereto. At least five (5) Business Days prior to the due date of any Basic Carrying Costs, and not more frequently than once each month, Grantor may notify Beneficiary in writing and request that Beneficiary pay such Basic Carrying Costs on behalf of Grantor on or prior to the due date thereof, and, provided that no Event of Default has occurred and that there are sufficient funds available in the Basic Carrying Costs Sub-Account, Beneficiary shall make such payments out of the Basic Carrying Costs Sub-Account before same shall be delinquent. Together with each such request, Grantor shall furnish Beneficiary with bills and all other documents necessary, as reasonably determined by Beneficiary, for the payment of the Basic Carrying Costs which are the subject of such request. Grantor's obligation to pay (or cause Beneficiary to pay) Basic Carrying Costs pursuant to this Deed of Trust shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law which impose upon Beneficiary an obligation to pay any property taxes or other Impositions or which otherwise adversely affect Beneficiary's interests. Upon receipt by Beneficiary of a written notice from Grantor requesting that Beneficiary reimburse Grantor for any Impositions which Grantor has previously paid in accordance with the terms hereof (provided that Grantor shall not be entitled to deliver any such notice more frequently than once each month), provided that (i) no Event of Default has occurred and is continuing and (ii) such notice is accompanied by an original invoice for such Impositions which has been marked "paid in full" by the appropriate taxing authority, together with a copy of the cancelled check in payment of such invoice or such other documents as may be reasonably required by Beneficiary to establish that the Basic Carrying Costs which are the subject of such request have been paid, Beneficiary shall

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disburse any sums actually on deposit in the Basic Carrying Costs Sub-Account to Grantor up to an amount equal to the Impositions for which such invoice relates.

    Provided that no Event of Default shall have occurred, all funds deposited into the Basic Carrying Costs Sub-Account shall be held by Beneficiary pursuant to the provisions of this Deed of Trust and shall be applied in payment of Basic Carrying Costs in accordance with the terms hereof. Should an Event of Default occur, the proceeds on deposit in the Basic Carrying Costs Sub-Account may be applied by Beneficiary in payment of any Basic Carrying Costs for all or any portion of the Cross-collateralized Properties or any other charges affecting all or any portion of the Cross-collateralized Properties or, at any time following the acceleration of the Debt in accordance with Article XIII hereof, may be applied to the payment of the Debt, as Beneficiary in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Beneficiary as herein provided.

    Section 5.07. Debt Service Payment Sub-Account. On each Payment Date, Beneficiary shall transfer to the Collection Account, from the Debt Service Payment Sub-Account, an amount equal to the sum of (a) the Required Debt Service Payment for such Payment Date and (b) any amounts deposited into the Cash Collateral Account that are either (i) Loss Proceeds that Beneficiary has elected to apply to reduce the Debt in accordance with the terms of
Article III hereof or (ii) Loss Proceeds, up to an amount equal to the Release Price, remaining after the completion of any restoration required hereunder.

    Section 5.08. Capital Expenditure Reserve Sub-Account. Grantor hereby agrees to pay all Recurring Capital Expenditures with respect to Grantor and the Trust Property (without regard to the amount of money then available in the Capital Expenditure Reserve Sub-Account). Provided that Beneficiary has received written notice from Grantor at least five (5) Business Days prior to the due date of any payment relating to Recurring Capital Expenditures and not more frequently than once each month, and further provided that no Event of Default has occurred, that there are sufficient funds available in the Capital Expenditure Reserve Sub-Account and Grantor shall have theretofore furnished Beneficiary with lien waivers, copies of bills, invoices and other reasonable documentation as may be required by Beneficiary to establish that the Recurring Capital Expenditures which are the subject of such request represent amounts due for completed or partially completed capital work and improvements performed at the Trust Property, Beneficiary shall make such payments out of the Capital Expenditure Reserve Sub-Account. Upon receipt by Beneficiary of a written notice from Grantor requesting that Beneficiary reimburse Grantor for any Recurring Capital Expenditures which Grantor has previously paid in accordance with the terms hereof (provided that Grantor shall not

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

be entitled to deliver any such notice more frequently than once each month), provided that (i) no Event of Default has occurred and is continuing and (ii) such notice is accompanied by (A) lien waivers, and (B) copies of bills and original invoices which have been marked "paid in full" by the party to whom such payment is due, together with a copy of the cancelled checks in payment of such invoices or such other reasonable documentation as may be required by Beneficiary to establish that the Recurring Capital Expenditures which are the subject of such request represent amounts which have been paid for completed or partially completed capital work and improvements at the Trust Property, Beneficiary shall disburse any sums actually on deposit in the Capital Expenditure Reserve Sub-Account to Grantor up to an amount equal to the Recurring Capital Expenditures for which such invoices relate.

    Provided that no Event of Default shall have occurred, all funds deposited into the Cash Collateral Account relating to Recurring Capital Expenditures shall be held by Beneficiary pursuant to the provisions of this Deed of Trust and shall be applied in payment of Recurring Capital Expenditures. Should an Event of Default occur, the proceeds on deposit in the Capital Expenditure Reserve Sub-Account may be applied by Beneficiary in payment of any Recurring Capital Expenditures for all or any portion of the Cross-collateralized Properties or any other charges affecting all or any portion of the Cross-collateralized Properties, or, at any time following the acceleration of the Debt in accordance with Article XIII hereof, may be applied to the payment of the Debt, as Beneficiary in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Beneficiary as herein provided.

    Section 5.09.  Intentionally Omitted.

    Section 5.10. Expansion Account. Beneficiary shall establish the Expansion Account in the name of Beneficiary or its successors and assigns. The Expansion Account shall be an Eligible Account under the sole dominion and control of Beneficiary. Grantor hereby irrevocably directs and authorizes Beneficiary to withdraw funds from the Expansion Account in accordance with the terms and conditions in this Section 5.10. Grantor shall not have any right of withdrawal with respect to the Expansion Account and Grantor shall so notify the bank in which the Expansion Account is located by an irrevocable written instrument, a copy of which, receipted by such bank, shall be promptly forwarded to Beneficiary. Grantor hereby grants Beneficiary a security interest in all amounts to be deposited in the Expansion Account. Each transfer of funds to be made from the Expansion Account under this Section 5.10 shall be made only to the extent that funds are on deposit in the Expansion Account and Beneficiary shall have no responsibility to make additional funds available in the event that funds on deposit are insufficient. Grantor agrees that Grantor shall include all

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earnings on the Expansion Account as income of Grantor for federal and applicable state tax purposes. Provided that (a) Beneficiary has received a Notice of Borrowing at least thirty (30) days prior to the date upon which Grantor would like an Expansion Funding, and not more than one such notice has been made in such calendar month, (b) no Event of Default has occurred and is continuing, (c) there are sufficient funds available in the Expansion Account, (d) the Completion Date for the Expansion Space in connection with which Grantor has requested a disbursement from the Expansion Account has occurred, (e) Grantor shall have furnished Beneficiary (i) lien waivers, copies of bills and invoices evidencing that all work on the portion of the Expansion Space which is occupied by tenants has been paid for in full (exclusive of retainage up to ten percent (10%) of the cost of such work and such other de minimus amounts acceptable to Beneficiary), together with summaries of all Leases relating to the Expansion Space which shall specify, inter alia, any termination rights under such Leases, and (ii) such other documentation as may be reasonably required by Beneficiary or the Rating Agencies, all of which are satisfactory, in form and substance, to Beneficiary, (f) the Aggregate Debt Service Coverage, calculated by subtracting from Net Operating Income any Expansion Net Cash Flow attributable to any Expansion Space for which an Expansion Funding has occurred within the prior eighteen (18) months, and by subtracting from payments of principal and interest any and all principal and interest allocable to the aggregate Funding Amounts for such Expansion Spaces, is equal to or greater than the Closing DSC,(g) each Rating Agency shall have delivered written confirmation that any rating issued by such Rating Agency in connection with the Securitization will not, as a result of the proposed Expansion Funding, be downgraded from the then current ratings thereof, qualified or withdrawn, which confirmation may be granted or withheld in the Rating Agencies' sole and absolute discretion, provided, however, the Rating Agencies shall either deliver such confirmation, or deliver written notice that no such confirmation shall be granted, which shall state the reasons for such denial, within 30 days of the date of submission of the Notice of Borrowing, (h) funds have previously been disbursed from the Expansion Sub-Account with respect to the Expansion Space for which the Notice of Borrowing relates not more than two times and not more than once in any 9 month period, (i) Grantor has not submitted to Beneficiary twenty (20) or more Notices of Borrowing with respect to the Cross-collateralized Properties and (j) the Notice of Borrowing is delivered to Beneficiary prior to the commencement of the third Loan Year except that if the Completion Date is prior to the third Loan Year for such Expansion Space, Grantor shall have the right to submit the Notice of Borrowing at any time prior to the commencement of the fourth Loan Year, Beneficiary shall promptly disburse to Grantor the Expansion Funding Amount out of the Expansion Account. In the event that Beneficiary has not approved or disapproved of any documentation required to be delivered to Beneficiary as a condition for a disbursement of funds from the Expansion Account within thirty (30) days of the receipt of all documentation required to be delivered hereunder and no Event of Default has occurred and is continuing, such approval shall be deemed granted and Beneficiary shall promptly disburse the requested amount to Grantor.
Provided that no Event of Default shall have occurred and is continuing, all funds deposited into the Expansion Account shall be held by Beneficiary pursuant to the provision of this Deed of Trust and shall be disbursed by Beneficiary for Expansion Fundings. Should an Event of Default occur, the proceeds on deposit in the Expansion Account may be

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applied by Beneficiary in payment of any charges affecting all or any portion of the Cross-collateralized Properties, or, at any time following the acceleration of the Debt in accordance with Article XIII hereof, may be applied to the payment of the Debt, as Beneficiary in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Beneficiary as herein provided.

    Section 5.11 Loss Proceeds. (a) Beneficiary shall establish the Loss Proceeds Account in the name of Beneficiary, or its successors and assignee. The Loss Proceeds Account shall be an Eligible Account under the sole dominion and control of Beneficiary. Grantor hereby irrevocably directs and authorizes Beneficiary to withdraw funds from the Loss Proceeds Account in accordance with the terms and conditions of this Section 5.11. Grantor shall not have any right of withdrawal with respect to the Loss Proceeds Account and Grantor shall so notify the bank in which the Loss Proceeds Account is located by an irrevocable written instrument, a copy of which, receipted by such bank, shall be promptly forwarded to Beneficiary. Grantor hereby grants Beneficiary a security interest in all amounts to be deposited in the Loss Proceeds Account. Each transfer of funds to be made from the Loss Proceeds Account under this Section 5.11 shall be made only to the extent that funds are on deposit in the Loss Proceeds Account and Beneficiary shall have no responsibility to make additional funds available in the event that funds on deposit are insufficient. Grantor agrees that Grantor shall include all earnings on the Loss Proceeds Account as income of Grantor for federal and applicable state tax purposes.

    (b) In the event of a casualty to the Trust Property, except to the extent Beneficiary elects, or is required pursuant to Article III hereof to make the Insurance Proceeds available to Grantor for restoration, Beneficiary and Grantor shall cause all such Insurance Proceeds to be paid by the insurer directly to the Cash Collateral Account, whereupon Beneficiary shall, after reimbursing Grantor's reasonable costs and Beneficiary's reasonable cost of recovering and paying out such Insurance Proceeds including, without limitation, reasonable attorneys' fees and disbursements, apply same, up to an amount equal to the Release Price, to reduce the Debt and, provided that no Event of Default shall have occurred and is continuing, shall disburse any amount in excess of the Release Price, if any, to Grantor; provided, however, that if Beneficiary elects, or is deemed to have elected, to make the Insurance Proceeds available for restoration, all Insurance Proceeds in respect of rent, business interruption or other similar coverage shall be maintained in the Loss Proceeds Account, to be applied by Beneficiary in the same manner as Rent received from Manager with respect to the operation of the Trust Property; provided, further, however, that in the event that the Insurance Proceeds of such rent, business interruption or other similar insurance policy are paid in a lump sum in advance, Beneficiary shall hold such Insurance Proceeds in the Loss Proceeds Account, shall estimate, in Beneficiary's reasonable discretion, the number of months required for Grantor to restore the damage caused by the casualty, shall divide the aggregate rent, business interruption or other similar Insurance Proceeds by such number of months,

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and shall disburse from the Loss Proceeds Account into the Cash Collateral
Account each month during the performance of such restoration such monthly installment of said Insurance Proceeds. In the event that Insurance Proceeds are to be applied toward restoration, Beneficiary shall hold such funds in the Loss Proceeds Account and shall disburse same in accordance with the provisions of Section 3.04 hereof. Unless Beneficiary elects, or is required pursuant to Section 6.01 hereof to make Condemnation Proceeds available to Grantor for restoration, Beneficiary and Grantor shall cause all such Condemnation Proceeds to be paid to the Cash Collateral Account, whereupon Beneficiary shall, after reimbursing Grantor's reasonable costs and Beneficiary's reasonable costs of recovering and paying out such Condemnation Proceeds, including, without limitation, reasonable attorneys' fees and disbursements, apply same, up to an amount equal to the Release Price, by transferring such amount to the Collection Account, to reduce the Debt and, provided that no Event of Default shall have occurred and is continuing, shall disburse any amount in excess of the Release Price, if any, to Grantor; provided, however, that any Condemnation Proceeds received in connection with a temporary Taking shall be maintained in the Loss Proceeds Account, to be applied by Beneficiary in the same manner as Rent received from Manager with respect to the operation of the Trust Property; provided, further, however, that in the event that the Condemnation Proceeds of any such temporary Taking are paid in a lump sum in advance, Beneficiary shall hold such Condemnation Proceeds in the Loss Proceeds Account, shall estimate, in Beneficiary's reasonable discretion, the number of months that the Trust Property shall be affected by such temporary Taking, shall divide the aggregate Condemnation Proceeds in connection with such temporary Taking by such number of months, and shall disburse from the Loss Proceeds Account into the Cash Collateral Account each month during the pendency of such temporary Taking such monthly installment of said Condemnation Proceeds. In the event that Condemnation Proceeds are to be applied toward restoration, Beneficiary shall hold such funds in the Loss Proceeds Account, and shall disburse same in accordance with the provisions of Section 3.04 hereof. If any Loss Proceeds are received by Grantor, such Loss Proceeds shall be received in trust for Beneficiary, shall be segregated from other funds of Grantor, and shall be forthwith paid into the Cash Collateral Account, or paid to Beneficiary to hold in the Loss Proceeds Account, in each case to be applied or disbursed in accordance with the foregoing. Any Loss Proceeds made available to Grantor for restoration in accordance herewith, to the extent not used by Grantor in connection with, or to the extent they exceed the cost of, such restoration, shall be deposited into the Cash Collateral Account.

    Section 5.11. Operations and Maintenance Expense Sub-Account. Grantor hereby agrees to pay all Operating Expenses with respect to the Trust Property (without regard to the amount of money then available in the Operations and Maintenance Expense Sub-Account).

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All funds allocated to the Operations and Maintenance Expense Sub-Account
shall be held by Beneficiary pursuant to the provisions of this Deed of Trust. During an O&M Operative Period or at any time after the Optional Prepayment Date, any sums held in the Operations and Maintenance Expense Sub-Account shall be disbursed to Grantor within five (5) Business Days of receipt by Beneficiary from Grantor of (i) a written request for such disbursement which shall indicate the Operating Expenses (exclusive of Impositions and insurance premiums) for which the required disbursement is to pay and (ii) an Officer's Certificate stating that all Operating Expenses are being paid in accordance with the Approved Manager Standard, provided, however, in the event that Grantor legitimately disputes any invoice for an Operating Expense, and (A) Grantor shall have set aside adequate reserves for the payment of such disputed sums together with all interest and late fees thereon, (B) Grantor has complied with all the requirements of this Deed of Trust relating thereto, and (C) the contesting of such sums shall not constitute a default under any other instrument, agreement, or document to which Grantor is a party, Grantor may, after certifying to Beneficiary as to items (A) through (C) hereof, contest such invoice. Together with each such request, Grantor shall furnish Beneficiary with bills and all other documents necessary for the payment of the Operating Expenses which are the subject of such request. Grantor may request a disbursement from the Operations and Maintenance Expense Sub-Account no more than four (4) times per calendar month. During an O&M Operative Period and at any time after the Optional Prepayment Date, the proceeds on deposit in the Operations and Maintenance Expense Sub-Account may be applied by Beneficiary in payment of any Operating Expenses for the Trust Property or other charges affecting all or any portion of the Trust Property as Beneficiary, in its sole discretion, may determine, or at any time following an acceleration of the Debt by Beneficiary in accordance with Article XIII hereof, may be applied to the payment of the Debt; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Beneficiary as herein provided. All sums, if any, remaining in the Operations and Maintenance Expense Sub-Account (y) after the payment of all Operating Expenses for the then Current Month and (z) following the cure of any then existing Event of Default, shall be deposited into the Cash Collateral Account.

    Section 5.12. Curtailment Reserve Fund Sub-Account.   All funds allocated
to the Curtailment Reserve Fund Sub-Account shall be held by Beneficiary pursuant to the provision of this Deed of Trust. During any O&M Operative Period and/or from and after the Optional Prepayment Date, Beneficiary shall allocate all Excess Cash Flow to the Curtailment Reserve Fund Sub-Account. All sums remaining in the Curtailment Reserve Fund Sub-Account after the curing of any Event of Default, provided that such cure has occurred prior to the acceleration of the Debt by Beneficiary, shall be deposited into the Cash Collateral Account. At any time following the Optional Prepayment Date, all sums in the Curtailment

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Reserve Fund Sub-Account shall be applied as set forth in Section 2.01(a)(ii)
of the Note. At any time following an acceleration of the Debt by Beneficiary, all sums in the Curtailment Reserve Fund Sub-Account may, at Beneficiary's option, be applied as set forth in Section 2.02 of the Note.

    Section 5.13. Performance of Engineering Work. (a) Grantor shall promptly commence and diligently thereafter pursue to completion (without regard to the amount of money then available in the Engineering Escrow Sub-Account) the engineering work set forth on Exhibit D attached hereto and made a part hereof (the "Required Engineering Work") as follows: (i) work designated as either "approved work" or "urgent work" on Exhibit D attached hereto and made a part hereof shall be completed by no later than the six (6) month anniversary of the date hereof, and (ii) work designated as "deferred work" shall be completed by no later than the one (1) year anniversary of the date hereof. After Grantor completes an item of Required Engineering Work set forth on Exhibit D hereto, Grantor may submit to Beneficiary an invoice therefor with lien waivers and a statement from the Engineer, reasonably acceptable to Beneficiary, indicating that the portion of the Required Engineering Work in question has been completed in compliance with all Legal Requirements, and Beneficiary shall, within twenty (20) days thereafter, although in no event more frequently than once each month, reimburse such amount to Grantor from the Engineering Escrow Sub-Account; provided, however, that Grantor shall not be reimbursed more than the amount set forth on Exhibit D hereto as the amount allocated to the portion of the Required Engineering Work for which reimbursement is sought.

         (b) From and after the date all of the Required Engineering Work is completed, Grantor may submit a written request, which request shall be delivered together with final lien waivers and a statement from the Engineer, as the case may be, reasonably acceptable to Beneficiary, indicating that all of the Required Engineering Work has been completed in compliance with all Legal Requirements, and Beneficiary shall, within twenty (20) days thereafter, disburse any balance of the Engineering Escrow Sub-Account to Grantor.

    Section 5.15. Rate-cap Agreement. In the event that (a) the long-term unsecured debt obligations of the issuer of the Rate-cap Agreement are downgraded by the Rating Agency below "AA" or its equivalent or (b) the issuer of the Rate-cap Agreement shall default in any of its obligations under the Rate-cap Agreement, Grantor shall, at the request of Beneficiary, promptly but in all events within ten (10) Business Days, replace the Rate-cap Agreement with an agreement having identical payment terms and maturity as the Rate-cap Agreement and which is otherwise in form and substance substantially similar to the Rate-cap Agreement and otherwise acceptable to Beneficiary with a cap provider whose long-term unsecured debt is rated at least "AAA" or its equivalent by

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the Rating Agency, or which will allow the Rating Agency to reaffirm their then current ratings of all rated certificates issued in connection with the Securitization; provided, however, if Grantor obtains a written confirmation from each Rating Agency stating that any failure to replace the Rate-cap Agreement will not cause a downgrade, qualification or withdrawal of any rating issued in connection with the Securitization which is acceptable in form and substance to Beneficiary, Grantor shall not be required to replace the Rate-cap Agreement.

                           ARTICLE VI:  CONDEMNATION

    Section 6.01 Condemnation. (a) Grantor shall notify Beneficiary promptly of the commencement or threat of any Taking of the Trust Property or any portion thereof. Beneficiary is hereby irrevocably appointed as Grantor's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain the proceeds of any such Taking and to make any compromise or settlement in connection with such proceedings (subject to Grantor's reasonable approval, except after the occurrence of an Event of Default, in which event Grantor's approval shall not be required), subject to the provisions of this Deed of Trust; provided, however, that Grantor may participate in any such proceedings and shall be authorized and entitled to compromise or settle any such proceeding with respect to Condemnation Proceeds in an amount less than five percent (5%) of the Principal Amount. Grantor shall execute and deliver to Beneficiary any and all instruments reasonably required in connection with any such proceeding promptly after request therefor by Beneficiary. Except as set forth above, Grantor shall not adjust, compromise, settle or enter into any agreement with respect to such proceedings without the prior consent of Beneficiary. All Condemnation Proceeds are hereby assigned to and shall be paid to Beneficiary. With respect to Condemnation Proceeds in an amount in excess of five percent (5%) of the Principal Amount, Grantor hereby authorizes Beneficiary to compromise, settle, collect and receive such Condemnation Proceeds, and to give proper receipts and acquittance therefor. Beneficiary may apply such Condemnation Proceeds (less any cost to Beneficiary and any reasonable cost to Grantor of recovering and paying out such proceeds, including, without limitation, reasonable attorneys' fees and disbursements and reasonable costs of Beneficiary allocable to inspecting any repair, restoration or rebuilding work and the plans and specifications therefor) toward the payment of the Debt or to allow such proceeds to be used for the Work.

    (b) "Substantial Taking" shall mean a Taking of such portion of the Trust Property that would leave remaining a balance of the Trust Property which would not under then current economic conditions, applicable zoning laws, building regulations and other applicable Legal Requirements, permit the restoration of the Trust

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Property so as to constitute a complete, entable facility of the same sort as existed prior to the Taking, having adequate ingress and egress to the Trust Property, capable of producing a projected Net Operating Income (calculated in accordance with the next sentence) yielding a projected Debt Service Coverage (with a reduction of the Allocated Loan Amount by an amount equal to the projected amount of the Condemnation Proceeds in the determination of projected Debt Service Coverage) therefrom for the next three years of at least 1.45. The average Net Operating Income produced by the Trust Property during the three (3) year period immediately preceding such Taking, as adjusted for the portion remaining after a Taking, shall be deemed to constitute the projected Net Operating Income.

    (c) In the case of a Substantial Taking, the Condemnation Proceeds shall be payable, after payment of all necessary and proper expenses incurred in the collection of such award, to Beneficiary, in reduction of the Debt but without any prepayment premium. Such Condemnation Proceeds may be applied as set forth in Section 15.02(i) and 15.02(iii) and, provided that no Event of Default has occurred and is continuing, any excess Condemnation Proceeds in excess of the Release Price shall be paid to Grantor. If subsequent to payment of such amount in full, Beneficiary shall receive payment of any subsequent Condemnation Proceeds, then, provided that no Event of Default has occurred and is continuing, such award amount shall be paid to Grantor. Each of the parties agrees to execute any and all documents that may be reasonably required in order to facilitate collection by them of such awards.

    (d) In the event of a Taking which is less than a Substantial Taking, Grantor at its sole cost and expense (whether or not the award shall have been received or shall be sufficient for restoration), shall proceed diligently to restore, or cause the restoration of, the remaining Improvements not so taken, to maintain a complete, rentable, self-contained fully operational facility of the same sort as existed prior to the Taking in as good a condition as is reasonably possible. In the event of such a Taking, Beneficiary shall receive the Condemnation Proceeds and shall pay over the same:

         (i) first, provided no Event of Default has occurred and is continuing, to Grantor to the extent of any portion of the award as may be necessary to pay the reasonable cost of restoration of the Improvements remaining including costs of the collection, compromise or settlement (including, without limitation, reasonable attorney fees), and

         (ii) second, to Beneficiary, up to an amount equal to the Release Price in reduction of the Debt without any prepayment premium.

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    Restoration shall be done in accordance with and subject to the provisions of Section 3.04. Payments to Grantor as aforesaid shall be disbursed in the manner set forth in Section 3.04(b). If one or more Takings in the aggregate create a Substantial Taking, then, in such event, the sections of this Article VI above applicable to Substantial Takings shall apply.

    (e) In the event Beneficiary is obligated to or elects to make Condemnation Proceeds available for the restoration or rebuilding of the Trust Property, such proceeds shall be disbursed in the manner and subject to the conditions set forth in Section 3.04(b) hereof. If, in accordance with this Article VI, any proceeds are used to reduce the Debt, they shall be applied as Condemnation Proceeds. Grantor shall promptly execute and deliver all instruments reasonably requested by Beneficiary for the purpose of confirming the assignment of the Condemnation Proceeds to Beneficiary. Application of all or any part of the Condemnation Proceeds to the Debt shall be made in accordance with the provisions of Section 3.07. No application of the Condemnation Proceeds to the reduction of the Debt shall have the effect of releasing the lien of this Deed of Trust until the remainder of the Debt has been paid in full or the Release Price for the Trust Property shall have been paid under Section 15.02 hereof and the provisions of Section 15.02 hereof have otherwise been satisfied. In the case of any Taking, Beneficiary, to the extent that Beneficiary has not been reimbursed by Grantor, shall be entitled, as a first priority out of any Condemnation Proceeds, to reimbursement for all costs, fees and expenses incurred in the determination and collection of any Condemnation Proceeds and Grantor shall be entitled to a second priority out of any Condemnation Proceeds, to reimbursement for all costs, fees and expenses reasonably incurred in the determination and collection of any Condemnation Proceeds. All Condemnation Proceeds deposited with Beneficiary pursuant to this Section, until expended or applied as provided herein, shall be deposited into the Loss Proceeds Account and shall constitute additional security for the payment of the Debt and the payment and performance of the Cross-collateralized Borrowers' obligations under the Loan Documents. All awards so deposited with Beneficiary shall be held by Beneficiary in the Loss Proceeds Account, but Beneficiary makes no representation or warranty as to the rate or amount of interest, if any, which may accrue on any such deposit and shall have no liability in connection therewith. For purposes hereof, any reference to the award shall be deemed to include interest, if any, which has accrued thereon.

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                         ARTICLE VII:  LEASES AND RENTS

    Section 7.01. Assignment. (a) Grantor does hereby bargain, sell, assign and set over unto Beneficiary, all of Grantor's interest in the Leases and Rents. The assignment of Leases and Rents in this Section 7.01 is an absolute, unconditional and present assignment from Grantor to Beneficiary and not an assignment for security and the existence or exercise of Grantor's revocable license to collect Rent shall not operate to subordinate this assignment to any subsequent assignment. The exercise by Beneficiary of any of its rights or remedies pursuant to this Section 7.01 shall not be deemed to make Beneficiary a mortgagee-in-possession. In addition to the provisions of this Article VII, Grantor shall comply with all terms, provisions and conditions of the Assignment.

    (b) So long as there shall exist and be continuing no Event of Default, Grantor shall have a revocable license to take all actions with respect to all Leases and Rents, present and future, including the right to collect and use the Rents, subject to the terms of this Deed of Trust and the Assignment.

    (c) In a separate instrument, Grantor shall, as requested from time to time by Beneficiary, assign to Beneficiary or its nominee by specific or general assignment, any and all Leases, such assignments to be in form and content reasonably acceptable to Beneficiary, but subject to the provisions of Section 7.01(b) hereof. Grantor agrees to deliver to Beneficiary, within thirty (30) days after Beneficiary's request, a true and complete copy of every Lease and, within ten (10) days after Beneficiary's request, a complete list of the Leases, certified by Grantor to be true, accurate and complete and stating the demised premises, the names of the lessees, the Rent payable under the Leases, the date to which such Rents have been paid, the material terms of the Leases, including, without limitation, the dates of occupancy, the dates of expiration, any Rent concessions, work obligations or other inducements granted to the lessees thereunder, and any renewal options.

    (d) The rights of Beneficiary contained in this Article VII, the Assignment or any other assignment of any Lease shall not result in any obligation or liability of Beneficiary to Grantor or any lessee under a Lease or any party claiming through any such lessee.

    (e) So long as an Event of Default is continuing, the license granted hereinabove may be revoked by Beneficiary, and Beneficiary or a receiver appointed in accordance with this Deed of Trust may enter upon the Trust Property and collect, retain and apply the Rents toward payment of the Debt in such priority and proportions as Beneficiary in its sole discretion shall deem proper.

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

    (f) In addition to the rights which Beneficiary may have herein, upon the occurrence of any Event of Default, Beneficiary, at its option, may require Grantor, upon demand, to vacate and surrender possession to Beneficiary, or any receiver appointed to collect the Rents, of any portion of the Trust Property occupied by Grantor and if Grantor fails to so vacate and surrender possession, Beneficiary may require Grantor to pay monthly in advance to Beneficiary, or any such receiver, the fair and reasonable rental value for the use and occupation of such part of the Trust Property as may be used and occupied by Grantor and, in default thereof, Grantor may be evicted by summary proceedings or otherwise.

    Section 7.02. Management of Trust Property. (a) Grantor shall manage the Trust Property or cause the Trust Property to be managed in a manner which is consistent with the Approved Manager Standard. Grantor may provide reasonable compensation for services to the Manager, which shall mean (i) while PRLP is the Manager, reimbursement for reasonably incurred direct costs involved in the management of the Trust Property as required herein including reimbursement for allocated portions of salaries and overhead and (ii) in the event that a Person other than PRLP is the Manager, such compensation as is commercially reasonable for similar properties similarly situated. All Space Leases shall provide for rental rates, terms and conditions which constitute good and prudent business practice and are consistent with the Approved Manager Standard and shall be arms-length transactions. All Leases shall provide that they are subordinate to this Deed of Trust and that the lessees thereunder attorn to Beneficiary. Grantor shall deliver copies of all Leases, amendments, modifications and renewals to Beneficiary.

    (b) Grantor (i) shall observe and perform all of its obligations under the Leases pursuant to applicable Legal Requirements and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly, upon Beneficiary's request, send copies to Beneficiary of all notices of default which Grantor shall receive under the Leases; (iii) shall, consistent with the Approved Manager Standard, enforce all of the terms, covenants and conditions contained in the Leases to be observed or performed; (iv) shall not collect any of the Rents under the Leases more than one (1) month in advance (except that Grantor may collect in advance such security deposits as are permitted pursuant to applicable Legal Requirements and are commercially reasonable in the prevailing market); (v) shall not execute any other assignment of lessor's interest in the Leases or the Rents except as otherwise expressly permitted pursuant to this Deed of Trust; (vi) shall not cancel or terminate any of the Leases or accept a surrender thereof in any manner inconsistent with the Approved Manager Standard; (vii) shall not convey, transfer or suffer or permit a conveyance or transfer of all or any part of the Premises or the Improvements or of any interest therein so as to effect a merger of the estates and rights of, or a termination or

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

diminution of the obligations of, lessees thereunder; (viii) shall notify Beneficiary of any material alteration, modification or change in the terms of any guaranty of any Major Space Lease or cancellation or termination of such guaranty promptly upon effectuation of same unless altered, cancelled, modified or changed in the ordinary course of business; (ix) shall, in accordance with the Approved Manager Standard, make all reasonable efforts to seek lessees for space as it becomes vacant and enter into Leases in accordance with the terms hereof; (x) shall not materially modify, alter or amend (A) any one or more Space Leases with a tenant and/or its Affiliates if such alteration or amendment is effected as part of a single transaction or a series of substantially integrated transactions relating to 50,000 leasable square feet or more in the aggregate of any or all of the Cross-collateralized Properties or (B) Property Agreement with any Pad Owner, in each case without Beneficiary's consent, which consent will not be unreasonably withheld or delayed; (xi) shall notify Beneficiary promptly if any Pad Owner shall cease business operations or of the occurrence of any event of which it becomes aware affecting a Pad Owner or its property which might have any material effect on the Trust Property; (xii) shall, without limitation to any other provision hereof, execute and deliver at the request of Beneficiary all such further assurances, confirmations and assignments in connection with the Trust Property as are required herein and as Beneficiary shall from time to time reasonably require and (xiii) shall not enter into one or more Space Leases with a tenant and/or its Affiliates, as part of a single transaction or a series of substantially integrated transactions relating to 50,000 leasable square feet or more, in the aggregate, of any or all of the Cross-collateralized Properties, unless each such Space Lease provides for the payment of market rentals thereunder, is in compliance with the Approved Manager Standard and is otherwise reasonably acceptable to Beneficiary.

    (c) All security deposits of lessees, whether held in cash or any other form, shall be treated by Grantor as trust funds, but shall not be commingled with any other funds of Grantor and, if cash, shall be deposited by Grantor in the Security Deposit Account. Any bond or other instrument which Grantor is permitted to hold in lieu of cash security deposits under applicable Legal Requirements shall be maintained in full force and effect unless replaced by cash deposits as hereinabove described, shall be issued by a Person reasonably satisfactory to Beneficiary, shall, if permitted pursuant to Legal Requirements, at Beneficiary's option, name Beneficiary as payee or beneficiary thereunder or be fully assignable to Beneficiary and shall, in all respects, comply with applicable Legal Requirements and otherwise be reasonably satisfactory to Beneficiary. Grantor shall, upon request, provide Beneficiary with evidence reasonably satisfactory to Beneficiary of Grantor's compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Grantor shall, upon Beneficiary's request, if permitted by applicable Legal

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

Requirements, turn over the security deposits (and any interest thereon) to Beneficiary to be held by Beneficiary in accordance with the terms of the Leases and all Legal Requirements.

    (d) If the Aggregate Debt Service Coverage for any twelve (12) month period preceding the date of determination declines to 1.15 or less, then, if Beneficiary determines in its reasonable discretion prior to the removal of the existing manager that a reputable independent property manager can manage the Trust Property at competitive rates more efficiently and with better results than Grantor or Grantor's Manager, Beneficiary shall have the right to appoint such reputable independent property manager selected by Beneficiary, in Beneficiary's sole discretion, to manage the Trust Property.

    (e) Grantor covenants and agrees with Beneficiary that (i) the Trust Property will be managed at all times by (A) PRLP, in accordance with Grantor's partnership agreement or (B) in the event that the Manager is a Person other than PRLP, the Manager pursuant to a management agreement approved by Beneficiary (the "Management Agreement"), (ii) unless the Manager is PRLP, after Grantor has knowledge of a fifty percent (50%) or more change in control of the ownership of the Manager, Grantor will promptly give Beneficiary notice thereof (a "Manager Control Notice") and (iii) PRLP's management services and the Management Agreement, as applicable, may be terminated by Beneficiary at any time for cause (including, but not limited to, Manager's gross negligence, willful misconduct, fraud or default beyond applicable notice and grace periods, if any, under the Management Agreement) or at any time following (A) the occurrence of an Event of Default, (B) the receipt of a Manager Control Notice or the occurrence of a transfer which obligates Grantor to give a Manager Control Notice or (C) if a tenant is moved from the Premises to a factory outlet center owned by an Affiliate of Grantor located within one (1) mile of any Cross-collateralized Property, either in connection with a Lease termination or at the end of the term of such Lease, unless (x) Grantor has delivered an Officer's Certificate, together with appropriate supporting materials, certifying that (1) the Premises (exclusive of Net Operating Income and principal and interest on aggregate Expansion Funding Amounts allocable to any Expansion Space for which either no Expansion Funding has been made or an Expansion Funding has occurred within the prior eighteen (18) months) has an occupancy rate of at least ninety percent (90%) on a pro forma basis (excluding such tenant's Space Lease but including any signed, noncancelable replacement Space Lease pursuant to which the tenant thereunder is obligated to commence paying Rent within sixty (60) days from the date of the certification) and (2) the Debt Service Coverage and the Aggregate Debt Service Coverage as of the date of the certification (exclusive of Net Operating Income and principal and interest on aggregate Expansion Funding Amounts allocable to any Expansion Space for which either no Expansion Funding has been made or an Expansion Funding has occurred within

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

the prior eighteen (18) months) are not less than the Debt Service Coverage and the Aggregate Debt Service Coverage as of the Closing Date or (y) Beneficiary's consent to the move has been obtained, which consent shall not be unreasonably withheld, delayed or conditioned. Grantor shall, following any such termination, and may from time to time thereafter, appoint a successor manager to manage the Trust Property with Beneficiary's prior written consent which consent shall not be unreasonably withheld or delayed, provided that, any such successor manager shall be a reputable management company which meets the Approved Manager Standard and shall be reasonably acceptable to Beneficiary and the Rating Agency. Grantor further covenants and agrees that Grantor shall require the Manager (or any successor managers) to maintain at all times during the term of the Loan worker's compensation insurance as required by Governmental Authorities.

    (f) From and after the Optional Prepayment Date, Beneficiary shall have thirty (30) days after the date on which it receives the Annual Budget to review, approve, disapprove or change the entries and information appearing in the Annual Budget. If Beneficiary and Grantor are not able to reach agreement on the Annual Budget during Beneficiary's thirty (30) day review period, Beneficiary and Grantor shall attempt in good faith during the subsequent thirty (30) day period to resolve any disputes. In the event Beneficiary and Grantor are still not able to reach agreement on the Annual Budget, Beneficiary and Grantor shall adopt such portions of the Operating Budget and the Capital Budget as they may have agreed upon, and any matters not agreed upon shall be referred to arbitration as provided for in Section 18.33(b) hereof. Pending the results of such arbitration or the earlier agreement of the parties, (i) if the Operating Budget has not been agreed upon, for the first ninety (90) days of the new Fiscal Year, the Trust Property will be operated in a manner reflecting the prior Fiscal Year's actual revenues, and thereafter the Trust Property will be operated for the full Fiscal Year (including the first ninety (90) days thereof) in a manner consistent with the gross revenues projection in the prior Fiscal Year's Annual Budget, in each case without adjustment until a new Operating Budget is adopted, and (ii) if the Capital Budget has not been agreed upon, no expenditures which are treated as capital in nature in accordance with GAAP shall be made unless the same are (i) set forth in a previously approved Capital Budget, (ii) are specifically required by Beneficiary, (iii) are otherwise required to comply with Legal Requirements, (iv) are otherwise required pursuant to Property Agreements entered into in accordance with the Approved Manager Standard or (v) are otherwise required to make emergency repairs. Grantor shall provide Beneficiary with copies of any revisions to the Annual Budget which it may desire or otherwise deem appropriate to make from time to time during any Fiscal Year.

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                        ARTICLE VIII:  MAINTENANCE AND REPAIR

    Section 8.01. Maintenance and Repair of the Trust Property; Alterations; Replacement of Equipment. Grantor hereby covenants and agrees:

    (a) Grantor shall not (i) desert or abandon the Trust Property, (ii) change the use of the Trust Property or cause or permit the use or occupancy of any part of the Trust Property to be discontinued if such discontinuance or use change would violate any zoning or other law, ordinance or regulation;
(iii) consent to or seek any lowering of the zoning classification, or greater zoning restriction affecting the Trust Property; or (iv) take any steps whatsoever to convert the Trust Property, or any portion thereof, to a condominium or cooperative form of ownership.

    (b) Grantor shall, at its expense, (i) take good care of the Trust Property including grounds generally, and utility systems and sidewalks, roads, alleys, and curbs therein, and shall keep the same in good, safe and insurable condition and in compliance with all applicable Legal Requirements,
(ii) promptly make all repairs to the Trust Property, above grade and below grade, interior and exterior, structural and nonstructural, ordinary and extraordinary, unforeseen and foreseen, and maintain the Trust Property in a manner appropriate for the facility and (iii) not commit or suffer to be committed any waste of the Trust Property or do or suffer to be done anything which will materially increase the risk of fire or other hazard to the Trust Property or materially impair the value thereof. Grantor shall keep the sidewalks, vaults, gutters and curbs comprising, or adjacent to, the Trust Property, clean and free from dirt, snow, ice, rubbish and obstructions. All repairs made by Grantor shall be made with first-class materials, in a good and workmanlike manner, shall be equal or better in quality and class to the original work and shall comply with all applicable Legal Requirements and Insurance Requirements. To the extent any of the above obligations are obligations of tenants under Space Leases or Pad Owners or other Persons under Property Agreements, Grantor may fulfill its obligations hereunder by causing such tenants, Pad Owners or other Persons, as the case may be, to perform their obligations thereunder. As used herein, the terms "repair" and "repairs" shall be deemed to include all necessary replacements.

    (c) Grantor shall not demolish, remove, construct, or, except as otherwise expressly provided herein, restore, or alter the Trust Property or any portion thereof nor consent to or permit any such demolition, removal, construction, restoration, addition or alteration (each a "Renovation") which would, for a period in excess of one year and in Grantor's best judgment at the time of such demolition, removal, construction, restoration or alteration, diminish the value of the Trust Property or materially diminish the Total GLA without Beneficiary's prior written consent in each

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instance, which consent shall not be unreasonably withheld or delayed, provided, however, that for any Renovation which would temporarily diminish the value of the Trust Property or temporarily would materially diminish the Total GLA, Grantor shall be permitted to perform same provided (a) no Event of Default has occurred and is continuing at the time of the proposed Renovation, (b) Grantor shall have entered into one or more Space Leases with respect to the leasing of all or a portion of the space demised under the Space Leases which were terminated in connection with the Renovation (the "Affected Leases") which are in form and substance substantially similar to the Affected Leases and which provide for rental and other payments thereunder, net of any rebates, credits and other concessions granted by Grantor thereunder, equal to not less than eighty-five percent (85%) of the Rent due under the Affected Leases and Grantor shall have delivered a copy of such lease or leases to Beneficiary, (c) Grantor shall have delivered to Beneficiary cash collateral or an unconditional, irrevocable, clean sight draft letter of credit in form and substance, and issued by a bank, acceptable to Beneficiary, in an amount equal to the Rent that would have been payable pursuant to the Affected Leases during (I) the anticipated term of the Renovation, as reasonably determined by Beneficiary, plus (II) an additional six (6) month period (which cash collateral or letter of credit are hereinafter referred to as the "Renovation Funds") and (d) all Renovations shall be performed in compliance with Legal Requirements. Grantor hereby grants to Beneficiary a security interest in all of Grantor's right, title and interest in the Renovation Funds and irrevocably authorizes Beneficiary, following an Event of Default, to apply any or all of the Renovation Funds to cure any Event of Default or, following the acceleration of the Debt in accordance with Article XIII hereof, toward the payment of the Debt, as Beneficiary shall, in its sole discretion, determine, but without obligation to do so. Following (X) delivery to Beneficiary of copies of any and all final certificates of occupancy or other certificates, licenses and permits required for the ownership, occupancy and operation of the Trust Property as so renovated and (Z) commencement of the payment of Rent payable under the lease or leases which replaced the Affected Leases without rebate, credit or other concession granted by Grantor thereunder, Beneficiary shall return the balance of the Renovation Funds not applied in accordance with the immediately preceding sentence, if any, to Grantor.

    (d) Grantor represents and warrants to Beneficiary that (i) there are no fixtures, machinery, apparatus, tools, equipment or articles of personal property attached or appurtenant to, or located on, or used in connection with the management, operation or maintenance of the Trust Property, except for the Equipment and equipment leased by Grantor for the management, operation or maintenance of the Trust Property in accordance with the Loan Documents; (ii) the Equipment and the leased equipment constitutes all of the fixtures, machinery, apparatus, tools, equipment and

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articles of personal property necessary to the proper operation and maintenance of the Trust Property; and (iii) all of the Equipment is free and clear of all liens, except for the lien of this Deed of Trust and the Permitted Encumbrances. All rights, title and interest of Grantor in and to all extensions, improvements, betterment, renewals, appurtenances to, the Trust Property hereafter acquired by, or released to, Grantor or constructed, assembled or placed by Grantor in the Trust Property, and all changes and substitutions of the security constituted thereby, shall be and, in each such case, without any further mortgage, conveyance, assignment or other act by Beneficiary or Grantor, shall become subject to the lien and security interest of this Deed of Trust as fully and completely, and with the same effect, as though now owned by Grantor and specifically described in this Deed of Trust, but at any and all times Grantor shall execute and deliver to Beneficiary any documents Beneficiary may reasonably deem necessary or appropriate for the purpose of specifically subjecting the same to the lien and security interest of this Deed of Trust.

    (e) Notwithstanding the provisions of this Deed of Trust to the contrary, Grantor shall have the right, at any time and from time to time, to remove and dispose of Equipment which may have become obsolete or unfit for use or which is no longer useful in the management, operation or maintenance of the Trust Property. Grantor shall promptly replace any such Equipment so disposed of or removed with other Equipment of equal value and utility, free of any security interest or superior title, liens or claims; except that, if by reason of technological or other developments, replacement of the Equipment so removed or disposed of is not necessary or desirable for the proper management, operation or maintenance of the Trust Property, Grantor shall not be required to replace the same. All such replacements or additional equipment shall be deemed to constitute "Equipment" and shall be covered by the security interest herein granted.

          ARTICLE IX:  TRANSFER OR ENCUMBRANCE OF THE Trust Property

    Section 9.01. Other Encumbrances. Except for Permitted Encumbrances, Grantor shall not further encumber or permit the further encumbrance in any manner (whether by grant of a pledge, security interest or otherwise) of the Trust Property or any part thereof or interest therein, including, without limitation, the Rents therefrom except as expressly permitted pursuant to the terms of this Deed of Trust. In addition, Grantor shall not further encumber and shall not permit the further encumbrance in any manner (whether by grant of a pledge, security interest or otherwise) of Grantor or any interest in Grantor except as expressly permitted pursuant to this Deed of Trust.

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    Section 9.02.  No Transfer.  Grantor shall not make or permit any
Transfer without the prior written consent of Beneficiary, which consent Beneficiary may withhold in its sole and absolute discretion.

    Section 9.03. Due on Sale. Subject to the provisions of Section 9.02, Beneficiary may declare the Debt immediately due and payable upon any Transfer made or permitted without Beneficiary's consent without regard to whether any impairment of its security or any increased risk of default hereunder can be demonstrated. This provision shall apply to every Transfer of the Trust Property or any part thereof or interest in the Trust Property or in Grantor not permitted under the terms of this Deed of Trust regardless of whether voluntary or not, or whether or not Beneficiary has consented to any previous Transfer of the Trust Property or interest in Grantor.

    Section 9.04. Permitted Easements, Etc. Notwithstanding any other provision of this Article 9, Grantor may grant easements and other rights necessary for the development and operation of any real property adjacent to the Premises provided that the granting of such easements or other rights is consistent with the Approved Manager Standard and the granting of such easement or other rights shall not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by this Deed of Trust, materially affect the value or marketability of the Trust Property, materially impair the use or operation of the Trust Property or materially impair Grantor's ability to pay its obligations in a timely manner.

                           ARTICLE X:  CERTIFICATES

    Section 10.01. Estoppel Certificates. (a) After request by Beneficiary, Grantor, within fifteen (15) days and at its expense, will furnish Beneficiary with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, and the unpaid principal amount of the Note, (ii) the rate of interest of the Note, (iii) the date payments of interest and/or principal were last paid,
(iv) any offsets or defenses to the payment of the Debt, and if any are alleged, the nature thereof, (v) that the Note and this Deed of Trust have not been modified or if modified, giving particulars of such modification and
(vi) that there has occurred and is then continuing no Default or if such Default exists, the nature thereof, the period of time it has existed, and the action being taken to remedy such Default.

    (b) Within fifteen (15) days after written request by Grantor, Beneficiary shall furnish to Grantor a written statement confirming the amount of the Debt, the maturity date of the Note,

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the date to which interest has been paid, and whether any Event of Default or other Default has occurred and is then continuing.

    (c) Grantor shall use all reasonable efforts to obtain estoppels from tenants that may be required hereunder or under the Loan Documents.

                                 ARTICLE XI:  NOTICES

    Section 11.01. Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and delivered personally or sent to the party to whom the notice, demand or request is being made by Federal Express or other nationally recognized overnight delivery service, as follows and shall be deemed given when delivered personally or one (1) Business Day after being deposited with Federal Express or such other nationally recognized delivery service:

    If to Beneficiary:  To Beneficiary, at the address first written above,
                        Attention:  Sheryl McAfee and to
                        Nomura Asset Capital Corporation
                        311 South Wacker Drive
                        Chicago, Illinois  60606
                        Attention:  David M. Murdoch, Jr.

                        with a copy to:

                        Brown & Wood LLP
                        One World Trade Center
                        New York, New York  10048-0557
                        Attention:  David J. Weinberger, Esq.

    If to Grantor: To Grantor, at the address first written above,

                        with a copy to:

                        Prime Retail, L.P.
                        100 East Pratt Street
                        19th Floor
                        Baltimore, Maryland  21202
                        Attention:  General Counsel and
                                    Chief Executive Officer

    If to Deed Trustee: To Deed Trustee, at the address
                        first set forth above.

or such other address as Grantor, Deed Trustee or Beneficiary shall hereafter specify by written notice as provided herein, provided, however, that notwithstanding any provision of this Article to the

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contrary, such notice of change of address shall be deemed given only upon actual receipt thereof.

                            ARTICLE XII:  INDEMNIFICATION

    Section 12.01.  Indemnification Covering Trust Property.

    (a) In addition, and without limitation, to any other provision of this Deed of Trust or any other Loan Document, Grantor shall protect, indemnify and save harmless Beneficiary, Deed Trustee and their successors and assigns, and their agents, employees, officers and directors, from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expense (including, without limitation, reasonable attorneys' fees and disbursements, whether incurred within or outside the judicial process), imposed upon or incurred by or asserted against Beneficiary, Deed Trustee and their assigns, or any of their agents, employees, officers or directors, by reason of (a) ownership of this Deed of Trust, the Assignment, the Trust Property or any part thereof or any interest therein or receipt of any Rents;
(b) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about the Trust Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (c) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, the Trust Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways;
(d) any failure on the part of Grantor to perform or comply with any of the terms of this Deed of Trust or the Assignment; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Trust Property or any part thereof; (f) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Trust Property or any part thereof; (g) any Imposition including, without limitation, any Imposition attributable to the execution, delivery, filing, or recording of any Loan Document, Lease or memorandum thereof; (h) any lien or claim arising on or against the Trust Property or any part thereof under any Legal Requirement or any liability asserted against Beneficiary or Deed Trustee with respect thereto; or (i) the claims of any lessee or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease.
 Notwithstanding the foregoing provisions of this Section 12.01 to the contrary, Grantor shall have no obligation to indemnify Beneficiary pursuant to this Section 12.01 for liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (1) which result from Beneficiary's, and its successors' or assigns' willful misconduct or gross negligence or, (2) which are attributable to acts or events which occur after the payment in full of the Debt or earlier termination of this Deed of Trust (except to the extent

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fairly attributable to acts or events or liabilities or damages occurring or accruing prior thereto and except as may be provided in any other Loan Document), (3) resulting from a transfer by Beneficiary of all or any part of its interest in this Deed of Trust, the Note, the other Loan Documents or the Trust Property, other than any such transfer either required by this Deed of Trust or any other Loan Document or made while an Event of Default shall have occurred and be continuing, (4) for Beneficiary's income, franchise, net revenue, capital levy, estate, inheritance or succession taxes and (5) which arise under or are connected to the Securities Act or any other securities laws, rules or regulations. Beneficiary shall credit against any payments due under this Section 12.01 any insurance recoveries actually received by Beneficiary in respect of the related claim under or from insurance paid for by Grantor or assigned to Beneficiary by Grantor.

    (b) In the event that any action, suit or proceeding shall be brought against Beneficiary for which Beneficiary is indemnified herein, Beneficiary shall notify Grantor of the commencement thereof, and Grantor shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to Beneficiary, to participate in, and, to the extent that Grantor desires to, assume and control the defense thereof; provided, however, that Grantor shall have acknowledged in writing its obligation to fully indemnify Beneficiary hereunder in respect of such action, suit or proceeding, and, provided further, that Grantor shall not be entitled to participate in the defense of any such action, suit or proceeding if (i) in the reasonable opinion of Beneficiary, (x) such action, suit or proceeding involves any risk of imposition of criminal liability or any risk of civil liability on Beneficiary or will involve a risk of the sale, forfeiture or loss of, or the creation of any lien (other than a Permitted Encumbrance) on the Trust Property or any part thereof unless Grantor shall have posted a bond or other security satisfactory to Beneficiary in respect to such risk except with respect to any risk of imposition of criminal liability on Beneficiary as to which Grantor shall not be entitled to so participate, (y) the control of such action, suit or proceeding would involve a bona fide conflict of interest or (z) such action, suit or proceeding involves claims, obligations, costs or expenses which exceed an amount equal to the product of (A) $40,000,000.00 and (B) a fraction, the numerator of which is (1) the aggregate Initial Allocated Loan Amounts less (2) the aggregate Initial Allocated Loan Amounts of all Cross-collateralized Properties which have been Released from the liens of the Cross-collateralized Mortgages as of the date of such determination, and the denominator of which is the aggregate Initial Allocated Loan Amounts (which amount is herein referred to as the "Litigation Threshold"), (ii) such proceeding involves claims, obligations, costs or expenses not fully indemnified by Grantor which Grantor and Beneficiary have been unable to sever from the indemnified claim(s), (iii) an Event of Default has occurred and is continuing, (iv) such action, suit or proceeding

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involves matters which are unrelated to the overall transaction contemplated by this Deed of Trust and the other Loan Documents and if determined adversely could be detrimental to the interests of Beneficiary notwithstanding indemnification by Grantor. Beneficiary may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by Grantor in accordance with the foregoing. The party controlling any such action, suit or proceeding shall keep the other party or parties hereto fully informed of the status of any such proceeding.

    (c) In the event that, pursuant to Subsection (b)(i)(z) of this Section 12.01, Grantor is not entitled to assume and control the defense of any such action, suit or proceeding, Grantor shall be permitted to assume and control such defense if Grantor either (i) delivers to Beneficiary an opinion letter from counsel reasonably acceptable to Beneficiary or a certificate or opinion from such other Person as shall be acceptable to Beneficiary that, in such counsel's or other Person's opinion, there is no reasonable likelihood that
(A) the claimant would prevail on such action, suit or proceeding or (B) Beneficiary's potential, uninsured liability would not exceed the Litigation Threshold, which opinion or certificate shall be in form and substance satisfactory to Beneficiary or (ii) Grantor executes and delivers an agreement with Beneficiary, in form and substance satisfactory to Beneficiary, that Grantor's liability for fully indemnifying Beneficiary in respect of such action, suit or proceeding shall be a recourse obligation of Grantor not subject to the provisions of Section 18.31 hereof.

    (d) Each of Grantor and Beneficiary shall, at Grantor's sole cost and expense, make available to the other party such information and documents reasonably requested by the other party as are necessary or advisable for the other party to participate in any action, suit or proceeding to the extent permitted by this Section 12.01. Unless an Event of Default shall have occurred and be continuing, Beneficiary shall not enter into any settlement or other compromise with respect to any claim which is entitled to be indemnified under this Section 12.01 without five (5) days' prior written notice to Grantor unless Beneficiary waives its right to be indemnified under this Section 12.01 with respect to such claim. Upon payment in full of any claim by Grantor pursuant to this Section 12.01, to or on behalf of Beneficiary, Grantor, without any further action, shall be subrogated to any and all claims that Beneficiary may have relating thereto (other than claims in respect of insurance policies maintained by Beneficiary at its own expense), and Beneficiary shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be reasonably necessary to preserve any such claims and otherwise cooperate with Grantor and give such further assurances as are reasonably necessary or advisable to enable Grantor to pursue such claims vigorously. Any amount payable to Beneficiary pursuant to this

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Section 12.01 shall be paid by Grantor to the indemnified party promptly upon
(i) the adverse determination of such action, suit or proceeding against the indemnified party if, pursuant to this Section 12.01, Grantor assumed and controlled the defense thereof, or (ii) Grantor's receipt of a written demand therefor from Beneficiary, accompanied by a written statement describing the basis for such indemnity and the computation of the amount so payable.

    Any amounts payable to Beneficiary by reason of the application of this
Section 12.01 shall constitute a part of the Debt secured by the Cross-collateralized Mortgages and other Loan Documents and shall become immediately due and payable and shall bear interest at the Default Rate from the date the liability, obligation, claim, cost or expense is sustained by the indemnified party, until paid. The provisions of this Section 12.01 shall survive the termination of this Deed of Trust and the other Loan Documents whether by repayment of the Debt, foreclosure or delivery of a deed in lieu thereof, assignment or otherwise.

                               ARTICLE XIII:  DEFAULTS

    Section 13.01. Events of Default. The Debt shall become immediately due at the option of Beneficiary upon any one or more of the following events ("Event of Default"):

         (a) if the final payment or Defeasance Deposit due at Maturity, if any, due under the Note shall not be paid on Maturity;

         (b) if payment of any sum required to be paid and allocated pursuant to clauses (a) and (b) of Section 5.05 hereof shall not be fully paid on or before the applicable Payment Date or if any other sum required to be paid and/or allocated pursuant to clauses (c) and (d) of Section 5.05 hereof is not paid within five (5) days after the delivery of the certificate described in Section 5.05 hereof;

         (c) if payment of any sum (other than the sums described in (a) above or (b) above) required to be paid pursuant to the Note, this Deed of Trust or any other Loan Document shall not be paid within five (5) days after Beneficiary delivers written notice to Grantor that same is due and payable thereunder or hereunder;

         (d) except as otherwise permitted herein, if Grantor or any General Partner shall institute or cause to be instituted any proceeding for the termination or dissolution of Grantor or any such General Partner;

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         (e)  if the insurance policies required hereunder are not kept in full force and effect, or if the insurance policies are not assigned and delivered to Beneficiary as herein provided;

         (f) if Grantor attempts to assign its rights under this Deed of Trust or any other Loan Document or any interest herein or therein, or if any Transfer occurs other than in accordance with the provisions hereof;

         (g) if any representation or warranty of Grantor made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or agreement furnished to Beneficiary shall prove false or misleading in any material respect;

         (h) if Grantor or any General Partner shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due;

         (i) if a receiver, liquidator or trustee of Grantor shall be appointed or if Grantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Grantor or if any proceeding for the dissolution or liquidation of Grantor shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Grantor upon the same not being discharged, stayed or dismissed within sixty (60) days or if Grantor shall generally not be paying its debts as they become due;

         (j) if Grantor shall be in default beyond any notice or grace period, if any, under any other mortgage or deed of trust or security agreement covering any part of the Trust Property without regard to its priority relative to this Deed of Trust; provided, however, this provision shall not be deemed a waiver of the provisions of Article IX prohibiting further encumbrances affecting the Trust Property or any other provision of this Deed of Trust;

         (k) if the Trust Property becomes subject (i) to any lien which is superior to the lien of this Deed of Trust, other than a lien for real estate taxes and assessments not due and payable, or (ii) to any mechanic's, materialman's or other lien which is or is asserted to be superior to the lien of this Deed of Trust, and such lien shall remain undischarged (by payment, bonding, or otherwise) for ten (10) days unless paid or contested in accordance with the terms of Sections 2.06(c) or 4.04 hereof;

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         (l)  if Grantor discontinues the operation of the Trust Property or any part thereof for reasons other than repair or restoration arising from a casualty or condemnation for ten (10) days or more;

         (m) except as permitted in this Deed of Trust, if Grantor performs or permits the performance of any material alteration, demolition or removal of any of the Improvements without the prior consent of Beneficiary;

         (n) if Grantor or any General Partner shall institute or cause to be instituted any proceeding for the termination and dissolution of Grantor; or

         (o) if Grantor shall be in default under any of the other terms, covenants or conditions of the Note (other than as set forth in (a) through (n) above or (p) below), this Deed of Trust or any other Loan Document, other than as set forth in (a) through (n) above or (p) below, for ten (10) days after notice from Beneficiary in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Beneficiary in the case of any other default or an additional sixty (60) days if Grantor is diligently and continuously effectuating a cure of a curable non-monetary default, other than as set forth in (a) through (n) above or (p) below; or

         (p) if an Event of Default shall occur under any of the other Cross-collateralized Mortgages or any other Loan Documents.

    Section 13.02. Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, Beneficiary may, in addition to any other rights or remedies available to it hereunder or under any other Loan Document, at law or in equity, take such action, without notice or demand, as it reasonably deems advisable to protect and enforce its rights against Grantor or any one or more of the Cross-collateralized Borrowers and in and to the Trust Property or any one or more of the Cross-collateralized Properties, including, but not limited to, the following actions, each of which may be pursued singly, concurrently or otherwise, at such time and in such order as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting any other rights and remedies of Beneficiary hereunder, at law or in equity: (i) declare all or any portion of the unpaid Debt to be immediately due and payable; provided, however, that upon the occurrence of any of the events specified in Section 13.01(i), the entire Debt will be immediately due and payable without notice or demand or any other declaration of the amounts due and payable; or (ii) bring, or instruct Deed Trustee to bring, an action to foreclose this Deed of Trust and without applying for a receiver for the Rents, but subject to the rights of the tenants under the Leases, enter into

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or upon the Trust Property or any part thereof, either personally or by its agents, nominees or attorneys, and dispossess Grantor and its agents and servants therefrom, and thereupon Beneficiary may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Trust Property and conduct the business thereat, (B) make alterations, additions, renewals, replacements and improvements to or on the Trust Property or any part thereof, (C) exercise all rights and powers of Grantor with respect to the Trust Property or any part thereof, whether in the name of Grantor or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Trust Property and every part thereof, and (D) apply the receipts from the Trust Property or any part thereof to the payment of the Debt, after deducting therefrom all expenses (including, without limitation, reasonable attorneys' fees and disbursements) reasonably incurred in connection with the aforesaid operations and all amounts necessary to pay the Impositions, ground rents, insurance and other charges in connection with the Trust Property or any part thereof, as well as just and reasonable compensation for the services of Beneficiary's third-party agents; or (iii) have an appraisal or other valuation of the Trust Property or any part thereof performed by an Appraiser (and Grantor covenants and agrees it shall cooperate in causing any such valuation or appraisal to be performed) and any cost or expense incurred by Beneficiary in connection therewith shall constitute a portion of the Debt and be secured by this Deed of Trust and shall be immediately due and payable to Beneficiary with interest, at the Default Rate, until the date of receipt by Beneficiary; or (iv) sell, or instruct Deed Trustee to sell, the Trust Property or institute proceedings for the complete foreclosure of this Deed of Trust, or take such other action as may be allowed pursuant to Legal Requirements, at law or in equity, for the enforcement of this Deed of Trust in which case the Trust Property or any part thereof may be sold for cash or credit in one or more parcels; or (v) with or without entry, and to the extent permitted and pursuant to the procedures provided by applicable Legal Requirements, institute proceedings for the partial foreclosure of this Deed of Trust, or take such other action as may be allowed pursuant to Legal Requirements, at law or in equity, for the enforcement of this Deed of Trust for the portion of the Debt then due and payable, subject to the lien of this Deed of Trust continuing unimpaired and without loss of priority so as to secure the balance of the Debt not then due; or (vi) sell, or instruct Deed Trustee to sell, the Trust Property or any part thereof and any or all estate, claim, demand, right, title and interest of Grantor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in whole or in parcels, in any order or manner, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, at the discretion of Beneficiary, and in the event of a sale, by

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foreclosure or otherwise, of less than all of the Trust Property, this Deed of Trust shall continue as a lien on the remaining portion of the Trust Property; or (vii) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in the Loan Documents, or any of them; or (viii) recover judgment on the Note either before, during or after (or in lieu of) any proceedings for the enforcement of this Deed of Trust; or (ix) apply, or direct Deed Trustee to apply, ex parte, for the appointment of a custodian, trustee, receiver, liquidator or conservator of the Trust Property or any part thereof, irrespective of the adequacy of the security for the Debt and without regard to the solvency of Grantor or of any Person liable for the payment of the Debt, to which appointment Grantor does hereby consent and such receiver or other official shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer, but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Beneficiary to receive the Rent with respect to any of the Trust Property pursuant to this Deed of Trust or the Assignment; or (x) may require Grantor immediately upon demand to vacate and surrender possession of any portion of the Trust Property occupied by Grantor to Beneficiary or to any receiver appointed to collect the Rent, and if Beneficiary fails to so vacate and surrender possession, Beneficiary may require, at Beneficiary's option, Grantor to pay monthly in advance to Beneficiary, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Trust Property occupied by Grantor or Grantor may be evicted by summary proceedings or otherwise; or (xi) without notice to Grantor (A) apply all or any portion of the cash collateral in the Basic Carrying Costs Sub-Account, including any interest and/or earnings therein, to carry out the obligations of Grantor under this Deed of Trust and the other Loan Documents, to protect and preserve the Trust Property and for any other purpose permitted under this Deed of Trust and the other Loan Documents and/or (B) have all or any portion of such cash collateral immediately paid to Beneficiary to be applied against the Debt in the order and priority set forth in the Note; or (xii) pursue any or all such other rights or remedies as Beneficiary and Deed Trustee may have under applicable law or in equity; provided, however, that the provisions of this Section 13.02(a) shall not be construed to extend or modify any of the notice requirements or grace periods provided for hereunder or under any of the other Loan Documents. Grantor hereby waives, to the fullest extent permitted by Legal Requirements, any defense Grantor might otherwise raise or have by the failure to make any tenants parties defendant to a foreclosure proceeding and to foreclose their rights in any proceeding instituted by Beneficiary or Deed Trustee.

    (b) Any time after an Event of Default Deed Trustee, at the request of Beneficiary, shall have the power to sell the Trust

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Property or any part thereof at public auction, in such manner, at such time and place, upon such terms and conditions, and upon five (5) days' notice to Grantor and such public notice as Beneficiary may deem best for the interest of Beneficiary, or as may be required or permitted by applicable law, consisting of advertisement in a newspaper of general circulation in the jurisdiction and for such period as applicable law may require and at such other times and by such other methods, if any, as may be required by law to convey the Trust Property in fee simple by Deed Trustee's deed with special warranty of title to and at the cost of the purchaser, who shall not be liable to see to the application of the purchase money. The proceeds or avails of any sale made under or by virtue of this Section 13.02, together with any other sums which then may be held by Beneficiary under this Deed of Trust, whether under the provisions of this Section 13.02 or otherwise, shall be applied as follows:

         First: To the payment of the third-party costs and expenses reasonably incurred in connection with any such sale and to advances, fees and expenses, including, without limitation, reasonable fees and expenses of Beneficiary's and Deed Trustee's legal counsel as applicable, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances reasonably made or incurred by Beneficiary or Deed Trustee under this Deed of Trust, together with interest as provided herein on all such advances made by Beneficiary, and all Impositions, ground rents, except any Impositions, ground rents, or other charges subject to which the Trust Property shall have been sold;

         Second: To the payment of the whole amount then due, owing and unpaid under the Note for principal and interest thereon, with interest on such unpaid principal at the Default Rate from the date of the occurrence of the earliest Event of Default that formed a basis for such sale until the same is paid;

         Third: To the payment of any other portion of the Debt required to be paid by Grantor pursuant to any provision of this Deed of Trust, the Note, or any of the other Loan Documents; and

         Fourth: The surplus, if any, to Grantor unless otherwise required by Legal Requirements.

Beneficiary and any receiver or custodian of the Trust Property or any part thereof shall be liable to account for only those rents, issues, proceeds and profits actually received by it.

    (c) Beneficiary and Deed Trustee, as applicable, may adjourn from time to time any sale by it to be made under or by virtue of

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this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales and, except as otherwise provided by any applicable provision of Legal Requirements, Beneficiary or Deed Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

    (d) Upon the completion of any sale or sales made by Beneficiary under or by virtue of this Section 13.02, Beneficiary or Deed Trustee, or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, granting, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold.
 Beneficiary is hereby irrevocably appointed the true and lawful attorney-in-fact of Grantor (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold and for that purpose Beneficiary and Deed Trustee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more Persons with like power, Grantor hereby ratifying and confirming all that its said attorney-in-fact or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Grantor, if so requested by Beneficiary, shall ratify and confirm any such sale or sales by executing and delivering to Beneficiary, or to such purchaser or purchasers all such instruments as may be advisable, in the sole judgement of Beneficiary, for such purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Section 13.02, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the property and rights so sold, and shall, to the fullest extent permitted under Legal Requirements, be a perpetual bar both at law and in equity against Grantor and against any and all Persons claiming or who may claim the same, or any part thereof, from, through or under Grantor.

    (e)  In the event of any sale made under or by virtue of this Section
13.02 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), the entire Debt immediately thereupon shall, anything in the Loan Documents to the contrary notwithstanding, become due and payable.

    (f) Upon any sale made under or by virtue of this Section 13.02 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), Beneficiary may bid for and acquire the Trust Property or any part thereof and in lieu of paying cash

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therefor may make settlement for the purchase price by crediting upon the
Debt the net sales price after deducting therefrom the expenses of the sale and the costs of the action.

    (g) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or any part thereof or upon any other property of Grantor shall release the lien of this Deed of Trust upon the Trust Property or any part thereof, or any liens, rights, powers or remedies of Beneficiary hereunder, but such liens, rights, powers and remedies of Beneficiary shall continue unimpaired until all amounts due under the Note, this Deed of Trust and the other Loan Documents are paid in full.

    Section 13.03.  Intentionally Omitted.

    Section 13.04. Possession of the Trust Property. Upon the occurrence of any Event of Default and the acceleration of the Debt or any portion thereof, Grantor, if an occupant of the Trust Property or any part thereof, upon demand of Beneficiary, shall immediately vacate and surrender possession of the Trust Property (or the portion thereof so occupied) to Beneficiary, and if Grantor fails to so vacate and surrender possession, Grantor's possession shall be as a month-to-month tenant of Beneficiary and, on demand, Grantor shall pay to Beneficiary monthly, in advance, a reasonable rental for the space so occupied and in default thereof Grantor may be dispossessed. The covenants herein contained may be enforced by a receiver of the Trust Property or any part thereof. Nothing in this Section 13.04 shall be deemed to be a waiver of the provisions of this Deed of Trust making the Transfer of the Trust Property or any part thereof without Beneficiary's prior written consent an Event of Default.

    Section 13.05. Interest After Default. If any amount due under the Note, this Deed of Trust or any of the other Loan Documents is not paid within any applicable notice and grace period after same is due, whether such date is the stated due date, any accelerated due date or any other date or at any other time specified under any of the terms hereof or thereof, then, in such event, Grantor shall pay interest on the amount not so paid from and after the date on which such amount first becomes due at the Default Rate of interest; and such interest shall be due and payable at such rate until the earlier of the cure of all Events of Default or the payment of the entire amount due to Beneficiary, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Deed of Trust. All unpaid and accrued interest shall be secured by this Deed of Trust as part of the Debt. Nothing in this Section 13.05 or in any other provision of this Deed of Trust shall constitute an extension of the time for payment of the Debt.

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    Section 13.06.  Grantor's Actions After Default.  After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Beneficiary to obtain judgment for the Debt, or of any other nature in aid of the enforcement of the Loan Documents, Grantor shall (a) after receipt of notice of the institution of any such action, waive the issuance and service of process and enter its voluntary appearance in such action, suit or proceeding, and (b) if required by Beneficiary, consent to the appointment of a receiver or receivers of the Trust Property or any part thereof and of all the earnings, revenues, rents, issues, profits and income thereof.

    Section 13.07. Control by Beneficiary After Default. Notwithstanding the appointment of any custodian, receiver, liquidator or trustee of Grantor, or of any of its property, or of the Trust Property or any part thereof, to the extent permitted by law, Beneficiary shall be entitled to obtain possession and control of all property now and hereafter covered by this Deed of Trust and the Assignment in accordance with the terms hereof.

    Section 13.08. Right to Cure Defaults. (a) Upon the occurrence of any Event of Default, Beneficiary or its agents may, but without any obligation to do so and without notice to or demand on Grantor and without releasing Grantor from any obligation hereunder, make or do the same in such manner and to such extent as Beneficiary may deem reasonably necessary to protect the security hereof. Beneficiary shall use reasonable efforts to give Grantor prior notice of any action intended to be taken by Beneficiary pursuant to the terms of this Section but Beneficiary's failure to deliver such notice shall not affect Beneficiary's right to take such actions as are provided in this Section. Beneficiary and its agents are authorized to enter upon the Trust Property or any part thereof for such purposes, or appear in, defend, or bring any action or proceedings to protect Beneficiary's interest in the Trust Property or any part thereof or to foreclose this Deed of Trust or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees and disbursements to the extent permitted by law), with interest as provided in this Section 13.08, shall constitute a portion of the Debt and shall be immediately due and payable to Beneficiary upon demand.
All such costs and expenses incurred by Beneficiary or its agents in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period from the date so demanded to the date of payment to Beneficiary. All such costs and expenses incurred by Beneficiary or its agents together with interest thereon calculated at the above rate shall be deemed to constitute a portion of the Debt and be secured by this Deed of Trust.

    (b) If Beneficiary makes any payment or advance that Beneficiary is authorized by this Deed of Trust to make in the place and stead of Grantor
(i) relating to the Impositions or tax

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liens asserted against the Trust Property, Beneficiary may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of the bill, statement or estimate or into the validity of any of the Impositions or the tax liens or claims thereof;
(ii) relating to any apparent or threatened adverse title, lien, claim of lien, encumbrance, claim or charge, Beneficiary will be the sole judge of the legality or validity of same; or (iii) relating to any other purpose authorized by this Deed of Trust but not enumerated in this Section 13.08, Beneficiary may do so whenever, in its judgment and discretion, the payment or advance seems necessary or desirable to protect the Trust Property and the full security interest intended to be created by this Deed of Trust. In connection with any payment or advance made pursuant to this Section 13.08, Beneficiary has the option and is authorized, but in no event shall be obligated, to obtain a continuation report of title prepared by a title insurance company. The payments and the advances made by Beneficiary pursuant to this Section 13.08 and the cost and expenses of said title report will be due and payable by Grantor on demand, together with interest at the Default Rate, and will be secured by this Deed of Trust.

    Section 13.09. Late Payment Charge. If any payment due hereunder is not paid in full within five (5) days after the date on which it is due and payable hereunder, Grantor shall pay to Beneficiary an amount equal to four percent (4%) of such delinquent payment ("Late Charge") to defray the expense incurred by Beneficiary in handling and processing such delinquent payment, and such amount shall constitute a part of the Debt.

    Section 13.10. Recovery of Sums Required to Be Paid. Beneficiary shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due and payable hereunder (after the expiration of any grace period or the giving of any notice herein provided, if any), without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Beneficiary thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Grantor existing at the time such earlier action was commenced.

    Section 13.11. Marshalling and Other Matters. Grantor hereby waives, to the fullest extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement, redemption (both equitable and statutory) and homestead laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Trust Property or any part thereof or any interest therein. Nothing herein or in any other Loan Document shall be construed as requiring Beneficiary to resort to any particular Cross-collateralized Property for the satisfaction of the Debt in preference or priority to any other Cross-collateralized Property, but Beneficiary may seek satisfaction out of all the Cross-

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collateralized Property or any part thereof, in its absolute discretion.
Further, Grantor hereby expressly waives to the fullest extent permitted by applicable law any and all rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust on behalf of Grantor, whether equitable or statutory and on behalf of each and every Person acquiring any interest in or title to the Trust Property or any part thereof subsequent to the date of this Deed of Trust and on behalf of all Persons.

    Section 13.12. Tax Reduction Proceedings. Grantor hereby appoints Beneficiary as its attorney-in-fact to seek a reduction or reductions in the assessed valuation of the Trust Property for real property after an Event of Default or other similar tax purposes and to prosecute any action or proceeding in connection therewith after an Event of Default. This power, being coupled with an interest, shall be irrevocable for so long as any part of the Debt remains unpaid and any Event of Default shall be continuing.

    Section 13.13.  General Provisions Regarding Remedies.

    (a) Right to Terminate Proceedings. Beneficiary or Deed Trustee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in Section 13.02 at any time before the conclusion thereof, as determined in Beneficiary's sole discretion and without prejudice to Beneficiary or Deed Trustee.

    (b) No Waiver or Release. The failure of Beneficiary or Deed Trustee to exercise any right, remedy or option provided in the Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Loan Documents. No acceptance by Beneficiary of any payment after the occurrence of an Event of Default and no payment by Beneficiary of any payment or obligation for which any Cross-collateralized Borrower is liable shall be deemed to waive or cure any Event of Default with respect to any such Cross-collateralized Borrower, or any Cross-collateralized Borrower's liability to pay such obligation. No sale of all or any portion of any Cross-collateralized Property, no forbearance on the part of Beneficiary, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Beneficiary to any Cross-collateralized Borrower or any other Person, shall operate to release or in any manner affect the interest of Beneficiary in the remaining Cross-collateralized Properties or the liability of any Cross-collateralized Borrower to pay the Debt, except to the extent that such liability shall be reduced by Net Proceeds actually received by Beneficiary. No waiver by Beneficiary shall be effective unless it is in writing and then only to the extent specifically stated. Grantor shall not be relieved of Grantor's obligations hereunder by reason of (a) failure of Beneficiary to comply with any request of Grantor to

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take any action to foreclose this Deed of Trust or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Trust Property or the property of any other Cross-collateralized Borrower or any other security for the Debt, or of any Person liable for the Debt or portion thereof, or (c) any agreement or stipulation by Beneficiary extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Deed of Trust or any other Cross-collateralized Mortgages or Loan Documents. Beneficiary may resort for the payment of the Debt to any security held by Beneficiary in such order and manner as Beneficiary, in its sole discretion, may elect and nothing herein shall be construed as requiring Beneficiary to resort to any particular Cross-collateralized Property or portion thereof for the satisfaction of the Debt in preference or priority to any other Cross-collateralized Property or portion thereof. To the fullest extent permitted by Legal Requirements, Beneficiary may take (and Grantor hereby consents to) action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Beneficiary thereafter to foreclose this Deed of Trust or any other Cross-collateralized Mortgage. The rights of Beneficiary under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Beneficiary shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Beneficiary shall not be limited exclusively to the rights and remedies herein stated but shall be entitled, subject to the terms of this Deed of Trust, to every right and remedy now or hereafter afforded by law.

    (c) No Impairment; No Releases. The interests and rights of Beneficiary under the Loan Documents shall not be impaired by any indulgence, including
(i) any renewal, extension or modification which Beneficiary may grant with respect to any of the Debt; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant with respect to the Trust Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

    (d) Effect on Judgment. No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon any Trust Property or any portion thereof shall affect in any manner or to any extent the lien of the other Cross-collateralized Mortgages upon the remaining Cross-collateralized Properties or any portion thereof, or any rights, powers or remedies of Beneficiary hereunder or thereunder. Such lien, rights, powers and remedies of Beneficiary shall continue unimpaired as before.

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                   ARTICLE XIV:  COMPLIANCE WITH REQUIREMENTS

    Section 14.01. Compliance with Legal Requirements. (a) Grantor shall promptly comply with all present and future Legal Requirements, foreseen and unforeseen, ordinary and extraordinary, whether requiring structural or nonstructural repairs or alterations including, without limitation, all zoning, subdivision, building, safety and environmental protection, land use and development Legal Requirements, all Legal Requirements which may be applicable to the curbs adjoining the Trust Property or to the use or manner of use thereof, and all rent control, rent stabilization and all other similar Legal Requirements relating to rents charged and/or collected in connection with the Leases. Grantor represents and warrants that the Trust Property is in compliance in all material respects with all Legal Requirements as of the date hereof, no notes or notices of violations of any Legal Requirements have been entered or received by Grantor and, to the best of Grantor's knowledge there is no basis for the entering of such note or notices.

    (b) Grantor shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Beneficiary or Deed Trustee, the validity or application of any Legal Requirement and to suspend compliance therewith if permitted under applicable Legal Requirements, provided (i) failure to comply therewith may not subject Beneficiary or Deed Trustee to any civil or criminal liability, (ii) no Default shall exist during such proceedings and such contest shall not otherwise violate any of the provisions of any of the Loan Documents, (iii) such contest shall not, (unless Grantor shall comply with the provisions of clause (viii) of this Section 14.01(b)), subject the Trust Property to any lien or encumbrance the enforcement of which is not suspended or otherwise affect the priority of the lien of this Deed of Trust; (iv) such contest shall not affect the ownership, use or occupancy of the Trust Property; (v) the Trust Property or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Grantor; (vi) in the event that the amount necessary to comply with the Legal Requirement being contested is in excess of $50,000, (A) Grantor shall give Beneficiary prompt notice of the commencement of such proceedings and, upon request by Beneficiary, notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i)-(v) of this Section 14.01(b); and (B) prior to and during such contest, Grantor shall furnish to Beneficiary security reasonably satisfactory to Beneficiary, in its discretion, against loss or injury by reason of such contest or non-compliance with such Legal Requirement and
(vii) upon a final determination of such proceeding, Grantor shall take all steps necessary to comply with any requirements arising therefrom.

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    (c)  Grantor shall at all times comply with all applicable Legal
Requirements with respect to the construction, use and maintenance of any vaults adjacent to the Trust Property. If by reason of the failure to pay taxes, assessments, charges, permit fees, franchise taxes or levies of any kind or nature, the continued use of the vaults adjacent to Trust Property or any part thereof is discontinued, Grantor nevertheless shall, with respect to any vaults which may be necessary for the continued use of the Trust Property, take such steps (including the making of any payment) to insure the continued use of vaults or replacements.

    Section 14.02. Compliance with Recorded Documents; No Future Grants. Grantor shall promptly perform and observe or cause to be performed and observed, all of the terms, covenants and conditions of all Property Agreements and all things necessary to preserve intact and unimpaired any and all appurtenances or other interests or rights affecting the Trust Property.

                   ARTICLE XV:  DEFEASANCE: PREPAYMENT; RELEASE

    Section 15.01.  Defeasance; Prepayment.  (a)  Except as set forth in this
Section 15.01, no prepayment or defeasance of the Debt may be made by or on behalf of Grantor (except as required by Beneficiary pursuant to the terms of this Deed of Trust) in whole or in part.

    (b) Grantor may defease the Loan at any time subsequent to the earlier to occur of (x) the second (2nd) anniversary of a Securitization or (y) the third (3rd) anniversary of the date hereof and prior to the calendar month immediately preceding the Optional Prepayment Date, in whole or, from time to time, in part, as of the last day of an Interest Accrual Period, in accordance with the following provisions:

           (i) Beneficiary shall have received from Grantor, not less than thirty (30) days', nor more than ninety (90) days', prior written notice specifying the date proposed for such defeasance and the amount which is to be defeased, which proposed date shall be a Payment Date.

          (ii) Grantor shall also pay to Beneficiary all interest due through and including the last day of the Interest Accrual Period ending on the day prior to the Payment Date in which such defeasance is being made, together with any and all other amounts due and owing pursuant to the terms of the Note, this Deed of Trust or the other Loan Documents.

         (iii)  No Event of Default shall have occurred and be continuing.

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          (iv)  Grantor shall (A) pay the Defeasance Deposit and (B) deliver to
    Beneficiary (1) a security agreement, in form and substance reasonably satisfactory to Beneficiary, creating a first priority lien on the Defeasance Deposit and the Federal Obligations purchased on behalf of Grantor with the Defeasance Deposit in accordance with the terms of this
    Section 15.01(b)(iv) (the "Security Agreement"); (2) deliver to Beneficiary an Officer's Certificate certifying that the requirements set forth in this
    Section 15.01(b)(iv) have been satisfied; (3) deliver to Beneficiary an opinion of counsel for Grantor in form and substance reasonably satisfactory to Beneficiary stating, among other things, that Beneficiary has a perfected security interest in the Defeasance Deposit and a first priority perfected security interest in the Federal Obligations purchased by Beneficiary on behalf of Grantor; (4) in the event that only a portion of the Loan is being defeased, Grantor shall execute and deliver all necessary documents to split the Note into two substitute notes, one having a principal balance equal to the defeased portion of the Note (the
    "Defeased Note") and one note having a principal balance equal to the undefeased portion of the Note (the "Undefeased Note"), the amortization schedule for which notes shall be calculated, in the case of a Defeased Note, or recalculated, in the case of an Undefeased Note, to fully amortize the respective principal balances of each on a thirty (30) year schedule (commencing on the Closing Date) utilizing level monthly payments of principal and interest and an assumed rate of interest equal to 7.782%; and
    (5) deliver to Beneficiary such other certificates, documents or instruments as Beneficiary may reasonably request. Grantor hereby irrevocably appoints Beneficiary as its agent and attorney-in-fact, coupled with an interest, for the purpose of using the Defeasance Deposit to purchase Federal Obligations which provide Scheduled Defeasance Payments, and Beneficiary shall, upon receipt of the Defeasance Deposit, purchase such Federal Obligations on behalf of Grantor. Grantor, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the Federal Obligations shall be made directly to Beneficiary and applied to satisfy the obligations of Grantor under the Defeased Note. The Defeased Note and the Undefeased Note shall have identical terms as the Note, except for the principal balance.
    A Defeased Note cannot be the subject of a further defeasance.

           (v) In the event that Grantor desires to allocate all or any portion of a Defeasance Deposit to reduce the Allocated Loan Amount of a specific Cross-collateralized Property, Grantor shall have included in the notice required to be given pursuant to clause (i) of this Section 15.01(b) a statement designating to which Cross-collateralized Property Grantor wishes to have such Defeasance Deposit allocated.

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          (vi)  The Rating Agencies shall have confirmed in writing that the forms of the items to be delivered to Beneficiary on the date proposed for a defeasance comply with the requirements of the provisions of this Section 15.01(b). In the event that the Rating Agencies have not responded to a request by Grantor or Beneficiary for such confirmation within ten (10) Business Days of the making of such request in writing, the confirmation shall be deemed given and the receipt of such forms.

    (c) At any time subsequent to the Optional Prepayment Date, Grantor may prepay the Loan, in whole or, from time to time, in part, as of the last day of an Interest Accrual Period, in accordance with the following provisions:

           (i) Beneficiary shall have received from Grantor, not less than thirty (30) days', nor more than ninety (90) days', prior written notice specifying the date proposed for such prepayment and the amount which is to be prepaid which proposed date shall be a Payment Date.

          (ii) Grantor shall also pay to Beneficiary all interest due through and including the last day of the Interest Accrual Period ending on the day prior to the Payment Date in which such prepayment is being made, together with any and all other amounts due and owing pursuant to the terms of the Note, this Deed of Trust or the other Loan Documents.

         (iii)  No Event of Default shall have occurred and be continuing.

          (iv) Any partial prepayment of the Principal Amount, including, without limitation, Unscheduled Payments, shall be applied to the installments of principal last due hereunder and shall not release or relieve Grantor or any other Cross-collateralized Borrower from the obligation to pay the regularly scheduled installments of principal becoming due under the Note.

    (d) In the event that all sums in the Expansion Account have not been disbursed to Grantor in accordance with the provisions of Section 5.10 hereof prior to the Payment Date occurring in November, 1999, Grantor shall, in accordance with the provisions of Section 15.01(b) hereof, defease such portion of the Loan as can be defeased by a Defeasance Deposit equal to the sums remaining in the Expansion Account on or before such Payment Date.

    Section 15.02. Release of Trust Property. If (A) Grantor defeases all or a portion of the Loan pursuant to Section 15.01(b) hereof to facilitate the disposition of the Trust Property or in connection with any other customary transaction within the meaning of Treas. Reg. 1.860 G-(2)(a)(8)(iii) or (B) makes a prepayment

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pursuant to Section 15.01(c) hereof or if Beneficiary applies Loss Proceeds from the Trust Property towards the repayment of the Debt or towards a defeasance, Beneficiary shall, promptly upon satisfaction of all the following terms and conditions execute, acknowledge and deliver to Grantor a release of this Deed of Trust (a "Release") in recordable form with respect to the Trust Property:

    (a) If such prepayment or defeasance is a prepayment or defeasance in part, but not in whole, Beneficiary shall have received on the date proposed for such prepayment an amount equal to the sum of (i) one hundred percent (100%) of the Allocated Loan Amount, plus (ii) twenty-five percent (25%) of the Initial Allocated Loan Amount (the "Release Price").

    (b) In the event of a prepayment pursuant to Section 15.01(c) hereof or defeasance pursuant to Section 15.01(b) hereof (except for prepayments or defeasances, as applicable, which are made contemporaneously with the application of Loss Proceeds towards the payment of the Debt where such Loss Proceeds constitute at least fifty percent (50%) of the Release Price), Beneficiary shall have received from Grantor evidence in form and substance satisfactory to Beneficiary that the pro forma Aggregate Debt Service Coverage of all Cross-collateralized Properties immediately following the Release is at least equal to the greater of the Closing DSC and the Aggregate Debt Service Coverage immediately prior to effecting such Release, accompanied by an Officer's Certificate stating that the statements, calculations and information comprising such evidence are true, correct and complete in all respects.

    (c) Grantor shall, at its sole expense, prepare any and all documents and instruments necessary to effect the Release, all of which shall be subject to the reasonable approval of Beneficiary, and Grantor shall pay all costs reasonably incurred by Beneficiary (including, but not limited to, reasonable attorneys' fees and disbursements, title search costs or endorsement premiums) in connection with the review, execution and delivery of the Release.

    (d)  No Event of Default has occurred and is continuing.

    (e)  SPC shall have resigned as a general partner of Grantor.

    Section 15.03. Assignment of Obligation. At any time prior to the calendar month immediately preceding the Optional Prepayment Date, subject to the execution of such documents as Nomura Asset Capital Corporation ("NACC") may in its sole and absolute discretion require, Grantor shall have the right to assign to NACC (or, at NACC's option, to NACC's designee or nominee) and be released from, and NACC (or such designee or nominee) shall have the obligation to assume, the obligations under the Loan Documents relating to the principal amount so defeased including, without limitation the pledged Federal Obligations. Grantor shall pay to

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NACC (or such designee or nominee) on demand, all reasonable costs and expenses, including, without limitation, reasonable legal fees incurred by such Person as consideration for assuming the obligations under the Note or the Defeased Notes, as applicable.

    Section 15.04. Out-Parcel Severance. (a) Grantor shall be permitted to transfer, and Beneficiary shall release from the lien of this Deed of Trust and the other Loan Documents, any unimproved out-parcel or unimproved expansion parcel comprising a portion of the Trust Property (either of which is hereinafter referred to as the "Out-Parcel") secured by this Deed of Trust, from the lien hereof, upon not less than thirty (30) nor more than ninety (90) days' prior written notice to Beneficiary, upon satisfaction of all of the following terms and conditions:

                   (i) No Default shall have occurred and be continuing and all amounts which are then required to be deposited in the Sub-Accounts shall have been so deposited.

                 (ii) The Out-Parcel shall be designated by a metes and bounds description and a survey reasonably satisfactory to Beneficiary.

                (iii) The following conditions shall have been satisfied, and Beneficiary shall in addition have received an Officer's Certificate, not less than fifteen (15) Business Days prior to the proposed transfer or release of the Out-Parcel, stating that:

                   (A) the use to which the Out-Parcel will be put, shall be consistent with the use to which out-parcels and expansion parcels are generally put in other first class retail shopping centers;

                   (B) the portion of the Realty remaining subject to the lien of this Deed of Trust after release of the Out-Parcel (the "Remaining Realty") will continue to be in compliance with the Approved Manager Standard, and remain in full compliance with all Legal Requirements and with the terms of all Space Leases and Property Agreements on the Remaining Realty;

                   (C) the proposed use of the Out-Parcel will not violate the provisions of any Space Lease or Property Agreement affecting the Remaining Realty. To the extent reasonably required, the permitted uses of the Out-Parcel will be restricted of record, as reasonably agreed to by

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                        Beneficiary, to insure that use of the
                        Out-Parcel will not violate the provisions of this Deed of Trust or any Space Leases or Property Agreements;

                   (D) Grantor shall have caused the Out-Parcel to be a separate parcel of land for all subdivision, zoning, and taxing purposes;

                   (E) title to the Out-Parcel shall have been or shall simultaneously be conveyed to a Person other than a Cross-collateralized Borrower;

                   (F) the disposition of the Out-Parcel shall not have a Material Adverse Affect on the Net Operating Income;

                   (G) the occupancy rate of the Remaining Realty shall be greater than 90% without regard to the portion, if any, of the Remaining Realty which constitutes an Expansion Space for which either no Expansion Funding has been made or an Expansion Funding has occurred within the prior eighteen (18) months; provided, however, if any portion of the Remaining Realty constitutes an Expansion Space, only tenants which fall within one of the categories of tenants set forth in clauses (i) through (vi) of the definition of Expansion Income shall be utilized in the calculation of the occupancy rate for the portion of the Remaining Realty which constitutes an Expansion Space;

                   (H) the Debt Service Coverage allocable to the Remaining Realty (exclusive of Net Operating Income and principal and interest on aggregate Expansion Funding Amounts allocable to any Expansion Space for which either no Expansion Funding has been made or an Expansion Funding has occurred within the prior eighteen (18) months) shall not be less than the Closing DSC; and

                   (I) no tenant under any Lease has executed, or is negotiating in contemplation of executing, a lease or other occupancy agreement with respect to a portion of such Out-Parcel;

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    provided, however, that if the conditions set forth in clauses (G) or (H)
    are not met, provided that all of the other conditions required for the release of an Out-Parcel shall have been met, an Out-Parcel may be released from the lien of this Deed of Trust if it is sold to a bona-fide third Person and all sums received in consideration of such sale are applied to defease the Debt in accordance with the provisions of Section 15.01 hereof.

                 (iv) To the extent reasonably required, an appropriate Property Agreement shall be executed (and a copy delivered to Beneficiary) to govern the integrated use and operation, if applicable, of the Remaining Realty and the Out-Parcel.

                   (v) A title policy endorsement to the Beneficiary's lenders' title insurance policy to the effect that the release of the Out-Parcel will not have an adverse affect on the priority of the lien of this Deed of Trust with respect to the Remaining Realty.

                 (vi) Grantor shall, at its sole cost and expense, prepare any and all documents and instruments necessary to effect the release of the Out-Parcel, all of which shall be subject to the reasonable approval of Beneficiary, and Grantor shall pay all costs reasonably incurred by Beneficiary (including, but not limited to, reasonable attorneys' fees and disbursements, title search costs and endorsement premiums) in connection with the review, execution and delivery of such release.

                (vii) All agreements and instruments to be delivered to Beneficiary pursuant to this Section 15.04 shall be in form and substance reasonably satisfactory to Beneficiary and its counsel and included with the Officer's Certificate required to be delivered pursuant to clause (iii) of this Section 15.04 shall be evidence in form and substance satisfactory to Beneficiary supporting the statements, calculations and information required pursuant to clauses (iii)(F), (G) and (H) of this Section 15.04.

    (b) No Release Price or other consideration shall be payable by Grantor to Beneficiary in connection with a release of an Out-Parcel made in accordance with the provisions of this Section 15.04.

    Section 15.05. Replacement Properties. At any time prior to the Optional Prepayment Date, Grantor shall have the right to obtain the release of the Trust Property from the lien of this Deed of Trust, provided that simultaneously with such release, Grantor shall execute and deliver to Beneficiary, as security for the Note, a mortgage or deed of trust or deed to secure debt, as applicable,

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in substantially the same form as this Deed of Trust (a "Replacement Deed of
Trust"), encumbering a factory outlet center (a "Replacement Premises") and such other documents (together with the Replacement Deed of Trust, the "Replacement Documents"), as Grantor may in its sole discretion require in order to grant Beneficiary a first priority, perfected lien on and security interest in such Replacement Premises and all related rents, personal property, reserves and escrows on the same terms and conditions as the liens and security interests granted to Beneficiary in the Trust Property on the Closing Date. Grantor's right to obtain a release of the Trust Property shall also be subject to the following conditions and restrictions:

    (a)  No Event of Default shall have occurred and be continuing;

    (b) Cross-collateralized Borrowers shall not be entitled to replace more than two (2) individual Cross-collateralized Properties in any calendar year;

    (c) at least sixty (60) days prior to the proposed date of such release, Deed of Trust shall have delivered to Beneficiary appraisals prepared by Cushman & Wakefield, Inc. or such other third-party real estate professional as is approved by the Rating Agencies, indicating that the fair market value for the proposed Replacement Premises is at least equal to the fair market value of the Cross-collateralized Property proposed to be released, as of the date of such proposed release;

    (d) Cross-collateralized Borrowers shall have delivered Phase I environmental report and, if recommended by such Phase I report, a Phase II environmental report prepared by Environmental Management Group, Inc. or such other environmental consultant as is approved by the Rating Agencies, stating that the Replacement Premises comply with all applicable environmental laws, or if remedial steps are required to effect such compliance, identifying such steps and projecting the cost thereof, in which case Cross-collateralized Borrowers shall be required to deposit into the Engineering Escrow Sub-Account an amount equal to one hundred fifty percent (150%) of such projected costs;

    (e) Cross-collateralized Borrowers shall have delivered an engineering report prepared by Merrit & Harris, Inc. or such other consulting engineer as is approved by the Rating Agencies, stating that the Replacement Premises comply with all applicable building laws and do not require performance of deferred maintenance or if remedial steps are required to effect such compliance or such deferred maintenance, identifying such steps and

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         projecting the cost thereof, in which case Cross-collateralized
         Borrowers shall be required to deposit into the Engineering Escrow Sub-Account an amount equal to one hundred fifty percent (150%) of such projected costs;

    (f) Cross-collateralized Borrowers shall have caused to be delivered all leases, title commitments, title insurance policies, surveys, hazard and liability insurance, evidence of compliance with zoning and other laws, legal opinions, and other items of due diligence with respect to Replacement Premises as the Rating Agencies may require, all of which shall be in form and substance acceptable to Rating Agencies;

    (g) the Net Operating Income of the Replacement Premises (determined as if the Replacement Premises was a Cross-collateralized Property as of the date of determination) as of the time of such release shall be at least equal to the Net Operating Income of the Trust Property to be released;

    (h) the Person transferring the Replacement Premises to the Grantor (i) shall be Solvent and (ii) shall be making such transfer on an arm's length basis and for fair consideration, and Grantor and such Person shall deliver certifications and evidence to such effect and such other certifications as Beneficiary shall reasonably require to assure itself that the substitution does not constitute a fraudulent conveyance on the part of any Person (assuming such Person was not Solvent at the time of substitution);

    (i) Cross-collateralized Borrowers shall comply with such other terms and conditions as the Rating Agencies shall require in connection with such substitution;

    (j) each Rating Agency shall have delivered written confirmation that any rating issued by such Rating Agency in connection with the Securitization will not, as a result of the proposed release and substitution of the Replacement Premises, be downgraded from the then current ratings thereof, qualified or withdrawn;

    (k) the organizational documents of the Grantor shall, if required, be modified to permit the ownership and operation of the Replacement Premises and shall be in form and substance reasonably acceptable to Beneficiary; and

    (l) Grantor shall transfer title to the Trust Property to be released to a Person other than Grantor or any other Cross-collateralized Borrower.

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   Section 15.06.  Additional Properties.  Grantor shall have the right to add any real property to the Trust Property which Grantor acquires subsequent to the Closing Date provided such real property is immediately adjacent to the Premises and is operated or is to be operated as a factory outlet center ("Additional Premises") by executing an agreement of spreader and modification of mortgage or deed of trust or deed to secure debt, as applicable (a "Spreader Agreement") to spread the lien of this Deed of Trust to include such Additional Premises and such other documents (together with the Spreader Agreement, the "Spreader Documents"), as Beneficiary may in its reasonable discretion require in order to grant Beneficiary a first priority, perfected lien on and security interest in such Additional Premises and all related rents, personal property, reserves and escrows on the same terms and conditions as the liens and security interests granted to Beneficiary in the Trust Property on the Closing Date. Grantor's right to add an Additional Premises to the Trust Property shall also be subject to the following conditions and restrictions:

    (a)  No Event of Default shall have occurred and be continuing;

    (b) Cross-collateralized Borrowers shall have delivered Phase I environmental report and, if recommended by such Phase I report, a Phase II environmental report prepared by Environmental Management Group, Inc. or such other environmental consultant as is approved by the Rating Agencies, stating that the Additional Premises comply with all applicable environmental laws, or if remedial steps are required to effect such compliance, identifying such steps and projecting the cost thereof, in which case Cross-collateralized Borrowers shall be required to deposit into the Engineering Escrow Sub-Account an amount equal to one hundred fifty percent (150%) of such projected costs;

    (c) Cross-collateralized Borrowers shall have delivered an engineering report, prepared by Merrit & Harris, Inc. or such other consulting engineer as is approved by the Rating Agencies, stating that the Additional Premises comply with all applicable building laws and do not require performance of deferred maintenance or if remedial steps are required to effect such compliance or such deferred maintenance, identifying such steps and projecting the cost thereof, in which case Cross-collateralized Borrowers shall be required to deposit into the Engineering Escrow Sub-Account an amount equal to one hundred fifty percent (150%) of such projected costs;

    (d) Cross-collateralized Borrowers shall have caused to be delivered all leases, title commitments, title insurance

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         policies, surveys, hazard and liability insurance, evidence of compliance with zoning and other laws, legal opinions, and other items of due diligence with respect to the Additional Premises as the Rating Agencies may require, all of which shall be in form and substance acceptable to the Rating Agencies;

    (e) Cross-collateralized Borrowers shall comply with such other terms and conditions as the Rating Agencies shall require in connection with such addition;

    (f) each Rating Agency shall have delivered written confirmation that any rating issued by such Rating Agency in connection with the Securitization will not, as a result of the proposed addition of the Additional Premises, be downgraded from the then current ratings thereof, qualified or withdrawn; and

    (g) the organizational documents of Grantor shall, if required, be modified to permit the ownership and operation of the Additional Premises and shall be in form and substance reasonably acceptable to Beneficiary; provided, however that with respect to certain real property commonly referred to as "the Castle Rock Phase IV Land" which is adjacent to the northerly side of Castle Rock Factory Outlet Center, the provisions of clauses (e) and (f) of this Section 15.06 shall not be applicable, and provided, further, that prior to the date of Securitization, the provisions in clauses (b), (c) and (d) of this
         Section 15.06 which relate to the Rating Agencies discretion shall be deemed to be the Beneficiary's reasonable discretion.

                        ARTICLE XVI:  ENVIRONMENTAL COMPLIANCE

    Section 16.01. Covenants, Representations and Warranties. (a) Grantor has not, at any time, and, to Grantor's best knowledge, except as set forth in the Environmental Report, no other Person has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with Hazardous Materials on, to or from the Premises or any other real property owned and/or occupied by Grantor except in accordance with Environmental Statutes, and Grantor does not intend to and shall not use the Trust Property or any part thereof or any such other real property for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting,

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emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except in accordance with Environmental Statutes and except for use and storage for use of heating oil and ordinary chemicals and cleaning fluids and, pesticides and other substances customarily used in the operation of properties that are being used for the same purposes as the Trust Property is presently being used, provided such use and/or storage for use is in compliance with the requirements hereof and the other Loan Documents. In addition, without limitation to the foregoing provisions, Grantor represents and warrants that, except as previously disclosed in writing to Beneficiary, there is no friable asbestos in, on, over, or under all or any portion of the fire-proofing or any other portion of the Trust Property.

    (b) Grantor knows of no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on, under or adjacent to the Trust Property or any part thereof or any other real property owned and/or occupied by Grantor, or onto lands from which such Hazardous Materials might seep, flow or drain into such waters, except as disclosed in the Environmental Report.

    (c) Grantor shall not permit any Hazardous Materials to be handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or to be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with on, under, to or from the Trust Property or any portion thereof at any time, except for use and storage for use of heating oil, ordinary cleaning fluids, pesticides and other substances customarily used in the operation of properties that are being used for the same purposes as the Trust Property is presently being used, provided such use and/or storage for use is in compliance with the requirements hereof and the other Loan Documents and does not give rise to liability under applicable Legal Requirements or be the basis for a lien against the Trust Property or any part thereof.

    (d) Grantor represents and warrants that no actions, suits, or proceedings have been commenced, or are pending, or to the best knowledge of Grantor, are threatened with respect to any Legal Requirement governing the use, manufacture, storage, treatment, transportation, or processing of Hazardous Materials with respect to the Trust Property or any part thereof. Grantor has received no notice of, and, except as disclosed in the Environmental Report, has no knowledge of any fact, condition, occurrence or circumstance which with notice or passage of time or both would give rise to a claim under or pursuant to any Environmental Statute pertaining to Hazardous Materials on, in, under or originating from the Trust Property or any part thereof or any other real property owned or occupied by Grantor or arising out of the conduct of Grantor,

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including, without limitation, pursuant to any Environmental Statute.

    (e) Grantor has not waived any Person's liability with regard to the Hazardous Materials in, on, under or around the Trust Property nor has Grantor retained or assumed, contractually or by operation of law, any other Person's liability relative to Hazardous Materials or any claim, action or proceeding relating thereto.

    (f) In the event that there shall be filed a lien against the Trust Property or any part thereof pursuant to any Environmental Statute pertaining to Hazardous Materials, Grantor shall, within sixty (60) days or, in the event that the applicable Governmental Authority has commenced steps to cause the Premises or any part thereof to be sold pursuant to the lien, within fifteen (15) days, from the date that Grantor receives notice of such lien, either (i) pay the claim and remove the lien from the Trust Property, or (ii) furnish (A) a bond satisfactory to Beneficiary in the amount of the claim out of which the lien arises, (B) a cash deposit in the amount of the claim out of which the lien arises, or (C) other security reasonably satisfactory to Beneficiary in an amount sufficient to discharge the claim out of which the lien arises.

    (g) Grantor represents and warrants that (i) except as disclosed in the Environmental Report, Grantor has no knowledge of any violation of any Environmental Statute or any Environmental Problem in connection with the Trust Property, nor has Grantor been requested or required by any Governmental Authority to perform any remedial activity or other responsive action in connection with any Environmental Problem and (ii) neither the Trust Property nor any other property owned by Grantor is included or, to Grantor's best knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the "EPA") or on the inventory of other potential "Problem" sites issued by the EPA and has not otherwise been identified by the EPA as a potential CERCLA site or included or, to Grantor's knowledge, proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute, if any, or issued by any other Governmental Authority. Grantor covenants that Grantor will comply with all Environmental Statutes affecting or imposed upon Grantor or the Trust Property.

    (h) Grantor covenants that it shall promptly notify Beneficiary of the presence and/or release of any Hazardous Material which does or may violate Environmental Statutes and of any request for information or any inspection of the Trust Property or any part thereof by any Governmental Authority with respect to any Hazardous Materials and provide Beneficiary with copies of such request and any response to any such request or inspection. Grantor covenants that it shall, in compliance with applicable Legal Requirements, conduct and complete all investigations,

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studies, sampling and testing (and promptly shall provide Beneficiary with copies of any such studies and the results of any such test) and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials in, on, over, under, from or affecting the Trust Property or any part thereof in accordance with all such Legal Requirements applicable to the Trust Property or any part thereof to the satisfaction of Beneficiary.

    (i) Following the occurrence and during the continuance of an Event of Default hereunder, and without regard to whether Beneficiary shall have taken possession of the Trust Property or a receiver has been requested or appointed or any other right or remedy of Beneficiary has or may be exercised hereunder or under any other Loan Document, Beneficiary shall have the right (but no obligation) to conduct such investigations, studies, sampling and/or testing of the Trust Property or any part thereof as Beneficiary may, in its discretion, determine to conduct, relative to Hazardous Materials. All costs and expenses incurred in connection therewith including, without limitation, consultants' fees and disbursements and laboratory fees, shall constitute a part of the Debt and shall, upon demand by Beneficiary, be immediately due and payable and shall bear interest at the Default Rate from the date so demanded by Beneficiary until reimbursed.

    (j) Grantor represents and warrants that, to its best knowledge, no paint or painted surfaces existing within the interior or on the exterior of the Trust Property are flaking, peeling, cracking, blistering, or chipping, and that no paint or painted surfaces existing within the interior or on the exterior of the Trust Property contain lead. To Grantor's knowledge, there have been no claims for adverse health effects from exposure on the Trust Property to lead-based paint or requests for the investigation, assessment or removal of lead-based paint at the Trust Property.

    (k) Grantor represents and warrants that except in accordance with all applicable Environmental Statutes and as disclosed in the Environmental Report or as otherwise disclosed in writing to Beneficiary, to the best of Grantor's knowledge, (i) no underground storage tanks or pumps or gas or oil wells are or have been located about the Trust Property, (ii) no PCBs or transformers, capacitors or other equipment that contain dielectric fluid containing PCBs in concentrations exceeding 50 parts per million or, in the case of transformers, 500 parts per million, are located about the Trust Property, (iii) no insulating material containing urea formaldehyde is located on the Trust Property and (iv) no friable asbestos-containing material is located on the Trust Property.

    Section 16.02. Environmental Indemnification. Grantor shall defend, indemnify and hold harmless Beneficiary and Deed Trustee, and their successors and assigns, and their employees, agents, officers and directors and their heirs and representatives from and

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against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, as incurred whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys' and consultants' fees and disbursements and investigations and laboratory fees arising out of, or in any way related to any Environmental Problem, including without limitation:

              (a) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threat of release of any Hazardous Materials in, on, over, under, from or affecting the Trust Property or any part thereof whether or not disclosed by the Environmental Report relative to the Trust Property;

              (b) any personal injury (including wrongful death, disease or other health condition related to or caused by, in whole or in part, any Hazardous Materials) or property damage (real or personal) arising out of or related to any Hazardous Materials in, on, over, under, from or affecting the Trust Property or any part thereof whether or not disclosed by the Environmental Report relative to the Trust Property;

              (c) any action, suit or proceeding brought or threatened, settlement reached, or order of any Governmental Authority relating to such Hazardous Material whether or not disclosed by the Environmental Report relative to the Trust Property; and/or

              (d) any violation of the provisions, covenants, representations or warranties of Section 16.01 hereof or of any Legal Requirement which is based on or in any way related to any Hazardous Materials in, on, over, under, from or affecting the Trust Property or any part thereof including, without limitation, the cost of any work performed and materials furnished in order to comply therewith whether or not disclosed by the Environmental Report relative to the Trust Property.

    Notwithstanding the foregoing provisions of this Section 16.02 to the contrary, Grantor shall have no obligation to indemnify Beneficiary for liabilities, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing which result directly from Beneficiary's willful misconduct or gross negligence or which arise from acts, omissions or occurrences first occurring after title to the Trust Property is conveyed to Beneficiary through foreclosure or delivery of a deed-in-lieu thereof. Any amounts payable to Beneficiary by reason of the application of this Section
16.02 shall be secured by this Deed of Trust and shall, upon demand by Beneficiary, become immediately due and payable and

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shall bear interest at the Default Rate from the date so demanded by
Beneficiary until paid.

    This indemnification shall survive the termination of this Deed of Trust and the other Cross-collateralized Mortgages whether by repayment of the Debt, foreclosure or deed in lieu thereof, assignment, or otherwise. The indemnity provided for in this Section 16.02 shall not be included in any exculpation of Grantor, its principals or any other Cross-collateralized Borrower from personal liability provided for in this Deed of Trust or in any of the other Loan Documents. Nothing in this Section 16.02 shall be deemed to deprive Beneficiary of any rights or remedies otherwise available to Beneficiary, including, without limitation, those rights and remedies provided elsewhere in this Deed of Trust or the other Loan Documents.


                              ARTICLE XVII:  ASSIGNMENTS

    Section 17.01. Participations and Assignments. Beneficiary shall have the right to assign this Deed of Trust and/or any of the Loan Documents, and to transfer, assign or sell participations and subparticipations (including blind or undisclosed participations and subparticipations) in the Loan Documents and the obligations hereunder to any Person; provided, however, that no such participation shall increase, decrease or otherwise affect either Grantor's or Beneficiary's obligations under this Deed of Trust or the other Loan Documents.


                            ARTICLE XVIII:  MISCELLANEOUS

    Section 18.01. Right of Entry. Beneficiary and its agents shall have the right to enter and inspect the Trust Property or any part thereof at all reasonable times, and, except in the event of an emergency, upon reasonable notice and to inspect Grantor's books and records and to make abstracts and reproductions thereof.

    Section 18.02. Cumulative Rights. The rights of Beneficiary under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Beneficiary shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Beneficiary shall not be limited exclusively to the rights and remedies herein stated but shall be entitled, subject to the terms of this Deed of Trust, to every right and remedy now or hereafter afforded by law or the other Loan Documents.

    Section 18.03. Liability. If Grantor consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several.

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    Section 18.04.  Exhibits Incorporated.  The information set forth on the cover hereof, and the Exhibits annexed hereto, are hereby incorporated herein as a part of this Deed of Trust with the same effect as if set forth in the body hereof.

    Section 18.05. Severable Provisions. If any term, covenant or condition of the Loan Documents including, without limitation, the Note or this Deed of Trust, is held to be invalid, illegal or unenforceable in any respect, such Loan Document shall be construed without such provision.

    Section 18.06. Duplicate Originals. This Deed of Trust may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

    Section 18.07. No Oral Change. The terms of this Deed of Trust, together with the terms of the Note and the other Loan Documents constitute the entire understanding and agreement of the parties hereto and supersede all prior agreements, understandings and negotiations between Grantor and Beneficiary with respect to the Loan. This Deed of Trust, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Grantor or Beneficiary, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 18.08. WAIVER OF COUNTERCLAIM, ETC. Grantor HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW THE RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BENEFICIARY OR ITS AGENTS, AND WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER OR IN ANY COUNTERCLAIM GRANTOR MAY BE PERMITTED TO ASSERT HEREUNDER OR WHICH MAY BE ASSERTED BY BENEFICIARY OR ITS AGENTS, AGAINST GRANTOR, IN ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS DEED OF TRUST OR THE DEBT. THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS DEED OF TRUST AND ANY OTHER LOAN DOCUMENTS.

    Section 18.09. Headings, Construction of Documents, etc. The table of contents, headings and captions of various paragraphs of this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof. Grantor acknowledges that it was represented by competent counsel in connection with the negotiation and drafting of this Deed of Trust and the other Loan Documents and that neither this Deed of Trust nor the other Loan

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Documents shall be subject to the principle of construing the meaning against the person who drafted same.

    Section 18.10.  Sole Discretion of Beneficiary.   Whenever Beneficiary
exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Beneficiary, the decision of Beneficiary to approve or disapprove or to decide that arrangements or terms are satisfactory or are not satisfactory shall be in the sole discretion of Beneficiary and shall be final and conclusive, except as may be otherwise specifically provided herein.

    Section 18.11. Waiver of Notice. Grantor shall not be entitled to any notices of any nature whatsoever from Beneficiary except with respect to matters for which this Deed of Trust specifically and expressly provides for the giving of notice by Beneficiary to Grantor and except with respect to matters for which Grantor is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

    Section 18.12. Covenants Run with the Land. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises, shall be binding upon Grantor and shall inure to the benefit of Beneficiary, subsequent holders of this Deed of Trust and their successors and assigns. Without limitation to any provision hereof, the term "Grantor" shall include and refer to the grantor named herein, any subsequent owner of the Trust Property, and their respective successors and assigns.

    SECTION 18.13. APPLICABLE LAW. THIS DEED OF TRUST WAS NEGOTIATED IN NEW YORK, AND MADE BY GRANTOR AND ACCEPTED BY BENEFICIARY IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE WERE DISBURSED FROM NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS DEED OF TRUST AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, PRIORITY, ENFORCEMENT AND FORECLOSURE OF THE LIENS AND SECURITY INTERESTS CREATED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE TRUST PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS, AND THE DEBT OR OBLIGATIONS ARISING HEREUNDER.

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    Section 18.14.  Security Agreement.  (a) (i)  This Deed of Trust is both a real property mortgage and a "security agreement" within the meaning of the UCC. The Trust Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Grantor in the Trust Property. This Deed of Trust is filed as a fixture filing and covers goods which are or are to become fixtures on the Trust Property. Grantor by executing and delivering this Deed of Trust has granted to Beneficiary, as security for the Debt, a security interest in the Trust Property to the full extent that the Trust Property may be subject to the UCC of the State in which the Trust Property is located (said portion of the Trust Property so subject to the UCC being called in this Section 18.14 the "Collateral"). If an Event of Default shall occur, Beneficiary, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Beneficiary following an Event of Default, Grantor shall, at its expense, assemble the Collateral and make it available to Beneficiary at a convenient place acceptable to Beneficiary. Grantor shall pay to Beneficiary on demand any and all expenses, including reasonable legal expenses and attorneys' fees, incurred or paid by Beneficiary in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral. Any disposition pursuant to the UCC of so much of the Collateral as may constitute personal property shall be considered commercially reasonable if made pursuant to a public sale which is advertised at least twice in a newspaper in which sheriff's sales are advertised in the county where the Premises is located. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Collateral given to Grantor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute reasonable notice to Grantor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Beneficiary to the payment of the Debt in such priority and proportions as Beneficiary in its discretion shall deem proper.

    (ii) The mention in a financing statement filed in the records normally pertaining to personal property of any portion of the Trust Property shall not derogate from or impair in any manner the intention of this Deed of Trust. Beneficiary hereby declares that all items of Collateral are part of the real property encumbered hereby to the fullest extent permitted by law, regardless of whether any such item is physically attached to the Improvements or whether serial numbers are used for the better identification of certain items. Specifically, the mention in any such financing statement of any items included in the Trust

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Property shall not be construed to alter, impair or impugn any rights of Beneficiary as determined by this Deed of Trust or the priority of Beneficiary's lien upon and security interest in the Trust Property in the event that notice of Beneficiary's priority of interest as to any portion of the Trust Property is required to be filed in accordance with the UCC to be effective against or take priority over the interest of any particular class of persons, including the federal government or any subdivision or instrumentality thereof.

    (b) Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Beneficiary, as secured party, in connection with the Collateral covered by this Deed of Trust.

    Section 18.15. Actions and Proceedings. Beneficiary has the right to appear in and defend any action or proceeding brought with respect to the Trust Property in its own name or, if required by Legal Requirements or, if in Beneficiary's reasonable judgment, it is necessary, in the name and on behalf of Grantor, which Beneficiary believes will adversely affect the Trust Property or this Deed of Trust and to bring any action or proceedings in its name which Beneficiary, in its discretion, decides should be brought to protect its interest in the Trust Property.

    Section 18.16.  Usury Laws.  This Deed of Trust, the Note and the other
Loan Documents are subject to the express condition, and it is the expressed intent of the parties, that at no time shall Grantor be obligated or required to pay interest at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Grantor is permitted by law to contract or agree to pay. If by the terms of this Deed of Trust, the Note or any other Loan Document, Grantor is at any time required or obligated to pay interest at a rate in excess of such maximum rate, such rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note.

    Section 18.17. Remedies of Grantor. In the event that a claim or adjudication is made that Beneficiary has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Deed of Trust or the Loan Documents, it has an obligation to act reasonably or promptly, Beneficiary shall not be liable for any monetary damages, and Grantor's remedies shall be limited to injunctive relief or declaratory judgment.

    Section 18.18. Offsets, Counterclaims and Defenses. Any assignee of this Deed of Trust, the Assignment and the Note shall

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take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Note, the Assignment or this Deed of Trust which Grantor may otherwise have against any assignor of this Deed of Trust, the Assignment and the Note and no such unrelated counterclaim or defense shall be interposed or asserted by Grantor in any action or proceeding brought by any such assignee upon this Deed of Trust, the Assignment or the Note and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Grantor.

    Section 18.19. No Merger. If Grantor's and Beneficiary's estates become the same including, without limitation, upon the delivery of a deed by Grantor in lieu of a foreclosure sale, or upon a purchase of the Trust Property by Beneficiary in a foreclosure sale, this Deed of Trust and the lien created hereby shall not be destroyed or terminated by the application of the doctrine of merger and in such event Beneficiary shall continue to have and enjoy all of the rights and privileges of Beneficiary as to the separate estates; and, as a consequence thereof, upon the foreclosure of the lien created by this Deed of Trust, any Leases or subleases then existing and created by Grantor shall not be destroyed or terminated by application of the law of merger or as a result of such foreclosure unless Beneficiary or any purchaser at any such foreclosure sale shall so elect. No act by or on behalf of Beneficiary or any such purchaser shall constitute a termination of any Lease or sublease unless Beneficiary or such purchaser shall give written notice thereof to such lessee or sublessee.

    Section 18.20. Restoration of Rights. In case Beneficiary shall have proceeded to enforce any right under this Deed of Trust by foreclosure sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, in every such case, Grantor and Beneficiary shall be restored to their former positions and rights hereunder with respect to the Trust Property subject to the lien hereof.

    Section 18.21. Waiver of Statute of Limitations. The pleadings of any statute of limitations as a defense to any and all obligations secured by this Deed of Trust are hereby waived to the fullest extent permitted by law.

    Section 18.22. Advances. This Deed of Trust shall cover any and all advances made pursuant to the Loan Documents, rearrangements and renewals of the Debt and all extensions in the time of payment thereof, even though such advances, extensions or renewals be evidenced by new promissory notes or other instruments hereafter executed and irrespective of whether filed or recorded. Likewise, the execution of this Deed of Trust shall not impair or affect any other security which may be given to secure the payment of the Debt, and all such additional security shall be considered

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as cumulative.  The taking of additional security, execution of partial releases of the security, or any extension of time of payment of the Debt shall not diminish the force, effect or lien of this Deed of Trust and shall not affect or impair the liability of Grantor and shall not affect or impair the liability of any maker, surety, or endorser for the payment of the Debt.

    Section 18.23. Application of Default Rate Not a Waiver. Application of the Default Rate shall not be deemed to constitute a waiver of any Default or Event of Default or any rights or remedies of Beneficiary under this Deed of Trust, any other Loan Document or applicable Legal Requirements, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate may be invoked.

    Section 18.24. Intervening Lien. To the fullest extent permitted by law, any agreement hereafter made pursuant to this Deed of Trust shall be superior to the rights of the holder of any intervening lien.

    Section 18.25. No Joint Venture or Partnership. Grantor and Beneficiary intend that the relationship created hereunder be solely that of grantor and beneficiary or borrower and lender as the case may be. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Grantor and Beneficiary nor to grant Beneficiary any interest in the Trust Property other than that of beneficiary or lender.

    Section 18.26. Time of the Essence. Time shall be of the essence in the performance of all obligations of Grantor hereunder.

    Section 18.27. Grantor's Obligations Absolute. Grantor acknowledges that Beneficiary and/or certain Affiliates of Beneficiary are engaged in the business of financing, owning, operating, leasing, managing, and brokering real estate and in other business ventures which may be viewed as adverse to or competitive with the business, prospect, profits, operations or condition (financial or otherwise) of Grantor. Except as set forth to the contrary in the Loan Documents, all sums payable by Grantor hereunder shall be paid without notice or demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Grantor hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any Taking of the Trust Property or any portion thereof or any other Cross-collateralized Property; (b) any restriction or prevention of or interference with any use of the Trust Property or any portion thereof or any other Cross-collateralized Property; (c) any title defect or encumbrance or any eviction from the Premises or any portion thereof by title paramount or otherwise; (d) any bankruptcy

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proceeding relating to Grantor, any General Partner, or any guarantor or indemnitor, or any action taken with respect to this Deed of Trust or any other Loan Document by any trustee or receiver of Grantor or any other Cross-collateralized Borrower or any General Partner, guarantor or indemnitor, or by any court, in any such proceeding; (e) any claim which Grantor or any other Cross-collateralized Borrower has or might have against Beneficiary; (f) any default or failure on the part of Beneficiary or any other Cross-collateralized Borrower to perform or comply with any of the terms hereof or of any other agreement with Grantor; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Grantor shall have notice or knowledge of any of the foregoing.

    Section 18.28. Publicity. (a) All promotional news releases, publicity or advertising by Manager, Grantor or their respective Affiliates through any media intended to reach the general public shall not refer to the Loan Documents or the financing evidenced by the Loan Documents, or to Beneficiary or to Nomura Securities International, Inc. ("Nomura") or to NACC without the prior written approval of Beneficiary or Nomura or NACC, as applicable, in each instance, such approval not to be unreasonably withheld or delayed. Subject to Section 18.28(c) hereof, Beneficiary shall be authorized to provide information relating to the Trust Property, the Loan and matters relating thereto to rating agencies, underwriters, potential securities investors, auditors, regulatory authorities and to any parties which may be entitled to such information by operation of law and Grantor and its Affiliates shall be authorized to provide such information to auditors, regulatory authorities and to any parties which may be entitled by law to such information.

    (b) No promotional news releases, publicity or advertising by Beneficiary or its Affiliates through any media intended to reach the general public shall refer to PRLP or any of its Affiliates without the prior written approval of PRLP, such approval not to be unreasonably withheld or delayed.

    (c) Beneficiary shall keep, and shall use good faith efforts to cause the Rating Agencies to keep rent rolls, per square foot sales figures and information provided pursuant to Section 2.09(f) which Grantor, in its reasonable discretion, deems in writing to be proprietary in nature (collectively, the "Confidential Information") confidential, provided, however, that nothing herein shall be deemed to prohibit (x) the Rating Agencies from including summary statements, conclusions or analysis based on the Confidential Information in reports they prepare and distribute with respect to the Loan or
(y) distribution of the Confidential Information to the Rating Agencies, underwriters, auditors, regulatory authorities or any Parties which may be entitled by law to such information, or (z) distribution of the Confidential Information as provided below. Information provided by Grantor to

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Beneficiary will be available to the holders of any certificates issued in connection with a Securitization; provided, however, as long as the Aggregate Debt Service Coverage equals or exceeds 1.25 and no Event of Default has occurred, the Confidential Information will be available only to any private holder of such certificates that signs a confidentiality agreement. If the Aggregate Debt Service Coverage is less than 1.25 or an Event of Default has occurred, no separate confidentiality agreement will be required but the first page of any such Information shall contain a legend stating that the Information contains economic, commercial and financial information which is confidential and/or proprietary in nature to Grantor and its affiliates and that the recipients of the Information (i) shall not disclose the contents of the Information to any third party and (ii) shall use the Information solely in connection with their ownership of any certificates issued in connection with a Securitization. If, however, Grantor deposits with Beneficiary Federal Obligations the payment from which will increase the Aggregate Debt Service Coverage to 1.25 when recalculated with an adjustment to Operating Income to include as income the payments to be made from the Federal Obligations for the next succeeding 12-month period the requirement for a separate confidentiality agreement shall be reinstated.

    Section 18.29. Brokers and Financial Advisors. Grantor and Beneficiary hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Deed of Trust except for Nomura and NACC (collectively, the "Advisors"). Grantor and Beneficiary hereby agree to indemnify and hold the other harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person (other than the Advisors) that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein. The provisions of this Section 18.29 shall survive the expiration and termination of this Deed of Trust and the repayment of the Debt.

    Section 18.30. No Waiver. The failure of Beneficiary to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Deed of Trust.

    Section 18.31. Non-Recourse Loan. Notwithstanding anything to the contrary contained in this Deed of Trust, the obligations of Grantor hereunder shall be non-recourse except as otherwise provided in Section 4.04 of the Note, the terms of which are incorporated herein by reference, as if fully set forth herein.

    Section 18.32. Release After Payment of Debt. Upon payment in full of the Debt, Beneficiary shall (a) deliver to Grantor a release, satisfaction or reconveyance of this Deed of Trust, in form appropriate for recording in the State, (b) notify the Property Collection Account Bank that the requirement for the

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automatic transfer of funds to the Cash Collateral Account is terminated and direct the bank or banks in which the Property Collection Account and the Cash Collateral Account are maintained to transfer any balances remaining in such accounts to Grantor and (c) return and release any other Collateral or funds then held by or for the account of Beneficiary.

    Section 18.33. Arbitration. (a) Except as set forth in Section 18.33(b) hereof, in each case specified in this Deed of Trust in which it shall become necessary pursuant to the terms of this Deed of Trust to resort to arbitration, such arbitration shall be determined as provided in this Section 18.33(a). The party desiring such arbitration shall give written notice to that effect to the other party and an arbitrator shall be selected by mutual agreement of the parties, or if they cannot agree within thirty (30) days of such notice, by appointment made by the American Arbitration Association ("AAA") from among the members of its panels who are qualified and who have experience in resolving matters of a nature similar to the matter to be resolved by arbitration.

    (b) In each case specified in this Deed of Trust for a matter to be submitted to arbitration pursuant to the provisions of this Section 18.33(b), Beneficiary shall be entitled to designate any so-called "Big Six" firm of independent certified public accountants of which Beneficiary or an Affiliate of Beneficiary is not a significant client to serve as arbitrator of such dispute within fifteen (15) days after written demand for arbitration is received or sent by Beneficiary. In the event Beneficiary fails to make such designation within such fifteen (15) day period, Grantor shall be entitled to designate any nationally recognized accounting firm of which Grantor or an Affiliate of Grantor is not a significant client to serve as arbitrator of such dispute within fifteen (15) days after Beneficiary fails to timely make such designation. In the event no nationally recognized accounting firm satisfying such qualifications is available and willing to serve as arbitrator, the arbitration shall instead be administered as set forth in Section 18.33(a) hereof.

    (c) In any arbitration commenced pursuant to Sections 18.33(a) or 18.33(b) hereof, a single arbitrator shall be designated and shall resolve the dispute. The arbitrator's decision shall be binding on all parties and shall not be subject to further review or appeal except as otherwise allowed by applicable law. To the maximum extent practicable, the arbitrator and the parties, and the AAA, if applicable, shall take any action necessary to insure that the arbitration shall be concluded within ninety (90) days of the filing of such dispute. The fees and expenses of the arbitrator shall be shared equally by Beneficiary and Grantor. Unless otherwise agreed in writing by the parties or selected by the arbitrator or AAA, if applicable, arbitration proceedings hereunder shall be conducted in the State of New York.

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Notwithstanding formal rules of evidence, each party may submit such evidence as each party deems appropriate to support its position and the arbitrator shall have access to and the right to examine all books and records of Grantor regarding the Trust Property during the arbitration.

    Section 18.34. Funding of Additional Sums. In the event that (a) Grantor delivers to Beneficiary on or before November 15, 1996 (i) appraisals, environmental reports, engineering reports, operating statements, proof of zoning, title insurance, evidence of casualty and liability insurance, opinion of counsel, surveys, tenant estoppel certificates, and leases relating to the factory outlet centers more particularly described as items (17) through (19) on Exhibit H attached hereto and made a part hereof (such factory outlet centers hereinafter referred to as the "NP Properties") and (ii) such other items as Beneficiary may require in its sole and absolute discretion, all of which are in form and substance and prepared by Persons acceptable to Beneficiary in its sole and absolute discretion, (b) Affiliates of Grantor which are Single Purpose Entities acquire the NP Properties on or before November 15, 1996, (c) the owners of the NP Properties grant a first mortgage lien to Beneficiary on the NP Properties pursuant to mortgages or deeds of trust substantially in the same form as this Deed of Trust and the Cross-collateralized Borrowers and the owner of the NP Properties enter into such modifications of the Loan Documents as Beneficiary may in its sole and absolute discretion require on or before November 15, 1996 and (d) Beneficiary in its sole and absolute discretion decides to advance funds to the Cross-collateralized Borrowers to acquire the NP Properties, Beneficiary may, prior to November 15, 1996, advance a sum up to the NP Funding Amount to the Cross-collateralized Borrowers to be used to acquire the NP Properties and such sum shall be deemed a part of the Loan Amount and shall be secured by this Deed of Trust.

    Section 18.35. Concerning the Deed Trustee. Deed Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Deed Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Deed Trustee's reasonable satisfaction. Deed Trustee, by acceptance of this Deed of Trust, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Deed Trustee in accordance with the terms hereof. Deed Trustee may resign at any time by written instrument to that effect delivered to Beneficiary. Beneficiary may remove Deed Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Deed Trustee, or in its sole discretion for any reason whatsoever Beneficiary may, without notice and without specifying any reasons

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therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Deed of Trust is recorded, and all powers, rights, duties and authority of Deed Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Deed Trustee hereunder unless required by Beneficiary. The procedure provided for in this Section 18.35 for substitution of Deed Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

    Section 18.36 . Deed Trustee's Fees. Grantor shall pay all costs, fees and expenses incurred by Deed Trustee and Deed Trustee's agents and counsel in connection with the performance by Deed Trustee of Deed Trustee's duties hereunder, and all such costs, fees and expenses shall be secured by this Deed of Trust.

    Section 18.37. Certain Matters Relating to Trust Property Located in Colorado. With respect to the Trust Property which is located in the State of Colorado, notwithstanding anything contained herein to the contrary:

    (a) The Deed Trustee named herein is the Public Trustee of County in which the Premises is located, who is a public official of such county created pursuant to C.R.S. Section 38-37-101. Therefore, certain provisions of this Deed of Trust, including those relating to the removal and substitution of the Deed Trustee, the fees to be charged by the Deed Trustee, the powers and rights of the Deed Trustee, and procedural requirements to be followed by the Deed Trustee are each subject to applicable provisions of Colorado law.

    (b) Upon the occurrence and during the continuance of any Event of Default, Beneficiary may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Trust Property or any part thereof or interest therein, including, but not limited to, the following actions, at such time and in such order as Beneficiary may determine without impairing or otherwise affecting the other rights and remedies of Beneficiary:

         (i) Declare a violation hereof and elect to advertise the Trust Property for sale and demand such sale. Then upon Beneficiary's filing notice of such election and demand for sale with the Deed Trustee (who shall upon receipt of such notice of election and demand for sale cause a copy of the same to be recorded in the office of the Clerk and Recorder of the County in which the Premises is located), it shall and may be lawful for said Deed Trustee to sell and dispose of the Trust Property (en masse or in separate parcels, as Beneficiary may designate) and all the right, title, and interest of Grantor, its successors and assigns therein, at public auction at the main entrance to the County Building in

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    and for said County in which the Premises is located, or on the Trust
    Property, or any part thereof, or such other place as may be authorized or permitted by law, all as may be specified in the notice of such sale, for the highest and best price the same will bring in cash, four weeks, public notice having been previously given of the time and place of such sale, by advertisement weekly in some newspaper of general circulation at that time published in the County in which the Premises is located. A copy of such notice of sale shall be given to Grantor at its address given herein, and to such person or persons appearing to have acquired a subsequent record interest in the Trust Property at the address given in the recorded instrument evidencing such interest, any such notice to be given in accordance with applicable law; provided, that where only the county and state are given as the address, such notice shall be mailed to the county seat. The Deed Trustee shall then make and give to the purchaser or purchasers of such Trust Property at such sale a certificate or certificates in writing describing such Trust Property purchased, and the sum or sums paid therefor, and the time when the purchaser or purchasers (or other persons entitled thereto) shall be entitled to a deed or deeds therefor, unless the same shall be redeemed as provided by law, and said Deed Trustee shall, upon demand by the person or persons holding the said certificate or certificates of purchase, when said demand is made, or upon demand by the person entitled to a deed to and for the Trust Property purchased, at the time such demand is made (the time for redemption having expired) make and execute to such person or persons a deed or deeds to the said Trust Property purchased, which said deed or deeds shall be in the ordinary form of a conveyance, and shall be signed, acknowledged, and delivered by the Deed Trustee, as grantor, and shall convey and quitclaim to such person or persons entitled to such deed, as grantee, the said Trust Property purchased as aforesaid, and all the right, title, interest, benefit, and equity of redemption of Grantor, its successors and assigns therein, and shall recite the sum or sums for which the said Trust Property was sold and shall refer to the power of sale herein contained, and to the sale or sales made by virtue thereof.

         In case of an assignment of such certificate or certificates of purchase or in the case of redemption of such Trust Property by a subsequent encumbrancer, such assignment or redemption shall also be referred to in such deed or deeds, but the notice of sale need not be set out in such deed or deeds. The Deed Trustee shall, out of the proceeds or avails of such sale, after first paying and retaining all fees, charges, and costs of making said sale, apply the remaining proceeds of the sale first to Beneficiary for the payment of all moneys advanced by Beneficiary for insurance, repairs, appraisals, maintenance, inspection and testing fees,

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    receivers' and management fees, leasing and sales commissions, advertising costs and expenses, taxes and assessments, environmental audits, environmental studies and reports, environmental tests and remediation costs, surveys, engineering studies and reports, engineering fees and expenses, soils tests, space planning costs and expenses, contractors' fees, expert witness fees and expenses, copying charges, costs for title searches and examinations, title insurance premiums and expenses, filing and recording fees, all costs, fees and expenses incurred by Beneficiary to maintain, preserve and protect the Trust Property, reasonable legal fees, and any other costs or fees authorized in the Loan Agreement or by statute, with interest thereon from the date incurred until paid, and then to Beneficiary for the payment of the Debt in such manner and order of priority as Beneficiary shall elect in its sole and absolute discretion, rendering the overplus, if any, unto Grantor or its successor or assigns. Such sale or sales and said deed or deeds so made shall be a perpetual bar, both in law and equity, against Grantor and its successors and assigns, and all other persons claiming the said Trust Property, or any part thereof, by, through, from, or under Grantor. The holder of the Note may purchase the Trust Property or any part thereof. It shall not be obligatory upon the purchaser or purchasers at any such sale to see to the application of the purchase money. Nothing herein dealing with foreclosure procedures or specifying particular actions to be taken by Beneficiary or by the Deed Trustee shall be deemed to contradict or add to the requirements and procedures (now or hereafter existing) of Colorado law applicable to this Deed of Trust at the time of foreclosure, and any such conflict or inconsistency shall be resolved in favor of Colorado law;

         (ii) Pay any sums in any form or manner deemed expedient by Beneficiary to protect the security of this instrument or to cure any Event of Default; make any payment herein authorized to be made according to any bill, statement, or estimate furnished or procured from the appropriate public officer or other party claiming payment without inquiry into the accuracy or validity thereof, and the receipt of any such public officer or party in the hands of Beneficiary shall be conclusive proof of the right of Beneficiary to make such payment (whether or not the validity or amount thereof be ultimately determined as false or incorrect), and Beneficiary shall have no liability for payments so made. All amounts so paid, with interest thereon from the date incurred until paid shall be added to and become a part of the Debt and be immediately due and payable to Beneficiary; and

         (iii) Declare the Debt, including all monies advanced by Beneficiary under the terms hereof, to be due and payable.

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    Section 18.38.  Certain Matters Relating to Trust Property Located in
Mississippi. With respect to the Trust Property located in the State of Mississippi, notwithstanding anything contained herein to the contrary:

         (a) Grantor acknowledges and agrees that (i) this Deed of Trust shall secure all additional or future advances and readvances of principal under the Note, and (ii) the Debt evidenced by the Note and secured by this Deed of Trust shall be used primarily for business, commercial or agricultural purposes. Grantor waives the provisions of Section 89-1-55 of the Mississippi Code of 1972, or laws amendatory thereof, if any, so far as the same restricts the right of the Deed Trustee to offer at sale more than one hundred sixty (160) acres at a time, and the Deed Trustee may offer the Premises as a whole, regardless of the manner in which the Premises may be described. For purposes of the provisions of Section 89-1-19 of the Mississippi Code of 1972, or laws amendatory thereof, the stated maturity date of the Note on the date hereof is November 11, 2026.

    Section 18.39. Certain Matters Relating to Trust Property Located in Missouri. With respect to the Trust Property located in the State of Missouri, notwithstanding anything contained herein to the contrary:

         (a) FUTURE ADVANCES ARE SECURED HEREBY PURSUANT TO SECTION 443.055 OF THE REVISED STATUTES OF MISSOURI TO THE MAXIMUM FACE AMOUNT OUTSTANDING AT ANY TIME OF $900,000,000.

         (b) In the event any foreclosure advertisement is running or has run at the time of such appointment of a successor Deed Trustee, the successor Deed Trustee may, to the extent permitted by applicable law, consummate the advertised sale without the necessity of republishing such advertisement.

         (c) Upon the occurrence of an Event of Default, the Deed Trustee shall, at the request of Beneficiary, proceed to sell the Trust Property as one parcel in its entirety or any part thereof, either in mass or in parcels, at the absolute discretion of Deed Trustee, at public vendue, to the highest bidder for cash at the door of the Court House or other location then customarily employed for that purpose in the county (or city) where the Trust Property is located, first giving notice of the time and place of sale, and a description of the property to be sold, by advertisement published and as is provided by the laws of the State of Missouri then in effect, and upon sale shall execute and deliver a deed of conveyance of the property sold to the purchaser or purchasers thereof, and any statement or recital of fact in such deed, in relation to the non-payment of the money hereby secured to be paid, existence of the indebtedness so secured, notice of advertisement, sale and receipt of the proceeds of sale, shall be presumptive evidence of the truth of such statements or recital.

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The power of sale hereunder shall not be exhausted by any one or more such sales (or attempts to sell) as to all or any portion of the Trust Property remaining unsold, but shall continue unimpaired until all of the Trust Property has been sold or the Note and all other indebtedness of Grantor to Beneficiary secured hereby shall have been paid in full.

         (d) The Deed Trustee may sell and convey the Trust Property under the power aforesaid, although the Deed Trustee has been, may now be or may hereafter be attorney or agent of the Beneficiary in respect to the loan made by Beneficiary evidenced by the Note or this Deed of Trust or in respect to any matter of business whatsoever.

         (e) The Deed Trustee hereby lets the Trust Property to the Grantor until a sale be had under the foregoing provisions, upon the following terms and conditions, such letting being to-wit: The Grantor and every and all persons claiming or possessing the Trust Property, or any part thereof, by, through or under Grantor shall pay rent therefor during said term at the rate of one cent (1CENTS) per month, payable monthly upon demand, and shall surrender immediate peaceable possession of said premises, to the purchaser thereof, under such sale, without notice or demand therefor. Should possession not be surrendered as provided for herein the purchaser shall be entitled to institute proceedings for possession as aforesaid.

         (f) The following notice is provided pursuant to Section 432.045 of the Missouri Revised Statutes:

         Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect you (borrower) and us (lender) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this Deed of Trust, which is the complete and exclusive statement of the agreement between the parties hereto, except as we may later agree in writing to modify it.

         (g) In the event any person legally entitled thereto shall at any time deliver or cause to be delivered to the Beneficiary a notice pursuant to subsection 6 or 8 of Section 443.055 of the Missouri Revised Statutes electing to terminate the operation of this Deed of Trust as security for future advances or future obligations made or incurred after the date of such notice, then upon receipt of such notice Beneficiary shall have no further obligation under the Note, this Deed of Trust or otherwise to advance monies to or for the account of Grantor, notwithstanding anything in the Note or this Deed of Trust to the contrary. Moreover, any request by Trustor for an advance under the Note or

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hereunder shall constitute a certification that no such notice of lien termination has been given.

    Section 18.40. Certain Matters Relating to Trust Property Located in the State of Nebraska.

    With respect to the Trust Property which is located in the State of Nebraska, notwithstanding anything contained herein to the contrary:

         (a) Future Advances. Upon request of Trustor, Beneficiary, at Beneficiary's option, prior to reconveyance of the Trust Property to the Trustor, may make future advances to Trustor. Such future advances, with interest thereon, shall be secured by this Deed of Trust whether or not evidenced by a promissory note or promissory notes stating that the note or notes are secured hereby; providing that at no time shall the secured principal and future advances, not including sums advanced to protect the security, exceed one hundred percent (100%) of the original principal amount secured hereby.

    If Trustor fails to perform the covenants and agreements herein contained, Beneficiary may do and pay for whatever is necessary to protect the value of the Trust Property and Beneficiary's right in the Trust Property, including, but not limited to, the payment of any sums secured by a lien which has priority over this security instrument, court appearances, payment of attorney's fees, and entering the Trust Property to make repairs. Any amount disbursed by Beneficiary under this Section shall become an additional debt of Trustor secured by this Deed of Trust to bear interest from the date of disbursement; and said amount shall bear interest at the highest lawful rate until refunded by Trustor.

    (b) Notice. Grantor requests copies of any notice of default and notice of sale hereunder be sent to Grantor at its address first set forth above.

    (c) Acceleration and Power of Sale. Upon Grantor's breach of any covenant or agreement of Grantor in this Deed of Trust, including, but not limited to, the covenants to pay when due any sums secured by this Deed of Trust, Beneficiary, at Beneficiary's option, may declare all of the sums secured by this Deed of Trust to be immediately due and payable without further demand, and may invoke the power of sale and other remedies permitted by applicable law or provided herein. Beneficiary shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including, but not limited to, reasonable attorneys' fees and costs of documentary evidence, abstracts and title reports.

    If Beneficiary invokes the power of sale, Beneficiary shall execute or cause Deed Trustee to execute a written notice of the

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occurrence of an event of default and of Beneficiary's election to cause the Trust Property to be sold and shall cause such notice to be recorded in each county in which the Trust Property or some part thereof is located. Deed Trustee shall give notice of default and notice of sale and shall sell the Trust Property according to applicable law. Deed Trustee may sell the Trust Property at the time and place and under the terms designated in the notice of sale in one or more parcels and in such order as Deed Trustee may determine. Deed Trustee may postpone sale of all or any parcel of the Trust Property by public announcement at the time and place of any previously scheduled sale and in accordance with applicable law. Beneficiary or Beneficiary's designee may purchase the property at any sale.

    The Deed Trustee shall deliver to the purchaser a Deed Trustee's Deed upon sale conveying the Trust Property so sold without any covenant or warranty, expressed or implied. The recitals in the Deed Trustee's Deed shall be prima facie evidence of the truth of the statements made therein. The Deed Trustee shall apply the proceeds of the sale in the following order: (i) to all costs and expenses of the sale, including, but not limited to, Deed Trustee's and attorney's fees and costs of title evidence; (ii) to all sums secured by this Deed of Trust in such order as Beneficiary, in Beneficiary's sole discretion, directs; and (iii) the excess, if any, to the person or persons legally entitled thereto.

    (d) Foreclosure as Mortgage. This Deed of Trust shall be effective as a mortgage as well as a deed of trust and may be foreclosed as a deed of trust or a mortgage as to any of the Trust Property in any manner permitted by the laws of the State of Nebraska.

    (e) Receiver. In addition to all other remedies herein provided, Beneficiary shall, as a matter of right, be entitled to an ex parte appointment of a receiver or receivers without notice, notice being hereby expressly waived, for all or any part of the Trust Property without regard to the value of the Trust Property or the solvency of any person or persons liable for the payment of the Note and Grantor does hereby consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment, and agrees not to oppose any application therefor by Beneficiary, but nothing herein is to be construed to deprive Beneficiary of any other right, remedy or privilege it may now have under the law to have a receiver appointed; provided, however, that the appointment of such receiver, trustee, or other appointee by virtue of any court order, statute, or regulation shall not impair or in any manner prejudice the rights of Beneficiary to receive payment of the rents and income. Any money advanced by Beneficiary in connection with any such receivership shall be a part of the indebtedness secured hereby and shall be payable by Grantor to Beneficiary as provided in this Deed of Trust. The receiver or its

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agents shall be entitled to enter upon and take possession of any and all of the Trust Property. The receiver, personally or through its agents or attorneys, may exclude Grantor and its agents, servants, and employees wholly from the Trust Property, and have, hold, use, operate, manage, and control the same and each and every part thereof, and keep insured the properties, equipment, and apparatus provided or required for use in connection with the business or businesses operated on the Trust Property, and make all such useful alterations, additions, betterments, and improvements as the receiver may deem judicious. Such receivership shall, at the option of Beneficiary, continue until full payment of all sums hereby secured, or until title to the Trust Property shall have passed by foreclosure sale under this Deed of Trust and the period of redemption, if any, shall have expired.

    Section 18.41. Certain Matters Relating to Trust Property Located in the State of North Carolina. With respect to the Trust Property which is located in the State of North Carolina, notwithstanding anything contained herein to the contrary:

    (a) Foreclosure and Application of Sale Proceeds. (i) Foreclosure and Sale. Upon the occurrence of an Event of Default, Beneficiary may notify Deed Trustee to exercise the power of sale granted hereunder and upon such notification it shall be lawful for and the duty of Deed Trustee and Deed Trustee is hereby authorized and empowered to expose to sale and to sell the Trust Property or any part thereof at public sale to the highest bidder for cash, after having first complied with all applicable requirements of North Carolina law with respect to the exercise of powers of sale contained in Deeds of Trust and upon such sale, Deed Trustee shall convey title to the portion of the Trust Property so sold to the purchaser in fee simple. Grantor agrees that in the event of a sale hereunder, Beneficiary shall have the right to bid at such sale. Deed Trustee may require the successful bidder at any sale to deposit immediately with Deed Trustee cash or certified check in an amount up to five percent (5%) of the bid up to and including $750.00, provided that notice of such requirement is contained in the advertisement of the sale. The bid may be rejected if the deposit is not immediately made and thereupon the next highest bidder may be declared to be the purchaser. Such deposit shall be refunded in case a resale is had; otherwise it shall be applied to the purchase price. If personal property is sold hereunder, it need not be at the place of sale. The published notice, however, shall state the time and place where such personal property may be inspected prior to sale. The Trust Property may be sold in such parcels or lots as Deed Trustee may determine and the Trust Property may be sold at one sale or in multiple sales as determined by Deed Trustee. The exercise of the power of sale hereunder by Deed Trustee on one or more occasions shall not be deemed to extinguish the power of sale which power of sale shall continue in full force and effect until all of the Trust Property shall have been finally sold and properly conveyed to the purchasers at the

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sales.  Deed Trustee's commission shall be five percent (5%) of the gross proceeds of the sale for a completed foreclosure. In the event foreclosure is commenced, but not completed, Grantor shall pay all expenses incurred by Deed Trustee, including reasonable attorneys' fees, and a partial Deed Trustee's commission computed on five percent (5%) of the outstanding Debt in accordance with the following schedule: one-fourth (1/4th) thereof before Deed Trustee files a notice of hearing on the right to foreclose; one-quarter (1/4) thereof after filing of said notice; one-quarter (1/4th) thereof after such hearing; and the full commission after the initial sale.

    (ii) Application of Sale Proceeds and Rents. After any foreclosure sale of the Trust Property or a portion thereof, Deed Trustee shall receive the proceeds of sale. No purchaser shall be required to see to the application of the proceeds and Deed Trustee shall apply the proceeds of the sale and any other sums which then may be held by the Deed Trustee under this Deed of Trust in accordance with the terms of Section 13.02(b) hereof subject to the provisions of North Carolina General Statute Section 45-21.31.

    (b) Appointment of Substitute Deed Trustee. The Beneficiary shall at any time have the irrevocable right to remove Deed Trustee herein named without notice or cause and to appoint his or its successor by an instrument in writing, duly acknowledged, in such form as to entitle such written instrument to be recorded in the State, and in the event of the death or resignation of Deed Trustee herein named, Beneficiary shall have the right to appoint his or its successor by such written instrument. Any Deed Trustee so appointed shall be vested with the title to the Trust Property, and shall possess all the powers, duties and obligations herein conferred on Deed Trustee in the same manner and to the same extent as though he or it were named herein as Deed Trustee.

    (c) Security Agreement. This Deed of Trust shall constitute a security agreement pursuant to the Uniform Commercial Code for any items constituting a part of the Trust Property which, under applicable law, may be subjected to a security interest pursuant to the UCC, and Grantor hereby grants Beneficiary a security interest in such items. Grantor agrees that Beneficiary may file this Deed of Trust, or a reproduction thereof, in the real estate records of other appropriate index, as a financing statement for any of such items including, without limitation, those items which are, or are to become fixtures with respect to the Land. In addition, Grantor agrees to execute and deliver to Beneficiary, upon its request, any financing statements, as well as extensions, renewals and amendments thereof, as Beneficiary may require to perfect a security interest with respect to such items. Grantor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof. Without the prior written consent of Beneficiary, Grantor shall not create or suffer to be created pursuant to the UCC any other security interest in

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items constituting a part of the Trust Property, including
replacements and additions thereto except as otherwise expressly set forth in the Loan Documents. Upon the occurrence of an Event of Default, Beneficiary shall have the remedies of a secured party under the UCC. In exercising any of said remedies, Beneficiary may proceed against the items of real property and any items of personal property specified above as part of the Trust Property separately or together and in any order whatsoever, without in anyway affecting the availability of Beneficiary's remedies under the UCC or of the remedies provided herein. THE COLLATERAL IS OR INCLUDES FIXTURES.

    (d) Future Advances. This Deed of Trust secures all present and future loan disbursements made by the Beneficiary under the Note, and all other present and future obligations from time to time owing to the Beneficiary by the Grantor under the Loan Documents. The amount of the present obligations secured hereby is THREE HUNDRED NINETY-ONE MILLION FIVE HUNDRED THOUSAND and No/100 Dollars ($391,500,000.00), and the maximum principal amount, including present and future obligations, which may be secured hereby at any one time is NINE HUNDRED MILLION and No/100 Dollars ($900,000,000), plus interest, costs and advances made by the Beneficiary to protect or preserve the Premises or the lien of this Deed of Trust, or for taxes, assessments or insurance premiums as herein provided. The time period within which such future disbursements are to be made and other obligations are to be incurred is the period between the date hereof and the date FIFTEEN (15) YEARS from the date hereof. Disbursements secured hereby shall not be required to be evidenced by a "written instrument or notation" as described in Section 45-68(2) of the North Carolina General Statutes, it being the intent of the parties that the requirements of Section 45-68(2) for a "written instrument or notation" for each advance shall not be applicable to disbursements made under the Note.

    Section 18.42. Certain Matters Relating to Trust Property Located in the State of Texas. With respect to the Trust Property which is located in the State of Texas, notwithstanding anything contained herein:

         (a) Grantor represents and covenants that no part of the Trust Property forms any part of any property owned, used or claimed by Grantor as a business or residential homestead.

         (b) Beneficiary hereunder may request the Deed Trustee to enforce this Deed of Trust and to sell the Trust Property as an entirety or in parcels, by one sale or by several sales, held at one time or at different times as the Deed Trustee may elect (all rights to a marshalling of the Trust Property, or to a sale in inverse order of alienation, being hereby expressly waived by Grantor), at the place for sale designated from time to time by applicable authorities in the county in which the Trust Property, or a part of the Trust Property, to be sold is situated, each sale to be made on the first Tuesday of a calendar month between the hours of ten o'clock a.m. and four o'clock p.m. (subject to any obligation imposed by applicable law to designate the times during which the sale is to be held) to the highest bidder for cash at public auction, after posting or causing to be posted written or printed notice of the time, place and terms of sale at the door of the Courthouse of said county, for at least twenty-one (21) days before the day of sale (such twenty-one (21) day period commencing on the date of posting), and to execute and deliver to the purchasers at each such sale proper conveyances of the property sold, with general warranty of title binding upon Grantor and the heirs, legal representatives, successors and assigns of Grantor. In addition, the holders of the Debt shall at least twenty-one (21) days preceding the date of sale (such twenty-one (21) day period commencing on the date of posting), (i) file a copy of such notice with the clerk of each county in which the Trust Property is situated and
    (ii) serve written notice of the proposed sale by certified mail on each debtor obligated to pay the Debt according to the records of such holder(s). Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to each debtor at such debtor's most recent address as shown by Beneficiary's records, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. No notice of such sale or sales other than that herein provided for need be given to Grantor or any other person or party. The Deed Trustee shall apply the proceeds arising from each such sale as provided hereinbefore.
    Beneficiary or other holders of the Debt shall have the right to become the purchaser at any sale to the same extent as any other party, being the highest bidder, and in lieu of paying cash may credit the amount of the bid upon the Debt held by Beneficiary or such other holders up to the full amount of the Debt then unpaid. Beneficiary shall not be held liable for any damages in connection with actions taken by Beneficiary or by Deed Trustee hereunder. If a sale under this Deed of Trust is made because of an Event of Default relating to payment of any portion of the Debt, and Beneficiary elects not to accelerate the Debt, the sale may be made subject to the unmatured part of the Debt, and as to the unmatured part of the Debt, this Deed of Trust shall remain in full force and effect. Several sales may be made hereunder without exhausting the power of foreclosure and the power to sell the Trust Property, in whole or in part, for any other part of the Debt whether then matured or subsequently maturing. Grantor shall indemnify Deed Trustee against all liabilities and expenses that he may incur in the performance of his duties under this Deed of Trust.

         (c) Except as expressly otherwise provided in this Deed of Trust, Grantor waives any and all rights of presentment, protest, notice of protest, demand, notice of dishonor, notice of nonpayment, notice of intent to accelerate, notice of acceleration and all other notices. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any moratorium, appraisement, valuation, stay, extension, reinstatement or redemption, and Grantor, for Grantor, Grantor's heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Trust Property, to the extent permitted by applicable law, hereby waives and releases all rights of moratorium, reinstatement, redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the Debt, notice of election to mature or declare due the whole of the Debt and all rights to a marshalling of assets of Grantor, including the Trust Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interest hereby created. Grantor shall not have or assert any right under any statute or rule of law pertaining to the marshalling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatever to defeat, reduce or affect the right of Beneficiary under the terms of this Deed of Trust to a sale of the Trust Property for the collection of the Debt without any prior or different resort for collection, or the right of Beneficiary under the terms of this Deed of Trust to the payment of the Debt out of the proceeds of sale of the Trust Property in preference to every other claimant whatever. Grantor waives any right or remedy which Grantor may have or be able to assert pursuant to Chapter 34 of the Texas Business and Commerce Code, or any other provision of Texas law, pertaining to the rights and remedies of sureties. If any law referred to in this Section and now in force, of which Grantor or Grantor's heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Trust Property might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section.

              TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR HEREBY WAIVES ANY RIGHT TO DETERMINATION OF FAIR MARKET VALUE AND TO AN OFFSET AGAINST ANY DEFICIENCY RESULTING FROM A FORECLOSURE SALE OF THE TRUST PROPERTY (OR ANY PORTION THEREOF) PURSUANT TO SECTION 51.002 OF THE TEXAS PROPERTY CODE (AS AMENDED AND IN EFFECT FROM TIME TO TIME AND/OR ANY SUCCESSOR STATUTE; HEREIN CALLED THE "PROPERTY CODE"), OR PURSUANT TO A JUDICIAL FORECLOSURE INCLUDING, WITHOUT

    LIMITATION, ANY SUCH RIGHTS THAT GRANTOR MAY OTHERWISE HAVE HAD UNDER
    SECTION 51.003 AND/OR SECTION 51.004 OF THE PROPERTY CODE.

         (d) With respect to that portion of the Trust Property constituting collateral subject to the Uniform Commercial Code of the State of Texas, Beneficiary may, at his option, accomplish the sale of such collateral jointly with the sale of the real property pursuant to the Property Code relating to the sale of real estate, or separately by Chapter 9 of the Texas Business and Commerce Code relating to the sale of collateral after default by the debtors (as said section and chapter now exist or may be hereafter amended or succeeded), or by any other present or subsequent articles of enactments relating to same. In the event of a sale of collateral pursuant to Chapter 9 of the Texas Business and Commerce Code, if notice to Grantor of the intended disposition is required by law, such notice shall be decreed commercially reasonable if given to Grantor at least ten (10) calendar days prior to the date of the sale. Nothing contained in this paragraph shall be construed to limit in any way Beneficiary's right to sell the Trust Property by private sale if any court of competent jurisdiction orders the same. At any such sale:

                 (i) whether made under the power herein contained, the aforesaid Section 51.002, the Texas Business and Commerce Code, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Beneficiary to be physically present at, or to have constructive possession of, the Trust Property (Grantor shall deliver to Beneficiary any portion of the Trust Property not actually or constructively possessed by Beneficiary immediately upon demand by Beneficiary) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale;

               (ii) each instrument of conveyance executed by Deed Trustee shall contain a general warranty of title, binding upon Grantor;

              (iii) each and every recital contained in any instrument of conveyance made by Deed Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Note, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor Beneficiary hereunder;

               (iv) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed;

                (v) the receipt by Deed Trustee or such other party or officer making the sale of the full amount of the purchase money shall be sufficient to discharge the purchaser or purchasers from any further obligation for the payment thereof, and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof;

               (vi) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold, and such sale shall be a perpetual bar both at law and in equity, against Grantor and against all other persons claiming or to claim the property sold or to any part thereof by, through or under Grantor; and

              (vii) to the extent and under such circumstances as are permitted by law, Beneficiary may be a purchaser at any such sale.

         (e) The Trust Property may be sold in one or more parcels and in such manner and order as Beneficiary may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

         (f) Subject to the provisions of any written agreement to the contrary, the purchaser at any foreclosure sale hereunder shall become the legal owner of the Trust Property. All occupants (except those which have previously executed a prior written agreement with the purchaser) of the Trust Property or any part thereof shall become tenants at sufferance of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Trust Property, other than the statutory action of forcible detainer in any justice court having jurisdiction over the Trust Property.

         (g) This Deed of Trust shall be a security agreement between Grantor, as the debtor, and Beneficiary, as the secured party, cover the Trust Property constituting personal property or fixtures governed by the Texas Uniform Commercial Code (hereinafter called the "Texas Code"), and Grantor grants to Beneficiary a security interest in such portion of the

    Trust Property. In addition to Beneficiary's other rights hereunder, Beneficiary shall have all rights of a secured party under the Texas Code. Grantor shall execute and deliver to Beneficiary all financing statements that may be required by Beneficiary to establish and maintain the validity and priority of Beneficiary's security interest and Grantor shall bear all costs thereof, including all Uniform Commercial Code searches reasonably required by Beneficiary. If Beneficiary should dispose of any of the Trust Property pursuant to the Texas Code, ten (10) days written notice by Beneficiary to Grantor shall be deemed to be reasonable notice; provided, however, Beneficiary may dispose of such property in accordance with the foreclosure procedures of this Deed of Trust in lieu of proceeding under the Texas Code.

                                      * * * * *

    IN WITNESS WHEREOF, Grantor has duly executed this Deed of Trust the day and year first above written.


                                       FACTORY SHOPS** [LIMITED]**
                                       LIMITED PARTNERSHIP, Grantor


Witnessed By:                          By: Prime Retail, L.P.,
                                       its managing general partner
/s/  Randall Shy
---------------------------
Print Name: Randall Shy

                                       By: Prime Retail, Inc.,
/s/  Lilian Figuerch                       its general partner
----------------------------
Print Name: Lilian Figuerch



                                       By: /s/ Steven S. Gothelf
                                           --------------------------
                                       Name:   Steven S. Gothelf
                                       Title:  Senior Vice President

This Instrument Prepared by:

    Brown & Wood LLP
    One World Trade Center
    New York, New York  10048

STATE OF NEW YORK     :
                      :    SS.  :
COUNTY OF NEW YORK    :


     The foregoing instrument was acknowledged before me this ____ day of October, 1996, by Steven S. Gothelf, as Senior Vice President of Prime Retail, Inc., a Maryland corporation, which corporation is described in and which executed the foregoing instrument in its capacity as the general partner of Prime Retail, L.P., a Delaware limited partnership, which limited partnership is a general partner of Castle Rock Factory Shops Partnership; that the execution of the instrument by Prime Retail, Inc., as general partner of Prime Retail, L.P., as a general partner of Castle Rock Factory Shops Partnership was duly authorized according to the Articles of Incorporation of Prime Retail, Inc.; that Prime Retail, Inc. as general partner, executed the instrument on behalf of Prime Retail, L.P., as a general partner of Castle Rock Factory Shops Partnership pursuant to said authorization; and that the above-named person is personally known to me.


                                       /s/Sandra B. Todd
                                       -----------------------------------
                                       Signature of Notary Public

(Notary Seal)
                                       Sandra B. Todd
                                       -----------------------------------
                                       Print name of Notary Public

                                       I am a Notary Public of the State of
                                       New York, and my commission expires on

                                       August 23, 1997
                                       -----------------------------------

                                       Sandra R. Todd
                                       Notary Public, State of New York
                                       No.

                                   EXHIBIT A

PARCEL A:

LOT 1,
BLOCK 1
CASTLE ROCK FACTORY SHOPS,
COUNTY OF DOUGLAS,
STATE OF COLORADO.


PARCEL B:

LOT 2,
BLOCK 1,
CASTLE ROCK FACTORY SHOPS,
COUNTY OF DOUGLAS,
STATE OF COLORADO.


PARCEL C:

LOT 3,
BLOCK 1,
CASTLE ROCK FACTORY SHOPS,
COUNTY OF DOUGLAS,
STATE OF COLORADO.


PARCEL D:

NONEXCLUSIVE RIGHT, LICENSE AND AGREEMENT TO USE ANY AND ALL ROADWAYS, ENTRANCES, EXITS, SERVICE DRIVES, SIDEWALKS AND COMMON AREAS FOR INGRESS AND EGRESS OF VEHICULAR AND PEDESTRIAN TRAFFIC TO AND FROM ANY AND ALL PARKING AREAS TOGETHER WITH A NONEXCLUSIVE RIGHT, LICENSE AND EASEMENT TO USE FOR AUTOMOBILE PARKING ANY AND ALL PARKING AREAS AS MORE PARTICULARLY DESCRIBED IN RECIPROCAL OPERATING AGREEMENT RECORDED APRIL 24, 1992 IN BOOK 1047 AT PAGE 601,
COUNTY OF DOUGLAS,
STATE OF COLORADO.

                                                                 Castle Rock

                                   EXHIBIT B

                          Initial Sub-Account Deposits
                      Allocable to the Trust Property Etc.

1.  Initial Basic Carrying Costs Deposit:        $340,865.67

2.  Initial Engineering Deposit:                 $ 22,003.00

3.  Initial Cash Collateral Account Deposit
    equals the aggregate of the deposits set
    forth in 1 and 2 above:                      $362,868.67

4.  Initial Capital Expenditure Deposit:         $  6,154.00

5.  Closing DSC when referring to
    Aggregate Debt Service Coverage:             $      1.93

6.  Closing DSC when referring to Debt
    Service Coverage with respect to
    the Mortgaged Property:                      $       2.19

7.  Debt Service Constant:                       $      10.09

                                   EXHIBIT C


                                           Property:___________________________

                                           Location:___________________________

                   Cash Flow Statement for Month of:____________  Year: _______


                                               Current        Year to
                                                Month           Date
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


REVENUE
Net Rental Revenue
Other Revenue                                         ___________   ___________

                            Effective Gross Income

OPERATING EXPENSES
Common Area Expenses
Insurance
Taxes
Marketing
Management Fees
General & Administrative
    (non-recoverable)
Other Operating Expenses


                            Total Operating Expenses  ___________   ___________
                              Net Operating Income

                                                      ___________


                                                                    ___________


CAPITAL EXPENDITURES

                                                      ___________   ___________


                                 Net Cash Flow





-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


Certified By:_____________________________
                                              Name:____________________________

                                             Title:____________________________

                                Management Company:____________________________

                                      EXHIBIT D




                           Required Engineering Work

                                      None

                                   EXHIBIT E


                   Re: [Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing] dated as of ________, 199__ _________________ by ____________ as Grantor, to
                        _____________________________ as Beneficiary (the
                        "Deed of Trust") _______________________ .


Gentlemen:

    This certificate is delivered in accordance with Article V of the Deed of Trust. All capitalized terms not defined herein shall have the meanings described to them in the Deed of Trust.

    To date, the funds deposited into the Cash Collateral Account are not sufficient to fund or pay, to the extent required to be funded or paid, the Debt Service Payment Sub-Account, the Basic Carrying Costs Sub-Account, and the Capital Expenditure Reserve Sub-Account. The amount of the deficiency necessary to fund the Debt Service Payment Sub-Account and the Basic Carrying Costs Sub-Account is ___________ Dollars ($______), and such amount must be deposited into the Cash Collateral Account prior to the next Payment Date or an Event of Default will exist under the Deed of Trust. Additionally, the amount of the deficiency necessary to fund the Capital Expenditure Reserve Sub-Account is _______ Dollars ($______), and such amount must be deposited into the Cash Collateral Account within five (5) days of the date hereof or an Event of Default will exist under the Deed of Trust.


___________________________________.
Beneficiary


                                       _______________________________
                                       Name:

                                  EXHIBIT F

                           FORM OF DIRECTION NOTICE

                           [Letterhead of Landlord]


[Name and Address of Tenant]

Re: _________________ Factory Outlet Center, Unit No.________


Dear Tenant:

    You are hereby directed to make all future payments of rent and other sums due to Landlord under the Lease payable as follows:

Payable To:   [as currently being paid]

Address:      ________________________________________________

              ________________________________________________

              ________________________________________________

    Please take particular care in making the check payable only to the above-mentioned names because only checks made payable to the referenced names will be credited against sums due by you to landlord. Until otherwise advised in writing by Landlord and the above mentioned bank (or its successor), you should continue to make your payments for rent and other sums as directed by the terms of this letter.

    Thank you in advance for your cooperation with this change in payment procedures.

                                       By:___________________________

                                   EXHIBIT G

                           Potential Expansion Spaces


PROJECT
------------------------------------

GROVE CITY IV
GULFPORT IIA
INDIANA IIA
KANSAS CITY II
MAGNOLIA BLUFF IIB
OHIO IIIA
SAN MARCOS FASHION AVE
CASTLE ROCK IV
CORAL ISLE
GULFPORT IIB
INDIANA IIB
OHIO IIIB
SAN MARCOS V
FLORIDA KEYS II
HUNTLEY III
SAN MARCOS VI
GULFCOAST IV
NEBRASKA II

                                   EXHIBIT H

                        Initial Allocated Loan Amounts


                                            Initial Allocated
Cross-collateralized Properties             Loan Amounts
-------------------------------------------------------------------------------

1.  Florida Keys Factory Shops              $13,700,000
    Miami, Florida

2.  Gainesville Factory Shops               $21,000,000
    Gainesville, Texas

3.  Indiana Factory Shops                   $12,500,000
    Daleville, Indiana

4.  Castle Rock Factory Shops               $31,500,000
    Castle Rock, Colorado

5.  Magnolia Bluff Factory Shops            $22,200,000
    McIntosh County, Georgia

6.  Huntley Factory Shops                   $15,600,000
    Huntley, Illinois

7.  Gulfport Factory Shops                  $17,500,000
    Harrison County, Mississippi

8.  Coral Isle Factory Shops                $ 9,500,000
    Marco Island, FL

9.  Gulf Coast Factory Shops                $25,800,000
    Ellenton, FL

10. Nebraska Factory Shops                  $10,300,000
    Gretna, NE

11. Ohio Factory Shops                      $23,250,000
    Jefferson, OH

12. San Marcos Factory Shops                $34,650,000
    San Marcos, TX

13. Triangle Factory Shops                  $ 9,500,000
    Morrisville, NC

14. Grove City Factory Shops                $36,200,000
    Springfield, PA

15. Kansas City Factory Shops               $12,800,000
    Kansas City, MO

16. Loveland Factory Shops                  $23,000,000
    Loveland, CO

17. Coeur d'Alene Factory                   $TBD
    Outlets*
    Coeur d'Alene, Idaho

18. Bend Factory Outlets*                   $TBD
    Bend, Oregon

19. Oak Creek Factory Stores*               $TBD
    Sedona, Arizona



* When and if acquired by an Affiliate of any Cross-collateralized Borrower pursuant to the provisions of Section 18.34 of the Cross-collateralized Mortgages.

                             NOTE TO EXHIBIT 10.31A

                               PRIME RETAIL, INC.

                               December 31, 1996

    The form of Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filings with Nomura Asset Capital Corporation is partial security for the $391,500,000 Promissory Note filed as Exhibit 10.31 herewith. The Promissory Note is secured by sixteen mortgages or deeds of trust which are identical to the form filed herewith except for the mortgagor. As a result, separate exhibits have not been filed herewith for such mortgages as provided by Item 601(a)(4)2. The sixteen mortgagors are as follows:

Castle Rock Factory Shops Partnership
Coral Isle Factory Shops Limited Partnership
Florida Keys Factory Shops Limited Partnership
Gainesville Factory Shops Limited Partnership
Grove City Factory Shops Partnership
Gulf Coast Factory Shops Limited Partnership
Gulfport Factory Shops Limited Partnership
Huntley Factory Shops Limited Partnership
Indianapolis Factory Shops Limited Partnership
Kansas City Factory Shops Limited Partnership
Magnolia Bluff Factory Shops Limited Partnership
Nebraska Crossing Factory Shops Limited Partnership
Ohio Factory Shops Partnership
Loveland Factory Shops Limited Partnership
San Marcos Factory Stores, Ltd.
Triangle Factory Stores Limited Partnership